------------------------------------------------

               COMPLETE APPRAISAL
               OF REAL PROPERTY

               Office Building
               One Orlando Center
               800 North Magnolia Avenue
               Orlando, Florida

               ------------------------------------------------


               IN A SELF-CONTAINED REPORT

               As of September 23,1997



               Prepared For:

               Merrill Lynch
               World Financial Center
               North Tower
               New York, New York 10281-1326



               Prepared By:

               Cushman & Wakefield, Inc.
               Valuation Advisory Services
               51 West 52nd Street, 9th Floor
               New York, New York 10019

                    [LETTERHEAD OF CUSHMAN & WAKEFIELD, INC.]


October 6, 1997


Mr. Edward J. Welch
Director
Investment Banking
Merrill Lynch
Corporate and Institutional Client Group
World Financial Center, 26th Floor
New York, New York 10281-1326

Re:   Complete Appraisal of Real Property
      Office Building
      One Orlando Center
      Orlando, Florida

Dear Mr. Welch:

      In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield, Inc. is pleased to transmit our report estimating the market value of the leased fee estate in the referenced real property, as of September 23,1997.

      As specified in the Letter of Engagement, the value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the report.

This report was prepared for Merrill Lynch and its affiliates (collectively, "Client"). The Client, rating agencies, and certain limited investors involved in the types of securitizations described below may use and rely on the Appraisal Report in its entirety and we will not require an indemnification agreement. Said securitizations may be either of the following two types:

      a) A private placement Rule 144A offering to "qualified institutional buyers", as defined by Rule 144A ("Private Offering") or

      b) If the property appraised will be part of a pool of properties owned by various non affiliated owners which will be the subject of a debt offering ("Pooled Offering").

      In the case of Pooled Offering, Client may accurately disclose the appraised value and the identity of our firm as the firm which prepared the report in the Offering Document. In the case of a Private Offering, you must obtain our prior written approval of any reference to our work and firm in the private placement memorandum.

      The property was inspected by and the report was prepared by Eric B. Lewis, MAI.

Mr. Edward J. Welch
Director
Investment Banking
Merrill Lynch
Corporate and Institutional Client Group       Page 2            October 6, 1997


      As a result of our analysis, we have formed an opinion that the market value of the leased fee estate in the referenced property, subject to the assumptions, limiting conditions, certifications, and definitions, as of September 23,1997, was:

                           FIFTY FIVE MILLION DOLLARS
                                   $55,000,000

      This letter is invalid as an opinion of value if detached from the report, which contains the text, exhibits, and an Addenda.

Respectfully submitted,

CUSHMAN & WAKEFIELD, INC.



/s/ Eric B. Lewis

Eric B. Lewis, MAI
Director
Valuation Advisory Services
State of Florida Certified General Real
Estate Appraiser No. RZ-0002224


EBL:sjr
NY97-626.DOC

                                        SUMMARY OF SALIENT FACTS AND CONCLUSIONS
================================================================================

Property Type:                 Office Building

Name/Location:                 One Orlando Center
                               800 North Magnolia Avenue
                               Orlando, Florida

Assessor's Parcel Number:      23-22-29-5640-01001

Interest Appraised:            Leased Fee Estate

Date of Value:                 September 23,1997

Date of Inspection:            September 23,1997

Ownership:                     Magnolia Associates, Ltd.

Land Area:                     5.53+ /- acres

Zoning:                        AC-3A/T Downtown Activity Core
                               Center District

Highest and Best Use
    If Vacant:                 Eventual development as an office building.

    As Improved:               Existing use as a multi-tenanted office building.

Improvements
    Type: The subject is a 19-story multi-tenanted, Class A office building with detached parking garage.

    Year Built:                1987

    Type of Construction:      Structural steel and masonry with stone and glass
                               exterior

    Size
      Rentable Area:           357,181+/- SF

      Gross Area:              383,59+/- SF

    Condition:                 Very Good

                                        Summary of Salient Facts and Conclusions
================================================================================

Value Indicators

   Cost Approach:                          n/a

   Sales Comparison Approach:              $54,000,000

   Income Capitalization Approach-Discounted Cash Flow
     Income Growth Rate:                   4.7% year 1 ($1/sf rent increase) 3%
                                           thereafter
     Expense Growth Rate:                  3%
     Tenant Improvements
     Vacant Space/New Leases:              $10.00/SF year 1,
                                           increasing at 3% per year
     Vacancy Between Tenancies:            6 months weighted for renewal
                                           probability.
     Renewal Probability:                  65%
     Terminal Overall Rate:                9.0%
     Cost of Sale at Reversion:            2.5%
     Discount Rate:                        11.0%

Indicated Value:
   Income Capitalization Approach:         $56,000,000

Value Conclusion:                          $55,000,000

Estimated Marketing Time:                  12 months or less

Special Assumptions:

      1. We have been provided with abstracts of the lease agreements in place at the subject property. We have relied on the accuracy of these abstracts in the valuation of the subject property. Should any of the information in the abstracts be found to be inaccurate, a material adjustment to the value conclusion in this report could result.

      2. Please refer to the complete list of Assumptions and Limiting Conditions included at the end of this report.

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY
================================================================================


                                 [PHOTO OMITTED]


         Subject property looking northwest from North Magnolia Avenue.

                                                 Photographs of Subject Property
================================================================================


                                [PHOTO OMITTED]


                      Subject property looking southeast.

                                                 Photographs of Subject Property
================================================================================


                                [PHOTO OMITTED]


           Subject property looking north from North Magnolia Avenue.



                                [PHOTO OMITTED]


                Subject property looking northeast from Route 50.

                                                 Photographs of Subject Property
================================================================================


                                [PHOTO OMITTED]


         Subject property looking southwest from North Magnolia Avenue.


                                [PHOTO OMITTED]


             Subject property looking southeast from Orange Avenue.

                                                 Photographs of Subject Property
================================================================================


                                [PHOTO OMITTED]


           Subject property looking south from neighboring property.


                                [PHOTO OMITTED]


                        Parking garage looking northeast.

                                                 Photographs of Subject Property
================================================================================


                                [PHOTO OMITTED]


                       Subject loading area looking east.



                                [PHOTO OMITTED]


                    Subject entrance drive looking southeast

                                                 Photographs of Subject Property
================================================================================


                                [PHOTO OMITTED]


                      Subject entrance drive looking east.



                                [PHOTO OMITTED]


                       Interior view showing main lobby.

                                                 Photographs of Subject Property
================================================================================


                                [PHOTO OMITTED]


                  Interior view showing typical elevator lobby.



                                [PHOTO OMITTED]


              Interior view showing 18th & 19th floor office space.

                                                 Photographs of Subject Property
================================================================================


                                [PHOTO OMITTED]


                  Interior view showing typical office space.



                                [PHOTO OMITTED]


                    Interior view showing typical bathroom.

                                                 Photographs of Subject Property
================================================================================


                                [PHOTO OMITTED]


     Street scene looking north on Orange Avenue (subject is on the right)



                                [PHOTO OMITTED]


     Street scene looking south on Orange Avenue (subject is on the left).

                                                 Photographs of Subject Property
================================================================================


                                [PHOTO OMITTED]


     Street scene looking east on Park Lane Street (subject is on the left)



                                [PHOTO OMITTED]


    Street scene looking west on Park Lane Street (subject is on the right).

                                                 Photographs of Subject Property
================================================================================


                                [PHOTO OMITTED]


  Street scene looking north on North Magnolia Avenue (subject is on the left).



                                [PHOTO OMITTED]


 Street scene looking south on North Magnolia Avenue (subject is on the right).

                                                 Photographs of Subject Property
================================================================================


                                [PHOTO OMITTED]


      Street scene looking west on Marks Street (subject is on the left).

                                                               TABLE OF CONTENTS
================================================================================

                                                                            Page

INTRODUCTION .................................................................1
    Identification of Property ...............................................1
    Property Ownership and Recent History ....................................1
    Purpose and Function of the Appraisal ....................................1
    Extent of the Appraisal Process ..........................................1
    Dates of Value and Property Inspection ...................................2
    Property Rights Appraised ................................................2
    Definitions of Value, Interest Appraised, and Other Pertinent Terms ......2
    Legal Description ........................................................3

ORLANDO REGIONAL ANALYSIS ....................................................5

MARKET AREA ANALYSIS ........................................................13

ORLANDO OFFICE MARKET ANALYSIS ..............................................19

PROPERTY DESCRIPTION ........................................................27
    Site Description ........................................................27
    Improvements Description ................................................28

REAL PROPERTY TAXES AND ASSESSMENTS .........................................32

ZONING ......................................................................34

HIGHEST AND BEST USE ........................................................35

VALUATION PROCESS ...........................................................37

SALES COMPARISON APPROACH ...................................................38

INCOME CAPITALIZATION APPROACH ..............................................41

RECONCILIATION AND FINAL VALUE ESTIMATE .....................................52

ASSUMPTIONS AND LIMITING CONDITIONS .........................................54

SPECIAL ASSUMPTIONS .........................................................56

ADDENDA .....................................................................58

                                                                    INTRODUCTION
================================================================================

Identification of Property

      The subject property consists of a multi-tenant, 19-story, Class A office building with separate parking garage. The property is located on the west side of Magnolia Avenue, between Park Lane Street and Marks Street in the City of Orlando, Orange County, Florida. The property is known as One Orlando Center. The street address is 800 North Magnolia Avenue, Orlando, Florida. The property is identified on the Tax Rolls of the City of Orlando as parcel number 23-22-29-5640-01001.

Property Ownership and Recent History

      The leased fee estate in the property is owned by Magnolia Associates, Ltd. which purchased the property from Olympia & York on March 1, 1994 for a reported consideration of $29,597,600 as recorded in the Orange County land records in Book 4706, Page 2478. At the time of sale, the property was reportedly 50 percent occupied. The current owners subsequently leased the property to its present 100 percent occupancy. There have been no other arms-length transfers of the subject property over the past five years.

Purpose and Function of the Appraisal

      The purpose of the appraisal is to estimate the market value of the leased fee estate in the property, based upon prevailing market conditions, as of September 23,1997. The function of this appraisal is its use by Merrill Lynch in conjunction with a mortgage financing on a portfolio of properties including the subject.

Extent of the Appraisal Process

      In the process of preparing this appraisal, we:

      o Inspected the exterior of the building, the site improvements and a representative sample of tenant spaces.

      o Interviewed a representative of the management company and the leasing agent for the property.

      o Reviewed leasing policy, concessions, tenant build-out allowances and history of recent rental rates and occupancy with the building manager and leasing personnel.

      o Reviewed a detailed history of income and expense and a budget forecast for 1997 including the budget for planned capital expenditures and repairs.

      o Conducted market research of occupancies, asking rents, concessions and operating expenses at competing buildings including interviews with on-site managers and a review of our own leasing data base from previous appraisal files.

      o Prepared an estimate of stabilized income and expense (for capitalization purposes).


================================================================================

                                                                    Introduction
================================================================================

      o Conducted market inquiries into recent sales of similar buildings to ascertain sales price per square foot, effective gross income multipliers and capitalization rates. This process involved telephone interviews with sellers, buyers and/or participating brokers. (See detailed sales write-ups in Addenda for more complete information on the verification process.)

      o Prepared Sales Comparison and Income Capitalization Approaches to value.

Dates of Value and Property Inspection

      The date of value is September 23,1997 which coincides with our most recent inspection of the property.

Property Rights Appraised

      Leased fee estate.

Definitions of Value, Interest Appraised, and Other Pertinent Terms

      The definition of market value taken from the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, is as follows:

      The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1.    Buyer and seller are typically motivated;

      2. Both parties are well informed or well advised, and acting in what they consider their best interests;

      3.    A reasonable time is allowed for exposure in the open market;

      4. Payment is made in terms of cash in United States dollars or in terms of financial arrangements comparable thereto; and

      5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

      Exposure Time

      Under Paragraph 3 of the definition of market value, the values estimate presumes that "a reasonable time is allowed for exposure in the open market." Exposure time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.


================================================================================

                                                                    Introduction
================================================================================

      Definitions of pertinent terms taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by the Appraisal Institute, are as follows:

      Leased Fee Estate

      An ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

      Definitions of other terms taken from various other sources are as follows:

      Market Value As is on Appraisal Date

      Value of the property appraised in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications on the effective date of appraisal.

Legal Description

      The subject property is identified as Parcel No. 23-22-29-5640-01001. We have been provided with a legal description of the property which is included in the addenda to this report.


================================================================================

                             [REGIONAL MAP OMITTED]


                                  REGIONAL MAP

                                                       ORLANDO REGIONAL ANALYSIS
================================================================================

      The intent of the Regional Analysis is to review all relevant historical and projected economic and demographic data to determine whether the subject market area and neighborhood are likely to experience economic growth, stability or decline in the future. These trends are correlated based on their propensity to reflect lodging demand variations.

Market Area Definition and General Geographic Character

      The subject property is located in the City of Orlando, Orange County, Florida. The primary market is considered to be the Orlando Metropolitan Statistical Area (MSA), which includes the counties of Lake, Orange, Osceola, and Seminole, in the State of Florida.

Area Economic and Demographic Data

      As previously mentioned, the subject property is located in one of the nation's Metropolitan Statistical Areas (MSA) known as the Orlando MSA. Economic and demographic data for the MSA, as well as the County of Orange, and the nation as a whole, were obtained from Woods and Poole Economics. Data from other sources is noted where appropriate. The Woods and Poole data is summarized on the following page. Dollar amounts are adjusted to a 1987 base for each representative year; thus the real change represents growth or decline without inflation.

      The Woods and Poole data shows that the Orlando MSA, as well as the County of Orange, have experienced strong growth in the categories of income, population, employment, and retail sales categories during the period 1970-1980. The period 1980 through 1990 displayed continued strong growth in the same categories as that of the previous decade, while more recently, during the period 1990 through 1995, growth has continued in all of these categories at a more moderate pace than that of the previous two decades. Forecasts for the period 1995 through 2000 show expected growth levels similar to those of the period 1990 through 1995.


================================================================================

====================================================================================================================================
ORLANDO, FL

------------------------------------------------------------------------------------------------------------------------------------
                                                  1970         1980         1985         1990        1995         1997         2000
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Population and Income Data
Resident Population (Thousands)
ORLANDO, FL                                      529.7        813.4        996.3      1,239.1     1,390.6      1,501.4      1,667.2
                                               6,864.9      9,841.1     11,351.1     13,019.1    14,165.6     14,734.3     15,578.8
USA                                          203,982.3    227,225.6    237,924.7    249,403.0   262,778.1    267,607.3    274,581.0
Personal Income (Millions)*
ORLANDO, FL                                    6,777.2     13,113.9     17,990.8     23,299.3    27,941.5     30,474.4     34,904.7
                                              91,526.3    165,436.5    212,379.0    263,298.6   303,771.2    324,123.5    356,544.0
USA                                        2,796,010.0  3,861,549.0  4,443,363.0  5,011,216.0 5,573,393.0  5,804,863.0  6,172,122.0
Per Capita Personal Income*
ORLANDO, FL                                     12,793       16,123       18,057       18,803      20,093       20,297       20,936
                                                13,333       16,811       18,710       20,224      21,444       21,998       22,887
USA                                             13,707       16,994       18,675       20,093      21,210       21,692       22,478
Number of Households (Thousands)
ORLANDO, FL                                     169.92       298.28       373.74       467.61      516.21       558.68       622.14
Persons per Household
ORLANDO, FL                                       3.01         2.66         2.60         2.58        2.63         2.62         2.62
                                                  2.87         2.54         2.48         2.46        2.51         2.51         2.50
USA                                               3.08         2.74         2.68         2.63        2.64         2.63         2.61
Mean Household Income*
ORLANDO, FL                                     38,789       43,107       47,226       48,781      53,063       53,522       55,099
                                                38,584       42,885       46,641       50,055      54,021       55,337       57,464
USA                                             42,571       46,806       50,267       53,149      56,251       57,295       59,023
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Employment Data (Thousands)
Total Employment                                 231.9        416.9        563.2        751.3       873.1        904.9        992.5
Construction                                      19.9         28.0         44.3         51.4        52.4         53.7         57.4
Manufacturing                                     23.4         40.2         53.8         60.4        53.8         55.8         58.5
Transportation and Utilities (TCPU)               10.6         18.8         26.4         35.7        47.3         49.5         54.9
Wholesale Trade                                   14.9         24.1         31.4         37.6        43.3         43.9         46.5
Retail Trade                                      38.5         70.9        101.0        140.1       160.0        168.2        185.8
Finance, Insurance and  Real Estate (FIRE)        18.4         39.1         49.3         60.3        68.9         71.1         77.6
Services                                          48.2        110.3        169.0        255.5       332.7        352.8        396.2
Government                                        41.4         59.7         59.7         67.8        63.7         60.0         15.3
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Retail Sales Data (Millions)*
ORLANDO, FL                                    3,969.4      6,965.9      9,878.9     12,459.4    14,374.6     15,410.1     17,289.7
                                              50,331.5     80,775.4    102,393.8    119,153.8   136,161.4    140,561.3    150,059.1
USA                                        1,271,773.0  1,636,426.0  1,820,063.0  1,926,189.0 2,136,866.0  2,160,626.0  2,239,888.0
Retail Sales By Category (Millions)*
General Merchandise                              550.4        760.4        979.8      1,387.8     1,697.2      1,839.3      2,092.0
Apparel and Accessories                          147.5        273.3        414.6        620.1       731.7        775.4        863.8
Furniture, Home Furnishing                       177.2        306.4        466.7        553.8       694.8        751.9        848.9
Eating and Drinking Places                       280.7        699.3      1,071.2      1,603.4     1,921.4      2,096.0      2,407.8
Miscellaneous Retail Stores                      379.7        648.0        959.2      1,146.5     1,162.2      1,213.4      1,339.5
GAF Total                                        875.1      1,340.1      1,861.1      2,561.8     3,123.8      3,366.7      3,804.7
------------------------------------------------------------------------------------------------------------------------------------

Real Dollars 1992                                                                                              Source: Woods & Poole
====================================================================================================================================

                                            -------------------------------------------------------------
                                                                   Average Annual Compounded Change
                                                   2010      1970-80  1980-90  1985-95   1990-97  1990-10
------------------------------------------  -------------------------------------------------------------

------------------------------------------  -------------------------------------------------------------
Population and Income Data
Resident Population (Thousands)
ORLANDO, FL                                     2,203.1        5.35%    5.23%    3.96%     3.02%    4.67%
                                               18,366.4        4.34%    3.23%    2.48%     1.88%    2.47%
USA                                           297,640.7        1.14%    0.98%    1.04%     1.04%    1.12%
Personal Income (Millions)*
ORLANDO, FL                                    51,695.5        9.35%    7.77%    5.53%     4.40%    6.96%
                                              479,162.6        8.08%    5.92%    4.30%     3.30%    4.78%
USA                                         7,528,738.0        3.81%    2.98%    2.54%     2.26%    2.97%
Per Capita Personal Income*
ORLANDO, FL                                      23,465        2.60%    1.66%    1.13%     1.14%    1.56%
                                                 26,089        2.61%    2.03%    1.46%     1.25%    1.86%
USA                                              25,295        2.40%    1.82%    1.36%     1.14%    1.66%
Number of Households (Thousands)
ORLANDO, FL                                      824.62        7.55%    5.68%    3.81%     2.78%    4.76%
Persons per Household
ORLANDO, FL                                        2.62       -1.16%   -0.30%    0.12%     0.22%    0.00%
                                                   2.50       -1.15%   -0.31%    0.12%     0.29%   -0.04%
USA                                                2.57       -1.10%   -0.40%   -0.15%     0.00%   -0.23%
Mean Household Income*
ORLANDO, FL                                      61,656        1.11%    1.32%    1.24%     1.39%    1.52%
                                                 65,420        1.11%    1.67%    1.58%     1.51%    1.82%
USA                                              65,447        0.99%    1.36%    1.19%     1.11%    1.42%
------------------------------------------  -------------------------------------------------------------

------------------------------------------  -------------------------------------------------------------
Employment Data (Thousands)
Total Employment                                1,278.1        7.98%    8.02%    5.50%     2.92%    4.12%
Construction                                       69.5        4.03%    8.37%    1.82%     0.65%    2.94%
Manufacturing                                      65.7        7.18%    5.03%    0.01%    -1.09%    1.77%
Transportation and Utilities (TCUP)                72.8        7.78%    9.01%    7.92%     5.54%    4.70%
Wholesale Trade                                    54.7        6.13%    5.60%    3.80%     2.40%    2.47%
Retail Trade                                      240.8        8.39%    9.76%    5.85%     2.66%    4.32%
Finance, Insurance and  Real Estate (FIRE)         99.8       11.24%    5.44%    3.96%     2.55%    4.04%
Services                                          541.9       12.89%   13.16%    9.69%     5.44%    5.36%
Government                                         69.6        4.43%    1.35%    0.68%    -1.63%    1.59%
------------------------------------------  -------------------------------------------------------------

------------------------------------------  -------------------------------------------------------------
Retail Sales Data (Millions)*
ORLANDO, FL                                    24,661.7        7.55%    7.89%    4.55%     3.38%    6.00%
                                              190,620.8        6.05%    4.75%    3.30%     2.57%    3.56%
USA                                         2,621,164.0        2.87%    1.77%    1.74%     1.74%    2.13%
Retail Sales By Category (Millions)*
General Merchandise                             3,090.3        3.82%    8.25%    7.32%     4.65%    6.80%
Apparel and Accessories                         1,219.8        8.53%   12.69%    7.65%     3.58%    5.73%
Furniture, Home Furnishing                      1,224.5        7.29%    8.08%    4.89%     5.11%    6.28%
Eating and Drinking Places                      3,678.7       14.91%   12.93%    7.94%     4.39%    7.55%
Miscellaneous Retail Stores                     1,874.8        7.06%    7.69%    2.12%     0.83%    5.45%
GAF Total                                       5,534.5        5.31%    9.12%    6.78%     4.49%    6.44%
------------------------------------------  -------------------------------------------------------------

Real Dollars 1992                                                                   Source: Woods & Poole
=========================================================================================================

                                                       Orlando Regional Analysis
================================================================================

Orlando Metropolitan Area

      The constantly changing nature of economic relationships within a market area have a direct bearing on real estate values and the long-term quality of a real estate investment. In the market, the value of a property is not based solely on the price paid for it in the past or the cost of its creation, but on what benefits buyers and sellers perceive it will provide in the future. Consequently, the attitude of the market toward a property within a specific neighborhood or market area reflects the probable future trend of that neighborhood.

      Since real estate is an immobile asset, economic trends affecting its locational quality in relation to other competing properties within its market area will also have a direct effect on its value as an investment. To accurately reflect such influences, it is necessary to examine the past and probable future trends which may affect the economic structure of the market area and evaluate their impact on the market potential of the subject.

      This section of the analysis will isolate and examine the discernible economic trends in the area which influence and create value for the subject property.

      The Orlando Metropolitan Statistical Area (MSA) is located in the geographical center of Florida and covers approximately 2,558 square miles in Orange (910 square miles), Seminole (298 square miles) and Osceola (1,350 square miles) Counties. Orlando, Winter Park and south Seminole County comprise the primary population base which covers approximately 300 square miles and is the growing hub of activity in Central Florida. The city of Orlando encompasses 43 square miles.

      In 1982, Walt Disney World completed construction of its $800 million EPCOT (Experimental Prototype Community of Tomorrow) development. Disney World employment reached some 20,000 persons. During EPCOT's first year in operation, Disney World attendance reached 22.3 million persons, up from 12 to 14 million persons in previous years. In January 1989, Walt Disney World announced the opening of their MGM Studios tour with an accompanying national advertising program. A fourth Disney attraction, the 500-acre Wild Animal Kingdom is scheduled to open in the spring of 1998. In late 1997, the 200-acre Walt Disney World International Sports Complex will open. This facility will accommodate professional training and competition facilities for a variety of sports.

      Today, Walt Disney World, the most visited tourist destination in the world, continues to be the major impetus for economic growth in Orlando. Commercial and financial interests have also been fostered by the tourism industry, combining to make Orlando one of the fastest growing MSA's in the United States.

      The fourth phase of the Orange County Convention/Civic Center's expansion was completed in August, 1996. The final phase, scheduled to be completed in January, 1998, will increase the Center's size to 1,100,000 square feet of contiguous exhibition space, all on one level. Upon completion of its expansion, the Center will be the sixth largest convention center in the United States. The facility broadens the appeal of the Orlando metropolitan area as a tourist and convention destination. The Orange County Courthouse (a $133,000,000 development), is expected to be completed in late 1997.


================================================================================

                                                       Orlando Regional Analysis
================================================================================

      The continued strengthening of the Orlando area as a major tourist destination, coupled with the establishment of the region as a center for banking and high technology industries, has had a positive impact on area population growth. During the 1970's, as Disney established itself in Central Florida, the Orlando MSA grew at a 4.4 percent compound annual rate. As the state and nation suffered through a recession in the early 1980's, Orlando's growth continued unaltered, reaching a population of 862,700 in 1985. As of 1990, population of the MSA was reported at 1,072,748 persons. As of 1995, the Orlando MSA population was estimated at 1,214,314 persons. The following table illustrates the rapid growth of the area with estimates for projected growth in the future.

         ==============================================================
                     Population History and Projected Growth

                       Orange      Seminole      Osceola       Orlando
             Year      County       County       County          MSA
             ----      ------       ------       ------          ---

             1960      263,540      54,947        19,029       337,516
             1970      344,311      83,692        25,267       453,270
             1980      470,865     179,752        49,287       699,904
             1985      554,659     229,937        77,374       862,700
             1989      668,649     289,035        99,819     1,032,636
             1990      677,491     287,529       107,728     1,072,748
             1995*     752,387     331,827       130,100     1,214,314
             2000*     821,500     395,000       157,000     1,373,500

          *Projections
          Source: U.S. Census Bureau
         ==============================================================

      Future population growth in the Orlando MSA is expected to slow significantly from the 1970 and 1980 paces. Nonetheless, projections indicate compound annual growth rates of 2.5 percent between the years 1990 and 2000, nearly double the growth rate projected for Florida, for the same period. Furthermore, while significantly down from the boom of 1987, when population grew by 85,000 persons, projections indicate the area will welcome nearly 30,000 new residents annually during the 1990's.

      The economic base of the Orlando area is becoming increasingly diversified with less dependence on any one sector. However, approximately 59.7 percent of the total labor force is spread among wholesale and retail trade and services. Government is the third largest employer with 12.3 percent of the labor force. The most recent annual average employment figures were available from Florida Department of Commerce. These figures indicate that manufacturing constitutes
7.35 percent of the total labor force; wholesale and retail trade constitutes
21.35 percent; services constitutes 45.94 percent; and government constitutes
10.34 percent.


================================================================================

                                                       Orlando Regional Analysis

================================================================================

      Between 1993 and 1995, the services sector has outpaced wholesale and retail trade, which historically has dominated the Orlando economy. The primary catalyst of this employment growth is Orlando's tourism industry, which continues to expand. The employment by industry category is shown in the following table.

         ==============================================================
                         Employment by Industry category
                                   Orlando MSA

                                                            Percent of
          Industry                            Number          Total

          Manufacturing                        48,600         7.35%
          Construction                         30,300         4.58%
          wholesale & Retail Trade            141,200        21.35%
          Services                            303,800        45.94%
          Finance, Insurance & Real Estate     33,000         4.99%
          Transportation & Public Utilities    30,000         4.54%
          Government                           68,400        10.34%
          Other                                 6,000          .9l%
                                                             -----
          Total                               661,300        100.0%

          Source: Florida Department of Commerce
         ==============================================================

      Projections indicate continued rapid expansion in the region's economy. Roughly 250,000 new jobs are expected to be created by the year 2000, with services, trade and high technology manufacturing cornering the largest share of this growth. Furthermore, with the civilian labor force expanded by a projected 75,000 persons between 1990 and 1995. Based on these factors, the Orlando area should ensure future growth by offering an adequate labor force for corporate expansion and relocation.

      Today, the area's major employers are household names in the tourism, banking, publishing, and high technology manufacturing fields. The table on the following page presents largest employers in the area by county.


================================================================================

                                                       Orlando Regional Analysis
================================================================================

================================================================================
                          TOP 10 EMPLOYERS BY COUNTY

--------------------------------------------------------------------------------
               EMPLOYER                               NUMBER OF EMPLOYEES
--------------------------------------------------------------------------------
                                  ORANGE COUNTY

Waft Disney World                                            34,600
Orange County Public Schools                                 19,067
Orlando Naval Training Center                                17,615
Martin Marietta Elect., Inf. & Mis. Group                     9,000
Florida Hospital                                              6,277
AT&T Information Systems                                      5,200
Orange County Government                                      5,031
Orlando Regional Healthcare System                            5,000
Winn Dixie Stores/Orlando                                     3,177
City of Orlando                                               3,100
--------------------------------------------------------------------------------
                                 SEMINOLE COUNTY

--------------------------------------------------------------------------------
Seminole County Sonools                                       5,500
Siemens Stromberg-Carlson                                     1,934
Florida Hospital/Altamonte                                    1,177
American Automobile Association                               1,131
Seminole County Government                                    1,008
HCA Central Florida Regional Hospital                           738
Tri-City Electrical Contractors, Inc.                           654
United Telephone                                                649
Seminole County Sheriffs Department                             539
City of Altamonte Springs                                       462
--------------------------------------------------------------------------------
                                 OSCEOLA COUNTY
--------------------------------------------------------------------------------
Osceola County Public Schools                                 3,000
Tupperware Worldwide                                            620
City of Kissimmee                                               579
Osceola County                                                  557
Days Suites Complex                                             510
Humana Hospital Kissimmee                                       500
Hyatt Orlando                                                   475
City of St. Cloud                                               320
Ramada Resort                                                   305
Kissimmee Good Samaritan Village                                300
================================================================================

                     Source: Florida Department of Commerce

      Expansion and relocation activities continue to be a source of economic strength for the area. According to a representative of the Economic Development Commission of Central Florida, nearly 200 companies either expanded or relocated in the Orlando area between 1994 and 1995. This pace of expansions and relocations is expected to continue into 1997. The


================================================================================

                                                       Orlando Regional Analysis
================================================================================

recent expansions and relocations generated or saved approximately 6,800 jobs,
1.8 million square feet of commercial and industrial space, and $220 million in capital investment. Companies which have recently announced their relocation to or expansion in the Orlando area include Airship International, ECI Telecom, Elson Thermoplastics, Florida Polymers, Healthco International, IBAX Healthcare, Lazerdata Corp., Maynard Electronics, Stanley Door Systems, Texas Instruments and Wurth Tools.

      The strength of the Orlando economy is also illustrated in the area's unemployment rate. unemployment in the Orlando area has consistently bettered the national and state rates. The following table outlines unemployment rates for Osceola County, Orange County and the Orlando MSA.

================================================================================
        Year         Osceola Country     Orange County     Orlando MSA
================================================================================
        1990              4.8                 5.5              5.7
        1991              6.2                 6.8              6.8
        1992              7.8                 7.4              7.5
        1993              6.3                 6.2              6.2
        1994              5.8                 6.5              6.3
        1995              4.8                 4.5              4.5
        1996 (Dec.)       3.5                 3.2              3.2
================================================================================

      The Orlando area has a central location and is accessible by all modes of transportation. Highway accessibility is good via Interstate 4, which runs northeast to southwest through the mid-section of the area. This highway also connects to Interstate 95 at Daytona Beach and Interstate 75 near Tampa, thereby providing convenient access to other areas of the state and nation. In addition, the Florida Turnpike is located in the western portion of the area. This toll road connects to Interstate 75 north of Leesburg and extends south to Miami. There are also numerous local arteries which provide convenient access to specific points within the region.

      Rail transportation is provided by the Seaboard Coastline Railroad and by Amtrak. There are over 25 common carrier truck lines, and bus transportation is available via Greyhound Bus Line.

      The Orlando International Airport is the seventeenth most active airport in the nation and the 26th busiest airport in the world. Also, two multi-level parking facilities were opened in 1993. At present, 20 scheduled airlines serve the airport along with a number of air charter services. Total passenger traffic at the International Airport in 1995 was approximately 18 million persons. This total represents a significant increase over the 1990 total of 11 million passengers. The Orlando Executive Airport, which is near downtown Orlando, is also a popular site for corporate and private air travel.

      Retail sales trends are also an important economic indicator because they tend to measure the strength of the local population base and, in the case of a tourism dominated economy such as Orlando, the level of visitation. In the Orlando MSA, retail sales have far surpassed what would be expected from the combined effect of area inflation and population growth. These trends suggest that out-of-town visitors serve as a secondary consumer base


================================================================================

                                                       Orlando Regional Analysis
================================================================================

for retail spending in Orlando. The retail sales for the Orlando area are shown in the following chart.

         ==============================================================
                        RETAIL SALES TRENDS & PROJECTIONS
                                 (IN THOUSANDS)

            YEAR    ORLANDO MSA     STATE OF FLORIDA        USA

            1980     $4,764,148        $65,359,776     $1,332,009,000
            1983     $5,296,499        $67,410,093     $1,353,372,000
            1985     $6,458,126        $77,922,212     $1,474,056,000
            1987     $7,210,402        $85,790,836     $1,544,897,000
            1990     $9,895,768       $116,412,423     $1,970,503,000
            1995    $15,104,519       $145,664,914     $2,355,242,000
         ==============================================================

      Population and employment trends as well as retail sales levels provide an indication of commercial and tourism activities and subsequent demand for transient lodging facilities. The characteristics of Orlando's workforce and strength of the services and finance, insurance and real estate (FIRE) sectors indicate high potential levels of visitation. Retail sales, especially in the dining service areas, illustrate the role of Orlando's commercial establishments in serving a population which far exceeds the local resident base.

Summary

      The recent trend towards corporate relocation and expansion, along with the growing tourist industry, should result in continued growth of the MSA. This growth will likely place some stress on local government services such as water, sewer, roads, police and fire protection, and schools. This problem is being addressed by various governmental agencies; such as a joint sewer project by the City of Orlando and Orange County. This project is planned to handle growth through the year 2000. Improvements to Interstate 4 are underway and expansion of other various roadways has helped to improve the roadway problem.

      In conclusion, the long-term outlook for Orlando and Central Florida is positive, both in terms of employment growth and national prominence.


================================================================================

                                                            MARKET AREA ANALYSIS
================================================================================

      The subject property is located in the northern section of the downtown area of the City of Orlando.

      Downtown Orlando is the primary legal, financial, service and professional office district of Central Florida. The Orange County Courthouse and Administrative Offices, Orlando City Hall and Police Department, Federal Courthouse and Orlando's main Post Office facility are all located within the business core. Several financial institutions and utility companies also have state and/or regional headquarters in the CBD.

      The neighborhood is characterized by high-rise and mid-rise office towers, interspersed with older single and two story commercial and light industrial improvements. Many older buildings in the neighborhood have been replaced by newer and larger facilities or have undergone renovation and remodeling programs. The City has also encouraged redevelopment of the downtown area by easing zoning regulations for those properties not improved with "historic structures," and by enhancing the aesthetic appeal of several of the main roads serving the district. The City also completed the construction of several multi-level parking garages, and a new bus terminal in an effort to deal with ever increasing traffic and resultant parking shortages.

Boundaries

      The Central Business District is loosely defined by the major traffic routes which serve the area. These boundaries are further discussed below.

      Interstate 4 (Western Neighborhood Boundary)

      Interstate 4 is the primary traffic artery serving the metropolitan area. This limited access highway runs in a north/south direction through the Orlando area and beyond. Interstate 4 gives the area access to Tampa and the west coast of Florida, as well as metropolitan Daytona Beach on the east coast. Interstate 4 has four exits serving the downtown area.

      Holland East/West Expressway (Southern Neighborhood Boundary)

      The East/West Toll Road Expressway (SR 408) is located approximately 1.5 miles south of the property. The Expressway is a limited access toll road which provides a transportation route to the eastern and western periphery of the Orlando metropolitan area. The Expressway is also part of the Greeneway Toll Road system (SR 417) which presently accesses the eastern portions of Orange, Seminole and Osceola Counties. The Expressway has two exits serving the downtown area.

      Ivanhoe Boulevard/Interstate 4 (Northern Neighborhood Boundary)

      The interchange of interstate 4 and Ivanhoe Boulevard (along the south side of Lake Ivanhoe) forms the northern neighborhood boundary. This interchange is the northernmost exit serving the downtown area and is located about one mile north of the property. Areas to the north and west of this interchange tend to be more residential in character and Lake Ivanhoe forms the natural boundary or buffer between the commercial and residential neighborhoods.


================================================================================

                                                            Market Area Analysis
================================================================================

      Eastern Boundary

      The eastern boundary of the downtown area is loosely defined by a series of commercial collector roads. These roadways include Summerlin Avenue, Mills Avenue, and Highland Avenue. The downtown district extends eastward to include the area surrounding Lake Eola, southward to the East/West Expressway. New development of the eastern areas of the neighborhood has been less intense than has been experienced in the more central and northern areas of the district. Many of the buildings in the eastern neighborhood are professional offices which were converted from single-family residences.

Developments

      The majority of new construction in the CBD occurred between 1983-1989. With the start of the 1990's came the national economic slowdown, and the resultant damper on new development interest downtown. Several major projects that were slated to come on line during the early part of this decade have been on hold, awaiting a change in economic conditions.

      However, the CBD still remains the focal point of activity, with new or proposed development highlighted by the current construction of the Orange County courthouse. The following chart summarizes current, proposed and speculative activity for several projects that have been offered over the past 4 to 5 years.

====================================================================================================================
         Name                    Description                Year Built/                  Size
                                                            Proposed
--------------------------------------------------------------------------------------------------------------------
Orange County Courthouse      Government complex           Late - 1997            1.3 million SF
(Under construction)          24-stories
--------------------------------------------------------------------------------------------------------------------
Jaymont Realty                Retail & Office complex      Late - 1998            24 - screen theater 125,000 SF
                                                                                  - Retail 200,000 SF - Office
                                                                                  Hotel & 800 space parking gargage.
--------------------------------------------------------------------------------------------------------------------
One Orlando Center II         25 stores, office/hotel      Construction start     441,000 SF & 1,000 space
                                                           offered at mid to      garage.
                                                           late 1998
--------------------------------------------------------------------------------------------------------------------
10.82 acres owned by Barnett  Office/Hotel/Retail & the    Speculative            Unknown. Dependent upon
Bank of Central Florida       City's Lymmo bus terminal                           negotiations with City.
--------------------------------------------------------------------------------------------------------------------
Eola Park Center II           14 Stories                   Construction start     190,000 SF
                                                           offered at mid to
                                                           late 1998
--------------------------------------------------------------------------------------------------------------------
Chunch Street West            Retail/Entertainment/Office  Construction start     140,000 SF
                                                           offered at late 1998
--------------------------------------------------------------------------------------------------------------------

      While the new Orange County Courthouse is the only tangible development at present, the proposed developments exemplify the recovery of the CBD district. Each of these developments is discussed below.


================================================================================

                                                            Market Area Analysis
================================================================================

      Orange County Courthouse: This long awaited complex is in the latter stages of construction, having experienced significant delays and cost increases over its long planning and construction period. Originally proposed at $125+ million, current cost projections have been offered at $183+ million. However, the final total may range to $200 million by completion according to published reports. This development is within the block bounded by Orange Avenue (west), Magnolia Avenue (east), Livingston Street (south) and Amelia Avenue (north).

      Jaymont Realty: This proposed Development of Regional Impact (DRI) is to be located within the block bounded by Orange Avenue (west), Magnolia Avenue (east), Church Street (south) and Pine Street (north) and contains about 2.25 acres. Originally proposed for 552,000 SF of office space, 36,350 SF of retail and a parking garage (1,540 spaces), current plans entail a greater combination of retail and entertainment versus office space. The amended plan was recently approved by the City Council of Orlando on November 13,1995, having prior approval from the regional planning council. However, the current proposal still lacks the approval of the Orlando Historic Preservation Board, which will not comment until design plans are offered for review. No plans have been revealed to date. However, our interpretation of the information would indicate that this proposal has a very favorable probability. (Please refer to the following chart.)

          ================================================================
             Land Use  Original Approval   Amended Approval         Change
          ================================================================
          Retail               36,350 SF         125,000 SF    + 88,650 SF
          Theater                 -0- SF          90,000 SF    + 90,000 SF
          Office              552,000 SF         200,000 SF    -352,000 SF
          ================================================================
          TOTALS              588,350 SF         415,000 SF    -173,350 SF
          ================================================================
          Parking           1,540 Spaces         800 Spaces    -740 Spaces
          ================================================================

      It should also be noted that the amended plan is also flexible to allow for hotel development, influenced by demand. The retail entertainment expansion offering was influenced by the success of two large temporary tenants in the existing structures, Terror on Church Street (a haunted house attraction) and Q-Zar (a laser video game arcade). These two businesses essentially extended the growing tourist traffic generated from the nearby Church Street Entertainment complex. A clear advantage to the new proposal regards a shifting of traffic volume to evening hours that the retail entertainment portion would generate.

      One Orlando Center II: This proposed development located adjacent to the subject has reappeared as a speculative development following the sale of the existing One Orlando Center in March 1994. The existing building along with an adjacent 2.0 acre site were part of a package sale of five office properties, three office buildings in New York City and one office building in Tucson, Arizona. The new owners, a partnership headed by Feldman Equities Inc. of New York, has recently announced that the "sister" building along with a parking garage could be under construction within two years. Reportedly, pre-leasing efforts are currently on-going.


================================================================================

                                                            Market Area Analysis
================================================================================

      Our analysis of this speculative construction is influenced by several factors. First, One Orlando Center I is currently 100 percent occupied. However, on the other side of the coin, the location is not within the recognized Cap core area. New opportunities associated with the Jaymont Realty proposed development and the Eola Park "sister" tower proposal offer superior locational opportunities for office space. Couple these announced developments with the speculation surrounding the Barnett Bank parcel (10.82 acres), impacts the reality of the proposed One Orlando Center II for the foreseeable future.

      10.82 acres owned by Barnett Bank: This site represents the largest block of vacant land in the CBD area. Originally proposed as an office hotel complex, the uniqueness of this parcel is of great importance to the City of Orlando. Being located directly across Orange Avenue from the new courthouse, enhances the appeal of this site. The site was under contract for about $40/SF of land area, which represents Barnett Bank's position in the site, having acquired ownership through mortgage foreclosure. However, the contract did not dose. Currently speculation revolves around Pizzuti Development Inc., which is reportedly negotiating a purchase of the site. Area brokers indicated that the site will likely sell for $11 million which equates to approximately $23/SF of land area. Confirmation that Pizzuti is looking at the site is offered by recent meetings with the City of Orlando.

      Eola Park Centre II: This proposed development was announced in March 1995 to consist of "sister" office tower to the existing tower which was built in 1969. As part of the proposed development, the existing tower will be renovated and re-skinned to mirror the proposed new tower. The site for the proposed second tower is about one acre and fronts along Rosalind Avenue.

      Church Street West: This proposed development is being hailed as the beginning of an area redevelopment plan referred to as the Parramore Heritage Development plan. The proposal is estimated to cost $15 million and will include clubs, restaurants, sports bar and sports related retail and an office building. Together the development is estimated to encompass 140,000 SF of GLA. The City will assist in the development through its expenditure of $2.3 million (will include some federal funds) to renovate the I-4 underpass between the proposed project and the existing Church Street Station. However, this project has not been financed which may delay its offered construction start.

      The only other recent development was the new $36 million City Hall office complex and a parking garage. The City Hall represented that last new development when completed in 1991. The new building features classic dome-style architecture, and highlights Orlando's modem skyline. Lincoln Property Company of Florida, which built the City Hall, has the right to build two office towers adjacent to City Hall. However, if another developer starts an office tower in downtown Orlando before Lincoln starts on its property, Lincoln will lose its development right.


================================================================================

                                                            Market Area Analysis
================================================================================

      The subject improvements are constructed on a roughly rectangular parcel bordered by Park Lane Street to the south, Marks Street to the north, Orange Avenue to the west, and North Magnolia Avenue to the east. All of these roads are one-way macadam paved streets ranging in size from one to four lanes. North Magnolia Avenue is a north-bound roadway, Marks Street runs west-bound, Orange Avenue to the south, and Park Lane Street to the east. Immediately adjacent uses to the subject include a series of small one to three story buildings to the east across North Magnolia Avenue including a three story residential condominium, professional office and restaurant building as well as a vacant site. A single story sandwich shop is located diagonally across the intersection of North Magnolia Avenue and Marks Street. Across Marks Street to the north is a Senior Citizen Recreation Complex and a vacant site. Immediately west of the subject is a vacant site slated for development with the 450,000+ square foot Two Orlando Center. At the southwestern portion of this block is a vacant five story office building formerly occupied by Florida National Bank. Beyond these properties to the west is Orange Avenue with small one to two story professional office building fronting on its west side. Finally, to the south of the subject across Park Lane Street is a combination of small professional offices and vacant land.

Infrastructure

      All public utilities are available in the neighborhood. The neighborhood has excellent access to major roadways throughout the metropolitan area with immediate proximity to the East/West Expressway and Interstate 4. Additional roadways providing access throughout the neighborhood would be Colonial Drive (Highway 50), Orange Avenue, and Rosalind Avenue. Downtown is also convenient to Orlando's two commercial airports, the Orlando Executive Airport and the Orlando International Airport.

Future Outlook

      Downtown Orlando is expected to double in size over the next 20 years, going from 10 million square feet of commercial space to 20 million square feet. Anticipating the impacts on traffic, air quality, sewers, water and other services that such growth will create, the City has undertaken a study of downtown that will govern how downtown Orlando develops over the next two decades.

      The Downtown Development Board has prepared a Development of Regional Impact (DRI) application to the East Central Florida Regional Planning Council and the State Department of Community Affairs. The DRI pertains to parking needs, traffic control requirements, road access priorities and other necessary services which will impact all future downtown developments. The DRI covers a 1,185 acre area bounded by Parramore Avenue on the west, Lake Ivanhoe on the north, Summerlin Avenue on the east, and Gore Street to the south. The DRI covers an estimated 12,000,000 square feet future development over the next 20 years. Over the next five years, 1.8 million square feet of office space could be developed within the DRI's threshold.

      One of the issues addressed by the "Downtown DRI" is how Orlando will treat the future development of "historic" properties. The recent redevelopment wave of older properties in the downtown area into high rise office buildings, has led to a public concern for the preservation of Orlando's historic past. This concern, in turn, gave way to what can be described as a historic preservation movement. A Downtown Historic Preservation District has already been established to protect some of the older "historic" properties from the onslaught of developers.


================================================================================

                           [NEIGHBORHOOD MAP OMITTED]


                                NEIGHBORHOOD MAP

                                                  ORLANDO OFFICE MARKET ANALYSIS
================================================================================

      The following market study will examine the competitive Class A office building market within the Orlando Central Business District with regard to definition of market area, inventory, vacancy, rental characteristics, absorption and proposed construction. The subject, One Orlando Center, contains a current measurement of 357,181+/- rentable square feet of office space that is presently 100 percent leased.

      The market area and competitive properties identified in the subject's market sector are primarily the Class A buildings located within the Central Business District. The term Class A space in the context of this report includes modern buildings of concrete or steel frame construction built since the mid 1970s and offering good quality mechanical and electrical facilities, efficient floor layouts, aesthetic appeal and attractive interior finishes.

      In order to present the downtown Orlando market in the context of the Orlando office market as a whole, we will first summarize the size and scope of the entire Orlando office market. As of the end of the third quarter 1997, the greater Orlando office market consisted of a total of 18.9 million square feet of inventory in eleven submarkets. Of this total, approximately 9.4 million square feet or 49.7 percent is considered Class A inventory. As indicated in the chart on the following page, the CBD market is the largest with a total inventory of 5.068 million square feet and 3.27 million square feet of Class A space. The Maitland submarket is a close second with a total inventory of 3.681 million square feet, 3.1 million square feet of which is Class A space.

      The Orlando office market has remained healthy through the end of the third quarter. The overall vacancy rate remains in the single digits and Orlando is entering the final quarter of 1997 with the lowest vacancy rate of all Metropolitan Statistical areas within the State of Florida for the second quarter in a row. Leasing activity has been substantial, with a total of 383,259 sf leased during the third quarter. Net absorption for the year is 798,001 sf, with a third quarter total of (34,405) The negative figure is due in large part to the increase in formerly occupied office space.

      Construction activity throughout the Orlando office market remains steady. The area has witnessed the delivery of 356,271 Sf of new construction during the first three quarters of 1997. Furthermore, the existing inventory will soon be augmented with the addition of 647,824 sf of office space currently under construction. Coupled with the fact that there are currently 28 proposed projects totaling 4,282,799 sf the Orlando office market remains a hotbed of activity. Eight of the proposed office projects are located within the CBD, which has been suffering from a lack of alternatives for large blocks of class A office space.

      New construction during the third quarter consisted of 125,155 sf of class A office space at the 600 International Business Center in the Longwood/Lake Mary submarket. The building was completely pre-leased by First USA, Inc., which may soon be entertaining expansion opportunities. Other key developments under construction include The Crescent at Primera and 701 International Parkway, also in Longwood/Lake Mary, Lucien Pointe and Maitland Green II in the Maitland submarket and Gran Park at SouthPark in the Southwest area.


================================================================================

=================================================================================================================================
Orlando Office Market                                                                                        Office Market Report
Statistical Summary                                                                                            Third Quarter 1997
=================================================================================================================================

                                                                  Ytd        Direct        Direct         Ytd            Sq.Ft.
Submarket                          Direct        Overall          Net        Asking        Asking        Leasing         Under
Name                Inventory   Vacancy Rate   Vacancy Rate   Absorption  Rental Rate   Rental Range     Activity    Construction

CBD                 5,068,560       8.2%           8.7%         (2,952)    $   16.65    $11.00-25.00      270,445          0
 Class A            3,266,582       3.4%           4.2%         84,837     $   23.44    $19.00-25.00      183,529          0

Maitland            3,681,088       3.7%           3.8%        319,955     $   19.34    $13.50-22.00      452,474       173,038
 Class A            3,099,432       3.2%           3.4%        239,521     $   19.99    $16.50-22.00      382,183       173,038

Altamonte           1,227,129       5.1%           5.1%         (6,174)    $   13.56    $10.00-16.50      101,296          0
 Class A               94,557       4.2%           4.2%         (1,966)    $   14.00    $14.00-14.00        2,473          0

Longwood/Lk Mry     1,582,081       2.8%           2.8%        314,105     $   16.23    $8.50-20.00       249,427       275,084
 Class A            1,156,868       1.2%           1.2%        306,655     $   18.24    $18.00-18.50      218,182       275,084

Lee Road            1,224,555       5.2%           5.5%         49,696     $   14.42    $9.00-16.50       118,225          0
 Class A                    0       0.0%           0.0%           0             N/A          N/A             0             0

University            747,885       0.0%           0.0%           0             N/A          N/A            5,800          0
 Class A              672,085       0.0%           0.0%           0             N/A          N/A            5,800          0

436 Corridor        1,505,034       9.8%          11.2%            670     $   14.13    $10.00-16.00       62,405          0
 Class A                    0       0.0%           0.0%           0             N/A          N/A             0             0

Winter Park           837,925       4.4%           4.4%            660     $   16.72    $11.00-20.00       34,931          0
 Class A                    0       0.0%           0.0%           0             N/A          N/A             0             0

Intl. Airport         503,036      17.9%          17.9%         61,951     $   17.00    $16.50-17.50       21,904          0
 Class A              503,036      17.9%          17.9%         61,951     $   17.00    $16.50-17.50       21,904          0

Colonial Drive        399,924      15.6%          15.6%          4,409     $   13.52    $11.00-17.00       35,372          0
 Class A                    0       0.0%           0.0%           0             N/A          N/A             0             0

Southwest           2,160,767      12.2%          12.2%         55,681     $   16.69    $9.00-23.50       175,146       199,608
 Class A              615,349      10.1%          10.1%          8,926     $   22.40    $17.50-23.50       67,342       199,608

Total              18,937,984       7.0%           7.3%        798,001     $   16.26    $8.50-25.00     1,527,425       647,824
 Class A            9,407,909       4.0%           4.4%        699,924     $   20.55    $14.00-25.00      881,413       647,824

                                                  Orlando office Market Analysis
================================================================================

      The CBD, which represents 27 percent of the total market, has a current vacancy rate of 8.2 percent, down slightly from year end's 8.6 percent. To date, leasing activity in the CBD totals 270,445 sf with current net absorption of (2,952). Leases of note during the third quarter include CNL's lease of 16,419 sf at City Hall Plaza and HDR Engineering's lease of 4,077 sf at Signature Plaza. Hurley & Rogner, P.A. also signed a 13,950 sf sublease at the SunTrust Center.

      The non-CBD has experienced 800,953 sf of net absorption so far this year, which is 181,368 sf greater than the absorption for all of 1996. The suburban submarkets have also experienced an impressive 1,256,950 sf of leasing activity during the first three quarters and are enjoying a current vacancy rate of 6.7 percent, a decrease of 3 8 percentage points over year end 1996. Several key leases that transpired during the third quarter include:

=====================================================================================
    Tenant                      Submarket             Location                  SF
=====================================================================================
Florida Hospital            Lee Road Corridor    Florida Hospital Bldg.     14,866 SF
-------------------------------------------------------------------------------------
Managed Comp                Maitland             Maitland Summit I          12,020 SF
-------------------------------------------------------------------------------------
Intermedia Communications   Maitland             555 Winderley Place        10,000 SF
-------------------------------------------------------------------------------------
Hard Rock Cafe              Southwest            AmSouth Building            9,535 SF
-------------------------------------------------------------------------------------
HRH Insurance, Inc.         436 Corridor         Koger-Palmetto Bldg.        9,000 SF
-------------------------------------------------------------------------------------
Department of Revenue       Lee Road Corridor    The Promenade               6,500 SF
-------------------------------------------------------------------------------------
Federal Aviation Authority  Airport Area         Citadel International       7,500 SF
=====================================================================================

      Orlando has seven major class A submarkets which compete for corporate office users and totals just over 9.4 million square feet. Net class A absorption for the year-to-date is 699,924 sf. The currency vacancy rate for class A space is 4.4 percent well below stabilized levels and current availabilities total 410,462 sf. There is such a market for class A space that in the CDB alone there is a 4.3 percentage point difference between the overall vacancy rate and the class A vacancy rate. Maitland is the second largest submarket in terms of class A space and the vacancy rate there is very low at
3.4 percent. The weighted average direct asking rental rate for available space has increased to its current level of $20.77 psf from $18.73 psf at the end of 1996. Strong tenant interest in the market, coupled with increasing rental rates and strong demand for new construction has left the Orlando office market quite favorable for landlords and it continues to spark investor interest.

      Such investor interest is best explained by example. To date, the market has seen a total of twelve buildings change hands, seven of which were investor sales. Notable transactions to date include the following:

    =======================================================================
          Building                Submarket      Sale Price        Price/SF
    =======================================================================
    Barnett Bank Center           CBD           $60,725,000        $144.32
    ----------------------------------------------------------------------
    Citruis Center                CBD           $28,500,000        $110.33
    ----------------------------------------------------------------------
    American States Bldg.         Maitland      $ 5,160,000        $ 98.29
    ----------------------------------------------------------------------
    800 Trafalgar                 Maitland      $ 3,039,000        $ 53.96
    ----------------------------------------------------------------------
    Former NCR Building           Maitland      $ 1,950,000        $ 78.00
    =======================================================================


================================================================================

                                                  Orlando Office Market Analysis
================================================================================

      Orlando should continue to perform well for the remainder of 1997. At the end of the third quarter there were still several large leases out for signature, which will positively impact year-end statistics. Rental rates, which have been on the rise since the end of 1996, will continue to rise, although at a less rapid pace.

Downtown Orlando Office Market - Overview

      The Central Business District (CBD) has continued the steady pace with which it began this year and is not showing any signs of slowing down. With an current overall vacancy rate of 6.6 percent, space within the CBD continues to tighten. Net absorption during the second quarter was 40,573 sf with a year to date total of 117,944 sf. However, it is unrealistic to expect this trend to continue considering the low vacancy factor and the shortage of space downtown.

      Leasing activity during the second quarter totaled 97,578 sf, which represents a 37 percent increase over the same period last year. The CBD was largely a sublease market during the first quarter of 1997 but the environment is again changing as the vast majority of available sublease opportunities have been seized by tenants. We are once again witnessing the decrease of available office space coupled with an increase in overall asking rates. In addition, subleases are rolling over into direct leases offered through landlords, as was the case in the 24,592 sf leased by the Education Institute of the Hotel/Motel Association at One Orlando Centre. Other key direct leases include MFS's lease of 5,311 sf at Landmark I and Arthur J. Gallagher's lease of 4,418 sf at Signature Plaza.

      The limited amount of space within the CBD has allowed for rising asking rates for several successive quarters. The current overall asking rate is now $20.06 psf, an increase of $1.75 psf over the second quarter of 1996 and $1.05 psf over year end. Class A space is leasing for an average of $23.03, which represents a $0.88 increase over year end's $22.15.

      The lack of quality space has led to the often voiced need for a new CBD office tower. There are several developers proposing such a tower, including two very talked about projects. Pizzuti Development is currently seeking FM approval for a 400,000 sf office tower, which would be the tallest office building in the Orlando area. Associated Capital Properties is also proposing a multi-building office project adjacent to their 201 E. Pine Street building which rivals the Pizzuti development. In addition, the Orange County Courthouse is nearing completion, which is expected to augment demand for space at the north end of downtown by legal and hospitality users.


================================================================================

------------------------------------------------------------------------------------------------------------------------------------
                                                 Competitive Office Building Summary
                                                         One Orlando Center
                                                      800 North Magnolia Avenue
                                                          Orlando, Florida
------------------------------------------------------------------------------------------------------------------------------------
                                                                 Estimated    Average
                                   Year     Total    Available   Vacancy      Asking
       Property/Location        Completed   Sq. Ft     Space      Rate          Rent                   Comments

1   Subject/One Orlando Center     1987     357,181      -        0.0%     $       21.00    Rent is gross plus annual bumps and
                                                                                             increases over base year expenses

2       Gateway Center             1989     215,708     6,825     3.2%     $19.50-$21.00    Gross rent + annual bumps and increases
                                                                                                     over base year expenses

3     Landmark Center I & II       1983/85  440,273      -        0.0%     $       20.00    Gross rent + annual bumps and increases
                                                                                                     over base year expenses

4      Nationsbank Tower           1986     223,190     7,387     3.3%     $       22.00    Gross rent + annual bumps and increases
                                                                                                     over base year expenses

5       201 E. Pine St.            1975     247,609      -        0.0%     $       21.00    Gross rent + annual bumps and increases
   (Colonial Bank Building)                                                                          over base year expenses

6      First Union Building        1983     255,724     1,754     0.7%     $       19.00    Gross rent + annual bumps and increases
                                                                                           over base year expenses-lower end Class A

7        Citrus Center             1972     264,719    15,647     5.9%     $       21.00    Gross rent + annual bumps and increases
                                                                                                     over base year expenses

8       Signature Plaza            1982     268,962    25,001     9.3%     $       23.00    Gross rent + annual bumps and increases
                                                                                                     over base year expenses

9     Barnett Bank Center          1987     420,719      -        0.0%     $       25.00    Gross rent + annual bumps and increases
                                                                                            over base year expenses-1 of 2 premier
                                                                                            bldgs.

10       Suntrust Center           1988     569,678    33,460     5.9%     $       24.00    Gross rent + annual bumps and increases
                                                                                            over base year expenses-1 of 2 premier
                                                                                            bldgs.

   Total Sq. Ft. Area in Survey           3,263,763    90,054     2.8%
------------------------------------------------------------------------------------------------------------------------------------

                                                  Orlando Office Market Analysis
================================================================================

Inventory Statistics

      The last major additions to the Downtown Class A market were One Orlando Center in 1987, Suntrust Center in 1988, and Gateway Center in 1989. Since the addition of the 1.1+/- million square feet contained in these three buildings, there have been no additions to inventory. As touched on earlier, current rental and occupancy rates suggest that new development will take place in the near future. Brokers and developers interviewed however, all indicated that new projects will have a very difficult time finding financing without a 50 percent level of preleasing. Though rumors continue as to the identity and size of potential large office occupants into the market, no single or group of users large enough to spur new development have committed to the area. Though a limited number of landowners in this market reportedly have sufficient capital to begin projects without financing, none have actively begun development of downtown inventory. The market is currently such that the first major Class A building to come out of the ground will likely be the only one for some time as the market absorbs the space. As presented earlier, there are a number of potential entrants in the market.

      The table on the previous page shows a survey of existing Class A downtown buildings considered most directly competitive to the subject. As indicated, the total inventory is approximately 3.26 million square feet with a surprisingly low vacancy rate of only 2.8 percent. All of the buildings were completed since 1972 and all are in excess of 200,000 square feet. Though they range in terms of desirability, all are considered competitive Class A buildings.

Vacancy

      As indicated in the previous table, the overall market vacancy rate for directly competitive Class A CBD properties is currently at 2.8 percent. This reflects the continuing trend toward shrinking vacancy rates as presented in the following table.

            ==================================================
                    ORLANDO CBD OFFICE MARKET VACANCY TRENDS
            ==================================================
            Year              Overall CBD         Class A CBD
            --------------------------------------------------
            1993                 14.3%               12.2%
            --------------------------------------------------
            1994                 12.3%               10.7%
            --------------------------------------------------
            1995                  8.2%                7.2%
            --------------------------------------------------
            1996                  8.6%                7.9%
            --------------------------------------------------
            YTD 1997              6.6%                4.2%
            ==================================================

      The overall CBD Class A inventory, which includes properties not considered directly competitive with the subject, currently exhibits a vacancy rate of 4.2 percent. With the exception of 1996 which exhibited a slight increase over 1995 in terms of vacancy, the market has been on an improving trend since 1993.

Rental Rates

      The lease rates quoted are generally on a gross basis, plus a pro rata share of increases over base year expenses and include a tenant work letter ranging from $10.00 to $20.00 per square foot for new leases and $2.00 to $5.00 per square foot for renewals. Asking rents have increased fairly steadily since 1993, particularly to date in 1997. From a level of just over $20.00 per square foot in 1993, current average asking rents are in the $23.00 to $24.00 per square foot range and the average actual lease rate is $23.03, representing an increase of $0.88 over 1996


================================================================================

                                                  Orlando Office Market Analysis
================================================================================

year end's figure of $22.15. Rental rates are projected to continue to grow going forward until another downtown Class A building comes on-line.

Absorption

      With the exception of 1995, absorption has historically been strong in the Orlando CBD. The following table summarizes historical absorption for the overall downtown market since 1993 based on Cushman & Wakefield's Orlando Office Market Report.

================================================================================
                 HISTORIC ABSORPTION - ORLANDO CBD OFFICE MARKET
================================================================================
                1993      1994     1995     1996      YTD 2Q 1997   Average
--------------------------------------------------------------------------------
    CBD       140,883   113,981  167,744   15,075       117,944     134,714
================================================================================

Parking

      In general terms, the City of Orlando's long range plan is to discourage the use of private automobiles in the downtown area. Recent amendments to the City's zoning ordinance tend to limit the amount of off-street parking which an office development project can provide. This is in contrast to existing office properties which were constructed with adequate on-site parking facilities during the 1970s and 1980s. With office occupancy rates on the rise, building owners have begun to charge new tenants for parking at rates ranging from $45 to $65 per month per space with a ratio of approximately 2 to 2.5 spaces per 1,000 square feet of rentable area. This trend is expected to continue as the demand for space continues to outpace new supply. Any of the aforementioned proposed developments will not be permitted with parking facilities considered sufficient to accommodate the building occupants. The potential for additional parking revenue for those existing buildings, therefore, is projected to continue to grow, even as growth in office rents may level off upon completion of new Class A product.

Lease Parameters

      The typical lease terms vary between 3 and 15 years. Institutional tenants tend to secure 10 to 15 year leases with provisions for obtaining option additional space. Local and lesser established tenants desire 3 to 5 year obligations. In general, tenants occupying less than approximately 5,000+/- square feet seek terms in the 3 to 5 year range.

      Free rent is virtually nonexistent and tenant work allowances have generally been shrinking. Tenant work ranges from $10 to $15 per square foot for new tenants and $2.00 to $5.00 per square foot for renewal tenants. Larger work letters are typically compensated for by higher lease rates.


================================================================================

                                                  Orlando Office Market Analysis
================================================================================

     Conclusion

     The Orlando downtown office market has performed very well over the past three to four years. Occupancy and rental rates are on the rise while tenant work allowances have generally been shrinking. At present, there is a large volume of potential inventory on hold in various planning or approval stages. Most market participants feel that these buildings will only be actively developed upon the securing of a 50 percent level of preleasing and that the first building to come out of the ground will likely be the only one for some time. Assuming these projections hold true, the current prognosis for the downtown Orlando market is generally good going forward.


================================================================================

                                                            PROPERTY DESCRIPTION
================================================================================

Site Description
Property:                     One Orlando Center
                              800 North Magnolia Avenue
                              Orlando, Florida

Location:                     The site is located on the west side of Magnolia
                              Avenue, between Park Lane Street and Marks Street in the City of Orlando, Orange County, Florida.

Shape: Generally rectangular, please refer to the site plan on the facing page

Land Area:                    5.53+/- acres

Frontage:                     We have been provided with a site plan which does
                              not indicate the length of road frontage.
                              According to the legal description presented in the addenda, the subject has a total of 590.5 feet of frontage on the west side of Magnolia Avenue.

Topography/Terrain:           The site is generally level

Street Improvements:          Curbing, sidewalks and street lighting

Soil Conditions:              We did not receive nor review a soil report.
                              However, we assume that the soil's load-bearing capacity is sufficient to support the existing structure. We did not observe any evidence to the contrary during our physical inspection of the property. The tract's drainage appears to be adequate.

Utilities:                    All municipal utilities including electric,
                              telephone, water, and sewer are available and installed at the subject site. Gas is not available or installed.

Access: Vehicular access to the site is available via driveways on the west side of North Magnolia Avenue, the east side of Orange Avenue, and the north side of Park Lane Street.

Land Use Restrictions: We were not given a title report to review. We do not know of any easements, encroachments, or restrictions that would adversely affect the site's use. However, we recommend a title search to determine whether any adverse conditions exist.


================================================================================

                                                            Property Description
================================================================================

Flood Hazard:                 According to the National Flood Rate Insurance Map
                              No. 120186 0015D, the subject is not located in a Flood Hazard Zone and, therefore, does not require flood hazard insurance. A copy of the flood zone designation obtained from the City of Orlando
                              Public Works Department can be found in the addenda.

Wetlands:                     We were not given a Wetlands survey. However, it
                              appears that the subject is not encumbered by regulated wetlands.

Site Improvements:            The site features an on-site structured parking
                              garage containing parking facilities for 1,390 cars on seven levels. Additional on-site grade level parking is available to the west of the subject which is used principally for loading.

Comments:                     Overall, the site was found to be a functional
                              parcel, well suited for its existing use and typical of this area.

Improvements Description

      The improvements consist of a 19-story Class A office building. The property contains a rentable area of 357,181+/- square feet and a gross building area of 383,599+/- square feet. The building was completed in 1987. The following description of the improvements is based upon the physical inspection of the property along with our discussions of the property with ownership and management.

General Description
    Year Built:               1987
    Gross Area:               383,599+ SF
    Rentable Area:            357,181+ SF
    Building Height:          19 stories

    Stacking Plan:            Please refer to the chart on the facing page. The
                              total net rentable area indicated in the chart differs slightly from that derived from the sum of the rentable areas cited in the tenants' lease abstracts.

Construction Detail
     Foundations:             Foundations appear to be constructed of poured
                              concrete.

    Framing: Framing throughout the property is structural steel

    Ceiling Height:           Slab to slab ceiling heights are 12.5 feet.

    Floors:                   Poured concrete


================================================================================

                                                            Property Description
================================================================================

     Exterior Walls:          The exterior curtain walls are reflective glass
                              and stone panels

     Roof Cover:              Rubber membrane

     Windows: Windows throughout the property are fixed, double pane units.

     Pedestrian Doors:        The pedestrian doors are swinging and revolving
                              glass units.

Mechanical Detail
     Heating and Cooling:     Air conditioning is provided by a central electric
                              system which provides chilled water to air handlers on each floor. The property has no central heating system. In the event heat is needed in the building, there are electric units located on the air ducts on each floor.

    Plumbing:                 The building  features one men's and one women's
                              common lavatory on each floor.

    Electrical Service:       The building has adequate commercial grade
                              electric service.

    Elevator Service:         The subject office building is serviced by a total
                              of eight elevator units. Six, 3,500 pound capacity cabs service the first through 18th floor. One similar unit services floors 18 and 19. There is one 3,000 pound elevator which services floors one and two and is used primarily for freight.
                              Finally, there are three, 3,500 pound capacity units which serve the parking garage.

    Security/Fire Protection: Smoke detectors, sprinkler system, standpipe system, and emergency lighting.

Interior Detail
    Layout: The main entrances to the subject are located at the southeast and northwest corners of the building. An additional entrance is available via an enclosed, second floor walkway providing direct access from the parking garage to the north. The entrances open to a two-story atrium lobby off of which are various sundry shops, office space, and elevator bank. There are also open marble staircases providing access between floors 1 and
                              2. Floors 3 through 19 house general office space. The 19th floor is not directly accessible by the main elevator-banks but can be reached by an elevator serving the 18th and 19th floors as well as an open staircase. There are two additional staircases


================================================================================

                                                            Property Description
================================================================================

                              providing central access throughout the building. The loading facilities are located on the west side of the first floor of the building and consist of three enclosed tailboard level loading docks.

    Floors: The finished floors vary from level to level and from tenant to tenant. Generally speaking, the interior finishes are high quality and include floors of marble, hardwood, granite, commercial grade carpet, and vinyl or ceramic tile.

    Ceilings:                 Ceilings throughout the property are either
                              suspended acoustical tile or painted drywall. The area between the slab and the tiles is generally filled with duct work and wiring.

    Walls:                    Walls throughout are sheetrock over metal studs.
                              Generally, the sheetrock walls are painted or are treated with various wall coverings.

    Lighting:                 Lighting is a combination of recessed fluorescent
                              and incandescent fixtures.

    Restrooms:                Each floor is equipped with common men's and
                              women's restrooms.

Hazardous Substances:         We are not aware of any potentially hazardous
                              materials such as formaldehyde foam insulation, asbestos insulation, radon gas emitting materials, or other potentially hazardous materials which may have been used in the construction of the improvements. However, we are not qualified to detect such materials and urge the client to employ an expert in the field to determine if such hazardous materials are thought to exist.

Americans With Disabilities
 Act Compliance:              The Americans With Disabilities Act (ADA) became
                              effective January 26, 1992. According to building management, the subject has been brought into compliance with the requirements of the ADA. We have not made, nor are we qualified by training to make, a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey and a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have not been provided


================================================================================

                                                            Property Description
================================================================================

                              with the results of a survey, we did not consider possible noncompliance with the requirements of ADA in estimating the value of the property.

Other: The subject also features a seven-level detached structured parking garage located immediately north of the office building. This garage contains parking for a total of 1,390 cars. The entrance and exit are located at the southern end of the structure, facing the office building.

Condition:                    The subject improvements are constructed of high
                              quality materials and have been very well maintained since their completion in 1987.

Comments:                     The quality of the subject improvements is rated
                              to be very good. The layout and functional plan are considered to be consistent with current market demands. The building was completed in 1987 and has been very well maintained since its completion. Other than second floor bathroom repairs, there are no major capital items which were noted as being required as of the date of this report.


================================================================================

                                             REAL PROPERTY TAXES AND ASSESSMENTS
================================================================================

      The subject property is indicated as Parcel Number 23-22-295640-01001.
The 1996-97 fiscal year is the most recent year for which assessed valuation and properly tax information is available. The current assessment is as follows:

            Land                                      $ 9,629,400
            Improvements                               31,609,978
                                                      -----------
            Total                                     $41,239,378

      According to the City of Orlando Assessor, the subject assessments represent approximately 100 percent of fair market value according to the City. This would indicate a value for the subject property of $107.51 per square foot of gross building area based on a gross building area of 383,599 square feet or $115.46 per square foot of net rentable area based on a net rentable area of 357,181+/- square feet.

      In order to evaluate the reasonableness of the subject's assessment, we have compared it to assessment levels of other Class A office buildings in downtown Orlando. The following table summarizes the assessments in total and per square foot of gross building area for several comparable downtown Orlando Class A office buildings.

       REAL ESTATE TAX COMPARABLES - ONE ORLANDO CENTER, ORLANDO, FLORIDA

===================================================================================================
                        Total      Building    Parking     Building Size   Land Area    Assessment
Property             Assessment      Age      Facilities      (SF GBA)       (Ac.)     SF Bldg Area
===================================================================================================
Colonial Bank Bldg.
201 E. Pine St.      $24,839,726     1975      Surface        251,994        7.95        $ 98.57
---------------------------------------------------------------------------------------------------
Signature Plaza                                5-level
201 S. Orange Ave.   $25,841,750     1982      garage         298,000        1.98        $ 86.72
---------------------------------------------------------------------------------------------------
DuPonte Center
390 N. Orange Ave.   $50,261,239     1988      Minimal        568,647        2.73        $ 86.39
---------------------------------------------------------------------------------------------------
NationsBank Tower                              4-level
111 N. Orange Ave.   $24,865,313     1986      garage         255,763        1.1         $ 97.22
---------------------------------------------------------------------------------------------------
First Union Tower                              garage &
20 N. Orange Ave.    $22,622,609     1983      surface        267,309        2.32        $ 84.63
---------------------------------------------------------------------------------------------------
SunTrust Tower                                 7-level
200 S. Orange Ave.   $91,030,745     1958      garage         733,991        3.88        $124.02
---------------------------------------------------------------------------------------------------
Citrus Center                                  5-level
255 S. Orange Ave.   $20,593,790     1971      garage         258,321        2.28        $ 79.72
---------------------------------------------------------------------------------------------------
                                               7-level
Subject              $41,239,378     1987      garage         383,599        5.53        $107.51
---------------------------------------------------------------------------------------------------
Average (excluding subject)                                                              $ 94.18
===================================================================================================

      As indicated by the information presented in the chart, the subject's assessments on a per square foot of gross building area basis are slightly higher than the average of the real estate tax comparables presented but considered reasonable overall given the age, size, and condition of the properties as well as the subject's parking facilities.

      According to the Orange County Tax Collector, the combined county, school, city and miscellaneous taxes applicable to the subject property for the coming tax year will be $929,635.68, reflecting an effective tax rate of $22.5424 per $1,000 of assessed value. Since Orange County reviews assessment levels on an annual basis, the subject's assessment and tax liability has increased at a rapid pace over the past few years as the building's occupancy and the market as a whole have improved dramatically over that time frame. For example, the subject's


================================================================================

                                             Real Property Taxes and Assessments
================================================================================

assessment and tax liability for the previous tax year were $34,883,796 and $789,640.49, respectively, based on a total tax rate of $22.6363 per $1,000 of assessed value, representing an increase of 17.73 percent. As the property is currently at 100 percent occupancy, there is not likely to be a real estate tax increase exceeding the underlying rate of inflation going forward. We have therefore projected an annual increase in the effective tax rate going forward of 3.0 percent.

      Real estate taxes are due in March of the current tax year. Property owners are able to take advantage of up to a 4 percent discount on the total tax bill by paying real estate taxes in November of the prior year. The discount is reduced by one percent per month for payments received after November until it is burned off by March. We have assumed that the subject property would be competently managed whereby the tax discount would be taken advantage of. Assuming an inflationary increase in the real estate tax liability, combined with the 4 percent discount, we have projected a first year tax liability in our cash flow projection of $930,000, rounded.


================================================================================

                                                                          ZONING
================================================================================

      The subject property is located in the AC-3A/T Downtown Activity Core Center District, as outlined in the zoning ordinance of the City of Orlando. Permitted uses include: multi-family, mixed residential office uses, hospitals, hotels, motels, office, and light retail. The permitted uses are subject to the following bulk and yard requirements:

       FAR min./max.:                  0.75/3.0

       Minimum Site Frontage:          25 feet

       Minimum Setbacks:
           Front Yard (min./max.):     0 feet/5 feet
           Side Yard (min./max.):      0 feet/25 feet
           Rear Yard:                  10 feet

       Maximum Building Height:        Dictated by the FAA

       Minimum Parking Requirement:    2 sp./1,000 sf

       Maximum Parking Requirement:    3 sp./1,000 sf until 12/31/95
                                       2.5 sp./1,000 sf from 1/1/96 to 12/31/00
                                       2 sp./1,000 sf thereafter

      The subject property went through the City approval process and is considered a legal use according to the Orlando Department of Planning and Zoning. As indicated, the City of Orlando is attempting to encourage public transportation into the City and discourage the use of the personal automobile, in part through the use of zoning restrictions on office building parking facilities. Other initiatives include a proposed light rail system and increased public busing. The impact of this trend on the subject, which has an adequate parking ratio of 3.89 spaces per 1,000 square feet of net rentable area, is to provide for significant upside income potential as property owners begin to charge for parking as the market continues to improve and any new office development is discouraged from providing adequate parking.

      We know of no deed restrictions, private or public, that further limit the subject property's use. The research required to determine whether or not such restrictions exist, however, is beyond the scope of this appraisal assignment. Deed restrictions are a legal matter and only a title examination by an attorney or title company can usually uncover such restrictive covenants. Thus, we recommend a title search to determine if any such restrictions do exist.


================================================================================

                                                            HIGHEST AND BEST USE
================================================================================

      According to the Dictionary of Real Estate Appraisal, Third Edition
(1993), a publication of the Appraisal Institute, the highest and best use is defined as:

      The reasonable probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability.

As Vacant

      Our initial consideration of the subject site as vacant concerns the land uses which are physically possible on the subject parcel. The subject site contains a total of 5.53t acres of land area. The parcel has adequate road frontage. The size and configuration of the site are felt to provide development potential for a wide variety of uses. Access and exposure are felt to be good for office use. Municipal utilities are adequately provided for all conceivable uses. The street improvements are also adequate. Therefore, the physical characteristics of the site provide a wide range of potential land uses.

      Secondly, we must consider the land uses which are legally permissible based upon the prevailing zoning and land use ordinances. The subject's zoning classification is fairly liberal with regard to permitted uses. Office uses are, however, most consistent with the overall development of the downtown Orlando area.

      Finally, we have considered the possible land uses which would be financially feasible and which would produce the highest net return to the land. As noted in our discussion, an office use is felt to be the most appropriate land use for the subject. Vacancy and rental rates in the downtown Orlando area, while improving dramatically over the past few years, have not yet reached the point where new speculative construction is yet feasible.

      Based upon the foregoing, we conclude that the highest and best use of the site as vacant is for a Class A office building, upon a continued improvement in market conditions which would justify speculative new construction, or alternatively, upon securing of a tenant for at least a significant portion of the proposed project.

As Improved

      Unlike the previous analysis of the site as vacant, this analysis considers the subject property as currently improved with an evaluation of the physical, legal and financial appropriateness of the existing land use.

      Relative to the physical considerations, the subject site is improved with an existing office structure and based upon our observations, there are no apparent physical factors such as, soil, drainage or other site characteristics which would adversely affect the continued utility or existence of the subject improvements.


================================================================================

                                                            Highest and Best Use
================================================================================

      In relation to the legal considerations, the subject site, as presently improved, represents a legal use. Finally, in consideration of the appropriately supported and financially feasible land uses, the use of the subject improvement is considered to contribute in an economic manner to the subject site. In the foreseeable future, this will produce a level of return which is consistent with investment grade real estate. Therefore, based upon the subject's historical performance and overall character, it is our opinion that the highest and best use of the property, as improved, is a commercial office building.


================================================================================

                                                               VALUATION PROCESS
================================================================================

      Appraisers typically use three approaches in valuing real property: the Cost Approach, the Income Capitalization Approach, and the Sales Comparison Approach. The type and age of the property and the quantity and quality of data affect the applicability of each approach in a specific appraisal situation.

      The sales of existing properties similar to the subject are available for our analysis, and we can use information from these sales, along with other market information to value the subject using the Sales Comparison and Income Capitalization Approaches. We believe a discounted cash flow analysis is more appropriate since it is widely used by investors in the current marketplace.

      The Cost Approach is not considered in the valuation of the subject property. The investment marketplace does not typically trade leased office buildings on a cost/value basis. Though development is taking place in the suburban markets with extensive preleasing, the subject was completed approximately ten years ago and the estimate of physical depreciation is fairly subjective. We have therefore not employed the Cost Approach in the valuation of this property.

      We concluded the appraisal process by reviewing each of the approaches to value. We considered the type and reliability of data and the applicability of each report. Finally, we reconciled the approaches and estimated the final value.


================================================================================

                                                       SALES COMPARISON APPROACH
================================================================================

Methodology

      In the Sales Comparison Approach, we estimated the value of the subject by comparing it with similar, recently sold properties in the surrounding or competing area. Inherent in this approach is the principle of substitution, which holds that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

      By analyzing sales that qualify as arms-length transactions between willing and knowledgeable buyers and sellers, we can identify value and price trends. The sold properties must be comparable to the subject in physical, locational, and economic characteristics. The basic steps of this approach are:

      1. research recent, relevant property sales and current offerings throughout the competitive area;

      2. select and analyze properties that are similar to the subject, considering changes in economic conditions that may have occurred between the sale date and the date of value, and other physical, functional, or locational factors;

      3. identify sales that include favorable financing and calculate the cash equivalent price;

      4. reduce the sale prices to a common unit of comparison such as price per square foot of building area;

      5. make appropriate adjustments to the prices of the comparable properties;

      6. interpret the adjusted sales data and draw a logical value conclusion.

      The most widely-used and market-oriented unit of comparison for properties such as the subject is the sale price per square foot of net rentable area. All comparable sales were analyzed on this basis. On the following facing page is a summary of the improved, sold properties that we compared with the subject property as well as the adjustments applied.

      Over the past four years, nearly every major Class A office property in the downtown Orlando market has transferred. We have focused on the six most recent transfers which have taken place since March 1995. The subject's office market has been improving fairly steadily since that time and we have therefore adjusted the sales which took place in 1996 and 1995 upward for time to reflect the improvement in market conditions as covered in the market analysis section of the report.

      The subject is a high quality Class A office building located in the northern portion of the Orlando CBD in a somewhat secondary location. The comparable sales are generally superior to the subject in terms of location and have been adjusted accordingly.

      The major elements of comparison for an analysis of this type include the financial terms incorporated into a particular transaction, the conditions or motivations surrounding the sale, changes in market conditions since the sale, the location of the real estate, its physical and


================================================================================

                                                       Sales Comparison Approach
================================================================================

functional traits and the economic characteristics of the property. Advantageous financing terms and conditions of a sale must first be adjusted to reflect a normal market transaction. Then, changes in market conditions must be accounted for, thereby creating a time adjusted normal unit of comparison. Adjustments have been made for location, the physical and functional traits (size and utility) in order to generate the final adjusted unit range which is appropriate for comparison to the subject property.

      Our summary of Comparable Office Building Sales and Adjustments chart details six sales involving office buildings in the Orlando market. Before adjustment, the sales prices range from $83.67 per square foot to $162.29 per square foot. These structures range in size from 222,970 square feet to 654,678 square feet.

Analysis of Sales

      Sale No. 1 is the September 1997 sale of the Signature Plaza office building located at 201 South Orange Avenue in the south-central section of the Orlando CBD. The sale price reflects an overall capitalization rate of 8.24 percent. This sale was not adjusted for time but required an upward adjustment for age/condition to reflect its inferiority to the subject in this regard. A downward location adjustment was made to reflect the superiority of this property to the subject. An upward adjustment was made to reflect the inferior parking ratio of this property as compared to the subject. After adjustments, this sale reflected a value to the subject of $149.65 per square foot of net rentable area.

      Sale No. 2 is the August 1997 purchase of Citrus Center in downtown Orlando by Tircony Florida Corp. A going-in overall capitalization rate of 10.31 percent was reflected by this sale. The indicated purchase price of $110.33 per square foot of net rentable area was not adjusted for time, however, a significant upward age/condition adjustment was applied to reflect this property's 1971 date of construction. Similar to Comparable Sale No. 1, this sale required a downward location adjustment. This adjustment was countered by an upward adjustment for inferior parking facilities. After adjustments, this property reflected a value to the subject of $132.39 per square foot of net rentable area.

      Sale No. 3 is the most recent transfer of DuPonte Center located at 390 North Orange Avenue. This sale took place in March 1997 and required no time adjustment. The indicated price of $144.42 per square foot of net rentable area reflects an unusually low overall capitalization rate of 6.68 percent. This sale was adjusted downward to account for the superior location of this property as compared to the subject. A significant upward adjustment was made, however, to reflect the inferior parking facilities of this property as compared to the subject. After adjustments, this property continues to reflect a value to the subject of $144.42 per square foot of net rentable area.

      Sale No. 4 involved the transfer of the Colonial Bank Building at 201 East Pine Street and reflected an overall capitalization rate of 11.12 percent. The transfer took place in December 1996 and an upward time adjustment was made to account for the improvement in the market since this transfer. This property was constructed in 1975 and was adjusted upward for age/condition. Similar to Comparable Sale No. 2, this sale required a downward adjustment for location and an upward adjustment for inferior parking facilities. After adjustment, a unit value of $110.44 per square foot of net rentable area is indicated.


================================================================================

                                                       Sales Comparison Approach
================================================================================

      Sale No. 5 is the purchase of the SunTrust Center Building at 200 South Orange Avenue and reflected an overall going-in capitalization rate of 8.64 percent. This transfer took place in September 1996 and was adjusted upward for time to reflect the improvement in market conditions since that transfer. At over 650,000 square feet, this property is significantly larger than the subject. With all other things being equal, a larger property will reflect lower values on a per square foot basis. We have therefore adjusted this sale upward on a per square foot basis to reflect this tendency. A downward adjustment was made to reflect the superior location of this property relative to the subject. An offsetting upward adjustment was made, however, to account for the subject's superior parking facilities. This property reflected a value to the subject of $187.45 per square foot of net rentable area after adjustments.

      Sale No. 6 is the most recent transfer of NationsBank Tower located at 111 North Orange Avenue. This sale reflected an overall capitalization rate of 10.4 percent and a per square foot value of $125.47. This sale was adjusted upward for time as this sale took place in March 1995. With the exception of a superior location and inferior parking facilities, this property was considered similar to the subject and no further adjustments were applied. After adjustments, this property reflected a value to the subject of $144.29 per square foot of net rentable area.

      After adjustment, a more narrow range in unit value is indicated of from $110.44 to $187.45 per square foot. The upper end of the range is indicated by the sale of SunTrust Tower while the low end of the range is accounted for by the sale of Colonial Bank Building. The average adjusted sale price per square foot of net rentable area of the comparables is $145.66 per square foot of net rentable area. On the whole, we are of the opinion that the comparable sales are a very good indication of market value for the subject property due to their recency and location relative to the subject. Given the high quality construction of the subject, the improving market conditions, and the location of the subject in a growth corridor of the Orlando CBD, we have concluded near the higher end of the range established by the comparable sales. We have therefore concluded a value of $150.00 per square foot of net rentable area or $54,000,000, rounded as calculated below.

      357,181+/- square feet @ $150.00/sf          $53,577,150
      Rounded                                      $54,000,000


================================================================================

                                                  INCOME CAPITALIZATION APPROACH
================================================================================

Methodology

      The Income Capitalization Approach is a method of converting the anticipated economic benefits of owning property into a value estimate through capitalization. The principle of "anticipation" underlies this approach in that investors recognize the relationship between an asset's income and its value. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be estimated, and the most appropriate capitalization method must be selected.

      The two most common methods of converting net income into value are direct capitalization and discounted cash flow analysis. In direct capitalization, net operating income is divided by an overall rate extracted from market sales to indicate a value. In the discounted cash flow method, anticipated future net income streams and a reversionary value are discounted to an estimate of net present value at a chosen yield rate (internal rate of return).

      In our opinion, the discounted cash flow method is most appropriate. The discounted cash flow analysis is generally thought to be the best method for evaluating income producing properties purchased for investment. Forecasted future patterns of income and expenses are modeled to reflect the perceived investor expectations. Appraisers make forecasts (not predictions) of future events based upon their understanding of market forces and familiarity with the expectations of typical investors in the property type being appraised. Given the stabilized nature of the subject property as well as the indications of overall going-in capitalization rates provided by the comparable sales, we have also applied a direct capitalization analysis of the subject property based on the first year's net operating income.

Potential Gross Income

      Generally, office tenants pay rent on a rentable area basis which is consistent with the space measurement standards for buildings of similar vintage, plus any increases in operating expenses and real estate taxes above stipulated base year amounts. Tenant electric costs are treated in a number of ways depending upon the mechanical make-up of the building.

Existing Leases

      The subject is currently 100 percent occupied. Please refer to the subject lease abstracts presented in the addenda to this report. As previously mentioned, we have been provided with a client prepared Argus cash flow model. This model contains details of the tenant expense pass-throughs in addition to rental rates and lease terms. We have attempted to verify this information with a rent roll provided by the property owner, however, the tenant lease information provided by the borrower was incomplete and did not enable us to confirm the pass-through methods contained in the Argus model. We have therefore relied upon the cash flow model provided to us by the client with regard to expense pass-throughs. Recent leasing activity at the subject includes a lease for 24,592 square feet to Educational Institution beginning July 1997 with a ten year term at an initial rate of $18.50 per square foot per year and an average rate of $20.42 per square foot. This rental rate is gross plus increases in operating expenses over a base year amount. Another recent lease is to Fluor Daniel, Inc. which took place in June 1997 and extends for three years. The average annual rental rate is $21.03 per square foot on a gross plus increases basis.

      As can be seen by the following lease expiration schedule, generally small portions of the subject property in terms of net rentable area are due to expire over the next three years. In year


================================================================================

                                                  Income Capitalization Approach
================================================================================

four of the cash flow, a total of 11.1 percent of the leases are due to expire, followed by 2.8 percent in year 5. Year 6 of the cash flow reflects a total of
44.3 percent of the leases as expiring which is fairly significant in terms of the property as a whole, however, since this is not scheduled to occur until the sixth year of the cash flow, the impact is somewhat mitigated. We have nevertheless considered the lease expiration schedule in our selection of a discount rate for the subject property.

             =================================================
                            Lease Expiration Schedule
             -------------------------------------------------
             Year     No. of Leases     Annual SF     % of NRA
             =================================================
             1998          4              10,635        3.0%
             -------------------------------------------------
             1999          4              19,941        5.6%
             -------------------------------------------------
             2000          9              23,391        8.2%
             -------------------------------------------------
             2001          12             39,703       11.1%
             -------------------------------------------------
             2002          2              10,088        2.8%
             -------------------------------------------------
             2003          14            158,325       44.3%
             -------------------------------------------------
             2004          6              51,648       14.4%
             -------------------------------------------------
             2005          7              19,375        5.4%
             -------------------------------------------------
             2006          12             70,388       19.7%
             =================================================

      Based upon the lease expiration schedule, we forecast an 9 year investment holding period. The 10th year is estimated to be the reversionary year.

Office Market Rental Rate

      The market rent for office space within the property has been estimated by analyzing comparable properties exhibited on the summary chart and an adjustment grid which appears on the facing page. In our analysis, we have considered the four comparable leases and have adjusted for lease attributes including, rent concession, market conditions, location, quality, size and building condition. Percentage adjustments between the subject property and the comparable properties were made for each of these factors.

      We have adjusted each comparable for rent concessions where appropriate and where building standard alteration work is significantly different from that which is offered at the subject property. Comparable leases which provide more generous rent concessions when viewed in the aggregate over the length of the lease terms available were adjusted downward to account for the concession packages. Conversely, those rentals with less generous rental concession packages were adjusted upward. In general, we found that the concession packages available throughout the Orlando market included no free rent for office occupancy and offered alteration allowances generally between $12 and $20 per square foot for new leases and from $4.00 to $5.50 per square foot for renewals. These figures are generally consistent with those indicated by Orlando office brokers we spoke with.

      In addition to analyzing actual deals within and outside of the subject property, leasing brokers were interviewed in an effort to ascertain competitive packages available in the marketplace today. Most brokers interviewed were of the opinion that rents have recently increased significantly over the past three to four years which is supported by the market analysis presented earlier in this report. This overall market improvement has placed downward pressure on tenant improvement allowances and has also led to the institution of previously unheard of charges for parking.


================================================================================

                                                  Income Capitalization Approach
================================================================================

      In consideration of the occupied area, location and lease dates, the comparable rental data provide fairly consistent evidence of rental rates for properties located in the Orlando CBD market. Accordingly, this results in a market value indication for the subject space of $21.00 per square foot with annual increases on a gross basis plus increases in operating expenses over base year amounts. This rate represents an average for all of the rentable space in the building.

      These rents assume a work allowance of $10.00 per square foot for vacant space and $5.00 per square foot where the existing tenant renews. This compares favorably with the most recent leasing activity at the subject. The new tenant improvements of $10.00 per square foot is lower than some of the most recent leases in the market but considered reasonable considering the 100 percent occupancy of the building, the quality and condition of existing interior finishes, and the lower amount of tenant work provided by the most competitive class A buildings in the market.

Assumptions Regarding Existing and Proposed Leases

      With regard to the lease expirations, we have projected that 35 percent of the tenants within the property will vacate their premises at the expiration of their leases, and that 65 percent will renew their leases for space that they currently occupy. This assumption is based in part upon our experience with office properties where the retention rates have been slightly higher at 70 to 80 percent.

      Vacancy between leases includes the period of actual downtime and could also include the construction period for new tenant spaces. Consistent with our experience, we have assumed a 6 month vacancy between leases, inclusive of the construction period. The vacancy is weighted for a 65 percent renewal probability which results in an effective downtime of the effective vacancy period of 2 months downtime upon lease expiration.

Reimbursable Expenses

      Tenants are responsible for their pro-rata share of real estate taxes when this expense exceeds those incurred during the first year of occupancy. This type of escalation is typically also applied to operating expenses. Based on the information provided by the client, the majority of the current leases in the subject property include this form of escalation. The calculation of this revenue is summarized as follows: billing year operating expenses, less base year operating expenses, multiplied by the tenants, pro-rata share of rentable area. As mentioned, we have been forced to rely on a client prepared cash flow with regard to expense pass-throughs.

      We have assumed that future leases in the subject property will be on a similar basis. The tenant will be responsible for increases in real estate taxes over the base fiscal year amount billed either on a semi-annual or monthly basis, and operating expenses will be billed monthly. Rental rates include tenant electric.


================================================================================

                                                  Income Capitalization Approach
================================================================================

Vacancy and Collection Loss

      Both the investor and the appraiser are primarily interested in the annual revenue that an income property is likely to produce over a specified period of time, rather than the income it could produce if it were always 100 percent occupied and all tenants were paying their rent in full and on time. Normally, a prudent practice is to expect that some income loss will incur as tenants vacate, fail to pay rent, or pay rent late.

      Our cash flow projection assumes a tenant vacancy of 6 months upon lease expiration set against our probability of renewal estimated to be 65 percent. Finally, a global vacancy and credit loss has been applied to the gross rental income. The vacancy/global credit loss provision applies to all tenants and is estimated at 5 percent.

Other Income

      In addition to rental income, the subject has recently generated $140,000 per year in parking income. Given the upside income potential from the parking garage as discussed in the office market analysis and potential rental income sections of the report, we have estimated a first year parking revenue figure of $180,000 which we have grown to $275,000 in year two, $350,000 in year three and $450,000 in year 4 of the cash flow at which point we have grown the income amount at the underlying 3.0 percent rate of inflation. Other minor other income items include storage rental income, overtime electric charges, and miscellaneous building services. First year revenue for these items is estimated at $101,000 total and is grown at the underlying 3.0 percent inflation rate.

Operating Expenses

      We have analyzed the subject's historical expenses for 1995 and 1996 as well as the budgeted operating expenses for 1997 as provided by management and exhibited on the table on the facing page. We forecasted the property's operating expenses after consulting local building managers and agents, including Cushman & Wakefield Property Management Personnel. We have also examined industry norms as reported by BOMA, experienced exchange reports published by the Building Owners and Managers Association International, a nationally recognized publication.

      The following analysis attempts to utilize the budgeted expense data supported by actual historical information. The age and unique physical characteristics of the subject warrant consideration of the subject's budget in estimating market operating expenses.

Real Estate Taxes

      The real estate taxes have been discussed in a separate section of this report. Please refer to the Real Property Assessment and Taxes section of this report. The first year expense projection is $930,000.

Utilities Expense

      The utilities expense has been projected by management at $598,560 for the 1997 budget year. This expense was $283,935 in 1995 and $648,865 in 1996. The utility expense comprises common area electric which includes heat and air conditioning to the tenant areas, and water and sewer. We have projected a utilities expense, based upon stabilized occupancy, of $600,000 or $1.68 per square foot.


================================================================================

                                                  Income Capitalization Approach
================================================================================

Insurance

      The insurance expense was projected to be $32,051, or $0.09 per square foot in the 1997 budget based on the current policy. This expense has varied in past years from $29,595 in 1995 to $55,076 in 1996. Considering the subject's historical expenses as well as the 1997 budget amount, we have projected an amount of $40,000 or $0.11 per square foot as reasonable for the subject property.

Repairs and Maintenance

      The budgeted amount for repairs and maintenance for 1997 amounts to $713,933. This reflects a cost of $2.00 per square foot. For years 1994 through 1996, this expense ranged between $0.79 and $1.55 per square foot. We have included an annual deduction for reserves for capital items amounting to $36,000 for the first year of our projection. Considering the inclusion of these items which will in part account for expenses previously included in repairs and maintenance, we have projected a first year repairs and maintenance expense of $720,000 or $2.02 per square foot.

Cleaning

      The cleaning expense is broken down into three general categories: the day cleaning payroll, contract services which provide janitorial, window cleaning and sidewalk cleaning and supplies materials and miscellaneous cleaning products. The cleaning expense has ranged between $87,580, or $0.25 per square foot and $213,015, or $0.60 per square foot. The amount budgeted for 1997 is $267,248, or approximately $0.75 per square foot. We have estimated a cleaning expense of $275,000 for the first fiscal year of our projection. This represents an expense per square foot of $0.77.

Security

      The security expense has been estimated at $0.42 per square foot, or $150,000. This amount represents funds for the contract services to provide guard service during nonbusiness hours and to maintain a security presence in the common areas during business hours. This expense has been $0.78 to $0.41 per square foot over the past two years and management's projection of $142,197 or $0.40 per square foot appears reasonable.

General and Administrative

      Administration expense provides for professional services, legal fees, general office expenses and for the salaries of the on-site manager, staff bookkeeper, secretary, overtime and benefits. The total administration cost is projected to be $52,000, or $0.15 per square foot in the 1997 budget. This expense has ranged significantly during 1995 and 1996 but appears to have stabilized as indicated in the 1997 budget. We have therefore projected a first year administrative expense of $60,000 or $0.17 per square foot which is in line with the subject's budget.

Promotion

      This expense category includes costs for promotional materials and advertising to maintain the subject's presence in the market. The total administration cost is projected to be $22,300, or $0.06 per square foot in the 1997 budget. This expense has generally declined as the property has leased-up over the past three years. We have therefore projected a first year administrative expense of $25,000 or $0.07 per square foot which is in line with the subject's budget.


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                                      -45-

                                                  Income Capitalization Approach
================================================================================

Management

      The management expense has ranged from $101,900 to $236,211 and is budgeted at $260,400 for 1997. Based on the current management contract as well as the typical management contract in this market, we have estimated the subject's management cost at 3 percent of collected income over the course of the holding period. This expense amounts to $240,421 in the first year of the cash flow projection. According to the client, this expense is not passed though to the tenants.

Total Expenses

      We have projected total stabilized operating expenses, excluding reserves, tenant improvements, and leasing commissions of $3,040,421 or $9.53 per square foot of net rentable area. This level of expenses is considered reasonable by local standards.

Leasing Commissions and Alteration Costs

      The leasing commissions have been based upon the generally accepted standard schedule. The standard schedule as quoted by leasing agents in the Orlando market area amounts to 6 percent of the aggregate rental for a net lease and 3 percent of the aggregate rental on a renewal. Based on the assumption that a 3 percent commission rate is paid on renewal leases, we have applied the 65 percent renewal probability to the 6 percent commission rate to yield a 4.05 percent commission rate on speculative renewals.

      Orlando office building owners typically refurbish office space to tenant specifications. Known as tenant workletters, the refurbishment typically takes the form of the demolition of the old improvements, the addition of new partitions, lighting and carpeting. In certain instances, new ceilings are also provided. Alternatively, a lump sum amount is given to the tenants for the improvements. Tenant improvements are expressed as a dollar amount per square foot with new tenants typically receiving $10.00 per square foot and renewal tenants typically receiving $5.00 per square foot. Again, the probability of renewal is applied to these figures for a tenant improvement figure of $6.75 per square foot upon speculative renewals.

Reserves for Capital Items

      It is customary and prudent to deduct an annual sum from the effective gross income to establish a reserve for replacing short-lived items throughout the building. These costs may include roof repair, HVAC upgrades and ADA compliance. Our 1997 projections include $36,000, or approximately $0.10 per square foot of rentable area. This amount is grown at the concluded inflation rate and is considered reasonable for capital expenditures over the course of the investment holding period.


================================================================================

                                                  Income Capitalization Approach
================================================================================

Discounted Cash Flow Analysis

      In the discounted cash flow analysis, we employed the Argus software model which allows us to simulate the operating characteristics of the property and to make a variety of operating assumptions. We try to reflect the most likely investment assumptions of typical buyers and sellers in this particular market segment.

      Cash Flow Assumptions for the subject are as follows:

I.   Projection Period:            10 years commencing November 1, 1997
                                   with an investment holding period of 9 years.

II.  Growth Rates
     A. Market Rental Rates:       $21.00/sf year 1
                                   $22.00/sf year 2
                                   Growing at 3.5% per year thereafter
     B. Operating Expenses:        3.5% per annum
     C. Real Estate Taxes:         3.5% per annum
     D. Tenant Work:               3.5% per annum

III. Market Rent:                  $21.00 per square foot, gross plus increases
                                   in operating expenses over base year amounts

IV.  Revenues
     A. Rental Income:             Based upon current rent roll
     B. Expense Recoveries:        Tenants pay according to their lease terms, a
                                   pro-rata share of all operating expenses over base year amounts with the exception of reserves, leasing commissions, management and tenant work.

V.   Vacancy:                      2 months weighted average vacancy in addition
                                   to an average of approximately 5% global vacancy and credit loss.

VI. Tenant Work:                   $10.00 per SF for new tenants, $5.00 per SF
                                   for renewing tenants, increasing at 3.5% per year.

VII. Expenses
     A. Operating Expenses
        Building Operating
        Expenses:                  Based upon the 1997 estimated operating
                                   expenses amounting to $3,040,421 for a fully occupied building, or $9.53 per square foot.

     B. Management:                The management expense is estimated to be
                                   $240,421 which equates to $0.67 per square foot.


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                                      -47-

                                                  Income Capitalization Approach
================================================================================

     C. Real Estate Taxes:         As presented in Real Property Assessments and
                                   Taxes section of this report.

VIII. Rollover and Renewals
     A. Tenant Mix Upon Lease
        Expiration:                65 percent renew, 35 percent vacate

     B. Office Space
        Characteristics of New Leases

        1. Lease Term:             5 years

        2. Vacancy Period:         2 months weighted average upon lease
                                   expiration

        3. Base Rent:              Base rent is assumed to be market rent in the
                                   year of lease expiration.

        4. Type of Escalation:     Pass-through of pro-rata share of all
                                   operating expenses over base year, with the exception of reserves, leasing commissions, and tenant improvements which are fully paid by the owner.

        5. Leasing Commissions:    Calculated based upon standard commission
                                   rates for 5 year lease transactions.

Cash Flow Projection

      The 10 calendar cash flow projection which includes our 9 year holding period and the 10th year reversion is illustrated on the facing page. The cash flow reflects the results of the Argus cash flow projections.

Terminal Capitalization Rate

      A terminal capitalization rate (OAR) was used to estimate the market value of the property at the end of the assumed investment holding period. The rate is applied to the 10th year estimate of operating income. We estimated an appropriate terminal rate based upon indicated rates in today's market. A premium was added to today's rate to allow for the risk of unforeseen events or trends which might affect our estimate of net operating income during the holding period, including possible deterioration in market conditions for the property. Investors typically add 50 to 100 basis points to the "going-in" rate to arrive at a terminal OAR, according to Cushman & Wakefield's Periodic Investor Surveys.

Discount Rate Analysis

      Our valuation endeavors to reflect the most likely actions of typical buyers and sellers in this market. We forecasted the cash flows and discounted them and the future property value at reversion to a present value at various internal rates of return (yield rates) currently anticipated by investors in similar quality investments. The yield rate (internal rate of return or IRR) is the single rate that discounts all equity benefits (cash flows and equity reversion) to an estimated present value.

      In the discounted cash flow analysis, we employed the Argus computer program. This program simulates the operating characteristics of the property and allows us to make a variety of operating assumptions. We try to reflect the most likely assumptions of typical buyers and sellers in this particular market segment.


================================================================================

                                                  Income Capitalization Approach
================================================================================

      Analysis of the discounted cash flow method is examined over a holding period that allows the investment to mature, the investor to recognize a return commensurate with the risk taken and a recapture of the original investment. Typical holding periods usually range from 10 to 20 years and are sufficient for a majority of institutional grade real properties, such as the subject to meet the criteria noted above. In the instance of the subject, we have analyzed the cash flow anticipated over the 10 year projection period. Our analysis has been performed on a fiscal year basis, commencing November 1,1997.

      A sale or reversion is deemed to occur at the end of the 9th year, based upon capitalization of the following year's net operating income. This is based upon the premise that a buyer is purchasing the following year's net income. Therefore, our analysis reflects this situation by capitalizing the first year of the next holding period.

      The present value was formulated by discounting the property's cash flows at various rates. The yield rate utilized to discount the projected cash flow and eventual property reversion were based upon an analysis of anticipated yield rates of investors dealing in similar investments. The rates reflect acceptable expectations of yields to be achieved by investors currently in the marketplace shown in their current investment criteria and as extracted from the sale of office buildings.

      Since any real estate investment must compete in the open market for capital, it must be competitive with the various alternatives available in the financial marketplace. In developing an appropriate risk rate for the subject, we have given consideration to a number of different investment opportunities. These other non-real estate alternatives are important to an equity investor when contemplating investments which include long term rates such as Corporate AAA Bonds and 30 Year Treasury Bonds.

      Cushman & Wakefield publishes an investor survey outlining current investment parameters for major forces in the real estate marketplace. The results of this most recent survey, prepared as of Fall, 1996 is provided in the Addenda section of this report. The investment instruments described above and the pre-tax yield requirements in our survey provide a benchmark for prevailing real estate market conditions, especially when differing investment characteristics are considered. These yields are considered to be the best indicators available of general yield expectations in the marketplace.

      Major investors in existing investment grade real estate, such as office buildings, shopping centers and industrial facilities currently require equity yield rates in the range of between 10 percent to 15 percent depending upon the attraction, duration and quality of a project's cash flow, the type of property, recent market activity, availability in terms of financing, risk perception, tax benefit potential and future value considerations.

      Obviously, with risk being commensurate with return, more secure income streams would tend to fall toward the lower end of the current yields, with those properties containing more risks, falling toward the upper end. We also must consider the fact that the subject property, as a Class A building located in the Orlando CBD would be considered a lower level risk investment relative


================================================================================

                                                  Income Capitalization Approach
================================================================================

to other office product attracting national investor attention. This factor will be considered in our analysis of investment returns which are cited in the Investor Survey.

      The residual cash flow generated by the subject property comprises only the first part of the return which an investor will receive. The second component of this investment return is the pretax cash proceeds from the resale of the property at the end of the projected investment holding period. Typically, investors will structure a provision in their analysis in the form of a rate differential over going-in capitalization rates in projecting a future disposition price. The view is that the improvement is then older and the future is more difficult to visualize, hence a slightly higher rate is warranted for the added risks in forecasting.

      Cushman & Wakefield's Valuation Advisory Services has surveyed national real estate investors to determine their investment objectives. The most recent survey dated Fall, 1996 details the investment requirements of active investors in the marketplace. Regarding value-added (those requiring lease-up) urban Class A office buildings, these investors generally require internal rates of return from 11.0 percent to 16.0 percent with an average-low and high ranging from 12.8 percent to 13.6 percent, respectively. Going-in capitalization rates range from
8.0 percent to 12.0 percent with the average low and high ranging from 9.3 percent to 10.0 percent, respectively. Terminal capitalization rates range from
8.5 percent to 11.0 percent with the average low and high ranging from 9.5 percent to 10.3 percent, respectively. Growth rates for income and expenses generally range from 3 percent to 5 percent.

      Additional publications of investment parameters of national investors lend support to Cushman & Wakefield's Valuation Advisory Services Investor Survey, Fall, 1996. National market indicators, as of the second quarter of 1997, published by Peter F. Korpacz & Associates is summarized as follows:

         ==================================================================
                           National Market Indicators
                               Second Quarter 1997
                           National CBD Office Market
         ===================================================================
                                        Range              Average
         -------------------------------------------------------------------
                   IRR             10.0% to 15.0%           11.76%
         -------------------------------------------------------------------
                  OAR/In            7.5% to 12.0%            9.28%
         -------------------------------------------------------------------
                  OAR/Out           8.25% to 12%             9.59%
         -------------------------------------------------------------------

         ===================================================================
         Source:/ Real Estate Investor Survey, Peter F. Korpacz & Associates
         ===================================================================

      Based upon the above, it is our opinion that an investor would require a discount rate in the range of 10.5 to 11.5 percent with a terminal capitalization rate in the range of 8.5 percent to 9.5 percent. The discount rate is impacted by the credit rating of the tenants in place which is considered average, as well as the number of leases which expire over the holding period. As indicated previously, the building is currently 100 percent occupied with a generally minimal number of leases due to expire over the next five years.

      Enough information was available on each of the comparable sales used to derive an overall going-in capitalization rate. The range of rates reflected by the comparable sales was 6.68 percent to 11.12 percent with an average of 9.19 percent. It is important to note that the sale which took place in 1997 reflected a range of 6.68 percent to 10.31 percent with an average of


================================================================================

                                                  Income Capitalization Approach
================================================================================

8.41 percent, suggesting that investor return requirements are declining with regard to Class A office buildings in this market. Accordingly, we have discounted the projected future pre-tax cash flows to be received by an equity investor in the subject property at the present value of from 10.5 percent to
11.5 percent at 25 basis point intervals at a terminal capitalization rate ranging of 9.0. Discounting these cash flows over the range of yield rates and terminal capitalization rates now being required by participants in the market for this type of real estate places additional perspective upon our analysis. A valuation matrix for the subject property is presented on the facing page.

      The valuation of the subject property varies with the discount rates from approximately $54,000,000 to $57,000,000, as rounded. Giving consideration to all the characteristics of the subject property previously discussed, we feel that a prudent investor would require a yield rate which falls towards the middle of the market range outlined for this property.

      In view of the analysis presented, it is our opinion that the discounted cash flow analysis indicates a market value of $56,000,000, as rounded for the subject property. The indices of investment generated through this indication of value are presented as follows:

      Terminal Capitalization Rate         9.0%
      Equity Yield                         11.0%
      Price/SF of NRA                      $156.78/SF

      In the final analysis, it is our opinion that the value of the leased fee estate in the land and improvements, as indicated by the Income Capitalization Approach is $56,000,000.

      The concluded value reflects a going-in capitalization rate of 8.9 percent based upon the first year's net operating income per the cash flow projection. This rate is supported by the recent office building sales in downtown Orlando as well as by the most recent investor surveys referenced earlier in the report.


================================================================================

                                         RECONCILIATION AND FINAL VALUE ESTIMATE
================================================================================

      We have considered all of the traditional approaches to estimate market value of the commercial real estate in our analysis. Two of the three traditional approaches were utilized indicating the following values for the subject property.

              VALUE INDICATIONS AND CONCLUSION - ONE ORLANDO CENTER

         Cost Approach                                             N/A
         Sales Comparison Approach                         $54,000,000
         Income Capitalization Approach                    $56,000,000

      The Cost Approach has not been utilized in this report. This valuation method requires an estimate of the cost to replace the existing improvements. From the estimated replacement cost of the improvements, accrued depreciation from physical, functional and economic sources is deducted to arrive at a cost less depreciation. The estimated land value is then added to arrive at a total value. The Cost Approach was not utilized in this report due to the lack of available data to estimate the site's land value. The subjectivity of estimating accrued depreciation of aged existing improvements limits the reliability of this approach. Finally and most importantly, we know of few investors who utilized replacement costs as the basis for their investment decisions.

      The Sales Comparison Approach consists of the collection and analysis of data relevant to actual sales of property interests deemed comparable to the subject property. Properties which have been sold are compared to the property under appraisal and adjustments to the sales prices are made based upon differences between the subject property and the comparable sales. Adjustments are typically made for location, date of sale, building size, quality of construction and other relevant characteristics.

      The Income Capitalization Approach converts anticipated cash flows into a present value estimate. This method is based on the premise that the motivation of a property purchase is a function of the anticipated future benefits to be gained from the investment. The potential purchaser, in essence, will trade the purchase price of the property for a projected income stream to be received in the future. Conversion of the anticipated cash flow into a value indication commonly occurs in the form of discounted cash flow analysis or application of a single capitalization rate to a stabilized income estimate.

      These three traditional methods of estimating the market value of commercial real estate are not mutually exclusive approaches to derive an estimate of the most probable selling price, but are interdependent methodologies, each relying on components from at least one of the other approaches. Hence, the Cost Approach requires extensive market data to derive estimates of depreciation and to determine the value of land as if vacant. This approach may require income data in order to make adjustments for functional and economic obsolescence. The Sales Comparison Approach requires application of methods from the Income Capitalization Approach in order to make adjustments for differences in income that have influence on the sale price. Consideration of market data is also required for the Income Capitalization Approach in the selection and application of equity, capitalization and discount rates and estimation of income and expenses.

      It is the Income Capitalization Approach, however, that is logically considered the most appropriate technique for estimating the value of income producing property. Not only does this


================================================================================

                                         Reconciliation and Final Value Estimate
================================================================================

approach represent the most direct and accurate simulation of market behavior, it is the method explicitly employed by buyers and sellers in acquisition and disposition decisions. Therefore, following the implied dictum of the market, we have used an approach based primarily on projected income as the foundation of our valuation of the subject property. This is particularly true of the subject property which is currently operating at or above stabilized levels with a fairly well defined cash flow over the next five years.

      Despite the applicability of the Income Capitalization Approach in this case, the Sales Comparison Approach has been given fairly significant weight in the value reconciliation. As mentioned, six of the directly competitive properties to the subject in the downtown Orlando market have sold within the past four years. We were able to gather sufficient information on each sale to estimate the going-in capitalization rate required by each purchaser, thereby providing a very good indication of value to the subject, both on a per square foot basis and as a multiple of net operating income per square foot. We have therefore placed significant weight on the results of the Sales Comparison Approach in our final value conclusion.

      As a result of our analysis, it is our opinion that the market value of the leased fee estate in the subject property, subject to the assumptions, limiting conditions, certifications and definitions, as of September 23, 1997, was:

                           FIFTY FIVE MILLION DOLLARS
                                  $55,000,000

Marketing Time

      Marketing time is an estimate of the time that might be required to sell a real property interest at the appraised value. Marketing time is presumed to start on the effective date of the appraisal. (Marketing time is subsequent to the effective date of the appraisal and exposure time is presumed to precede the effective date of the appraisal.)

      The estimate of marketing time uses some of the same data analyzed in the process of estimating reasonable exposure time and it is not intended to be a predication of a date of sale. Based on the current state of the subject's market as well as the marketing times of comparable properties in the area, we concluded a marketing time of twelve months for the subject.


================================================================================

                                             ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================

"Appraisal" means the appraisal report and opinion of value stated therein, or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

"Property" means the subject of the Appraisal.

"C&W" means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

"Appraiser(s)" means the employee(s) of C&W who prepared and signed the Appraisal.

The Appraisal has been made subject to the following assumptions and limiting conditions:

1. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters.

3. The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

4. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&W's prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

5. Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

6. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them);
      (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all


================================================================================

                                             Assumptions and Limiting Conditions
================================================================================

      required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

7. The physical condition of the improvements considered by the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment. plumbing or electrical components.

8. The forecasted potential gross income referred to in the Appraisal may be based on lease summaries provided by the owner or third parties. The Appraiser assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser's best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

10. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11. Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the Property. C&W recommends that an expert in this field be employed.


================================================================================

                                                             SPECIAL ASSUMPTIONS
================================================================================

1. We have been provided with abstracts of the lease agreements in place at the subject property. We have relied on the accuracy of these abstracts in the valuation of the subject property. Should any of the information in the abstracts be found to be inaccurate, a material adjustment to the value conclusion in this report could result.


================================================================================

                                                      CERTIFICATION OF APPRAISAL
================================================================================

      We certify that, to the best of our knowledge and belief:

1.    Eric B. Lewis inspected the property and prepared the report.

2.    The statements of fact contained in this report are true and correct.

3. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are my personal, unbiased professional analyses, opinions, and conclusions.

4. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

5. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. The appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

6. No one provided significant professional assistance to the persons signing this report.

7. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

9. As of the date of this report, Eric B. Lewis, MAI has completed the requirements of the continuing education program of the Appraisal Institute.


      /s/ Eric B. Lewis

      Eric B. Lewis, MAI
      Director
      Valuation Advisory Services
      State of Florida Certified General Real
      Estate Appraiser No. RZ-0002224


================================================================================

                                                                         ADDENDA
================================================================================



                             IMPROVED PROPERTY SALES

                  PHOTOGRAPHS OF SELECTED COMPETING BUILDINGS

                          SUMMARY OF ARGUS ASSUMPTIONS

                                LEGAL DESCRIPTION

                      CITY OF ORLANDO FLOOD ZONE INDICATION

                             SUBJECT LEASE ABSTRACTS

                       CUSHMAN & WAKEFIELD INVESTOR SURVEY

                           APPRAISER'S QUALIFICATIONS


================================================================================

                                            OFFICE BUILDING SALE               1
================================================================================

Location Data

      Property Name:                 Signature Plaza
      Location:                      201 S. Orange Avenue
      City:                          Orlando
      County:                        Orange
      State/Zip:                     Florida
      Assessor's Parcel No(s):       22-29-26-7352-22-009
      Atlas Reference:               N/A

Physical Data
      Type:                          CBD
      Land Area:                     1.9800 Acres     Zoning: AC-3, Downtown
                                     Activity Core
      Gross Building Area:           298,000 SF
      Net Rentable Area:             272,639 SF
      Usable Building Area:          272,639 SF
      Year Built:                    1982
      # of Stories:                  15
      Parking:                       5-level, 512 spaces - 1.9/1000
      Condition:                     Good
      Exterior Walls:                Steel
      Amenities:                     N/A
      Class:                         A

Sale Data
      Transaction Type:              Sale
      Date of Transaction:           09/97
      Marketing Time:                8 months
      Grantor:                       Judd Malkin, et al.
      Grantee:                       ACP Signature Plaza Partners, LP
      Document No.:                  N/A
      Sale Price:                    $34,000,000
      Financing:                     Cash to Seller
      Cash Equivalent Price:         $34,000,000
      Required Capital Cost:         $0
      Adjusted Sale Price:           $34,000,000
      Verification:                  C&W-VAS, NY 9/97

Financial Data
      Assumptions & Forecast:        N/A
      Occupancy at Sale:             96%
      Existing or Pro Forma Income:  N/A
                                     TOTAL             P.S.F.
                                     -----             ------
      Potential Gross Income:        $4,750,000        $17.42
      Vacancy and Credit Loss:       N/A               N/A
      Effective Gross Income:        $4,750,000        $17.42
      Expenses:                      $1,950,000        $7.15
      Net Operating Income:          $2,800,000        $10.27


SIGNATURE PLAZA

                                            OFFICE BUILDING SALE               1
================================================================================

Analysis

      Value Indicators:
      Overall Capitalization Rate (OAR):  8.24%
      Projected IRR:                      N/A %
      Effective Gross Multiplier (EGIM):  7.16
      Operating Expense Ratio (OER):      41.05%
      Price Per Square Foot:              $124.71

Comments

      Property has upside income potential due to packing facilities and an approved public atrium leasehold which could generate additional kiosk revenue.


Photograph


                                [PHOTO OMITTED]


SIGNATURE PLAZA

                                            OFFICE BUILDING SALE               2
================================================================================

Location Data

      Property Name:                 Citrus Center
      Location:                      255 S. Orange Avenue
      City:                          Orlando
      County:                        Orange
      State/Zip:                     Florida
      Assessor's Parcel No(s):       22-29-26-7352-22-010
      Atlas Reference:               N/A

Physical Data

      Type:                          CBD
      Land Area:                     2.2800 Acres     Zoning: AC-3, Downtown
                                                      Activity Core
      Gross Building Area:           258,321 SF
      Net Rentable Area:             258,321 SF
      Usable Building Area:          258,321 SF
      Year Built                     1971
      # of Stories:                  18
      Parking:                       5-level garage, 672 spaces-2.6
      Condition:                     Good
      Exterior Walls:                Concrete
      Amenities:                     N/A
      Class:                         B

Sale Data

      Transaction Type:              Sale
      Date of Transaction:           08/97
      Marketing Time:                5 months
      Grantor:                       First Capital Financial Corp.
      Grantee:                       Tircony Florida Corp.
      Document No.:                  N/A
      Sale Price:                    $28,500,000
      Financing:                     Cash to Seller
      Cash Equivalent Price:         $28,500,000
      Required Capital Cost:         $0
      Adjusted Sale Price:           $28,500,000
      Verification:                  C&W-VAS, NY 9/97

Financial Data

      Assumptions & Forecast:        N/A
      Occupancy at Sale:             97%
      Existing or Pro Forma Income:  N/A
                                     TOTAL       P.S.F.
                                     -----       ------
      Potential Gross Income:        $5,297,148  $20.51
      Vacancy and Credit Loss:       $112,723    $0.44
      Effective Gross Income:        $5,184,425  $20.07
      Expenses:                      $2,243,547  $8.69
      Net Operating Income:          $2,940,878  $11.38


CITRUS CENTER

                                            OFFICE BUILDING SALE               2
================================================================================

Analysis

      Value Indicators:
      Overall Capitalization Rate (OAR):   10.32%
      Projected IRR:                       N/A %
      Effective Gross Multiplier (EGIM):   5.50
      Operating Expense Ratio (OER):       43.27%
      Price Per Square Foot:               $110.33

Comments

      This property is the original hi-rise in CBD Orlando and was built in 1971. The property underwent extensive renovations in 1995-96 and now represents a good Class B property in the market. Its location and Citrus Club (private dining and health clubs) within the building has resulted in the property being well occupied since its development.

      The property was originally listed for $32 million and when this pricing was found too aggressive, the list price was dropped to $29.5 million. Income/expense information represented pro forma estimates for FY June 1998. For 1997 the forecast NOI was estimated at $2.93 million. Actual NOI for 1996 was $2.81 million. The seller was hoping for a sale reflecting an OAR in the mid 9% range. However, the age of the building and older mechanicals resulted in a sale price at a higher 10.3% return rate.


                                [PHOTO OMITTED]


CITRUS CENTER

                                            OFFICE BUILDING SALE               3
================================================================================

Location Data

      Property Name:                 DuPonte Center
      Location:                      390 N. Orange Avenue
      City:                          Orlando
      County:                        Orange
      State/Zip:                     Florida
      Assessor's Parcel No(s):       29-22-26-2263-00-020002
      Atlas Reference:               N/A


Physical Data

      Type:                          CBD
      Land Area:                     2.7300 Acres     Zoning: AC-3, Downtown
                                                              Activity Core
      Gross Building Area:           568,647 SF
      Net Rentable Area:             420,475 SF
      Usable Building Area:          420,475 SF
      Year Built:                    1988
      # of Stories:                  28
      Parking:                       N/A
      Condition:                     Good
      Exterior Walls:                Steel
      Amenities:                     Retail Arcade
      Class:                         A

Sale Data

      Transaction Type:              Sale
      Date of Transaction:           03/97
      Marketing Time:                6 months
      Grantor:                       TRST Orlando, Inc.
      Grantee:                       USI Gaedeke Associates, LP
      Document No.:                  LIBER 5218, PAGE 487
      Sale Price:                    $60,725,000
      Financing:                     Cash to Seller
      Cash Equivalent Price:         $60,725,000
      Required Capital Cost:         $0
      Adjusted Sale Price:           $60,725,000
      Verification:                  C&W-VAS, NY 9/97

Financial Data

      Assumptions & Forecast:        N/A
      Occupancy at Sale:             95%
      Existing or Pro Forma Income:  N/A
                                     TOTAL       P.S.F.
                                     -----       ------
      Potential Gross Income:        $8,206,824  $19.52
      Vacancy and Credit Loss:       N/A         N/A
      Effective Gross Income:        $8,206,824  $19.52
      Expenses:                      $4,150,242  $9.87
      Net Operating Income:          $4,056,582  $9.65


DUPONTE CENTER

                                            OFFICE BUILDING SALE               3
================================================================================

Analysis

      Value Indicators:
      Overall Capitalization Rate (OAR):  6.68%
      Projected IRR:                      N/A %
      Effective Gross Multiplier (EGIM):  7.40
      Operating Expense Ratio (OER):      50.57%
      Price Per Square Foot:              $144.42

Comments

      This is a Class A office property located at the north end of the Orlando CBD. The property initially suffered due to its timing in the market - came on line in a poor leasing market. The buyer is anticipating strong upside potential for the property, which is reflected in the rather low going-in return rate of about 7%. This was believed to be an aggressive purchase in light of the property's near term earning capacity.


Photograph


                                [PHOTO OMITTED]



DUPONTE CENTER

                                            OFFICE BUILDING SALE               4
================================================================================

Location Data

      Property Name:                Colonial Bank Building Aka SE Financial Plza
      Location:                     201 E. Pine Street
      City:                         Orlando
      County:                       Orange
      State/Zip:                    Florida
      Assessor's Parcel No(s):      22-29-25-8146-00-010
      Atlas Reference:              N/A

Physical Data

      Type:                         CBD
      Land Area:                    7.9500 Acres      Zoning: AC-3, Downtown
                                                              Activity Core
      Gross Building Area:          251,994 SF
      Net Rentable Area:            241,856 SF
      Usable Building Area:         241,856 SF
      Year Built:                   1975
      # of Stories:                 15
      Parking:                      Surface, 678 spaces 2.8/1000SF
      CondItion:                    Average
      Exterior Walls:               Steel
      Amenities:                    Near Lake Eola (upper floor views)
      Class:                        B

Sale Data

      Transaction Type:             Sale
      Date of Transaction:          12/96
      Marketing Time:               N/A
      Grantor:                      Stephen Permutter, et al.
      Grantee:                      ACP Pine Street L.P.
      Document No.:                 LIBER 5173, PAGE 2350 Rec. Date: 12/01/96
      Sale Price:                   $20,235,000
      Financing:                    Cash to Seller
      Cash Equivalent Price:        N/A
      Required Capital Cost:        $20,235,000
      Adjusted Sale Price:          $20,235,000
      Verification:                 C&W-VAS, NY 9/97

Financial Data

      Assumptions & Forecast:       N/A
      Occupancy at Sale:            98.5%
      Existing or Pro Forma Income: N/A
                                    TOTAL       P.S.F.
                                    -----       ------
      Potential Gross Income:       $4,200,000  $17.37
      Vacancy and Credit Loss:      N/A         N/A
      Effective Gross Income:       $4,200,000  $17.37
      Expenses:                     $1,950,000  $8.06
      Net Operating Income:         $2,250,000  $9.30


COLONIAL BANK

                                            OFFICE BUILDING SALE               4
================================================================================

Analysis

      Value Indicators:
      Overall Capitalization Rate (OAR):  11.12%
      Projected IRR:                      N/A %
      Effective Gross Multiplier (EGIM):  4.82
      Operating Expense Ratio (OER):      46.43%
      Price Per Square Foot:              $83.67

Comments

      This property is located on the eastern fringe of the Orlando CBD. It has excellent exposure with upper floors having views of Lake Eola to the north. The property has excess land that would permit an additional office tower. Estimated value of excess land is $6,970,000 ($40/SF) which was deducted from the total consideration of $27,205,000 to arrive at the purchase price of $20,235,000.


Photograph


                                [PHOTO OMITTED]


COLONIAL BANK

                                            OFFICE BUILDING SALE               5
================================================================================

Location Data

      Property Name:                 SunTrust Tower
      Location:                      200 S. Orange Avenue
      City:                          Orlando
      County:                        Orange
      State/Zip:                     Florida
      Assessor's Parcel No(s):       29-22-26-0027-00-O50000
      Atlas Reference:               N/A

Physical Data

      Type:
      Land Area:                     3.8800 Acres  Zoning: Ac-3, Activity Center
      Gross Building Area:           733,991 SF
      Net Rentable Area:             654,678 SF
      Usable Building Area:          654,678 SF
      Year Built:                    1988
      # of Stories:                  30/7
      Parking:                       7-level garage, 1400 spaces
      Condition:                     Good
      Exterior Walls:                Concrete
      Amenities:                     Excess land/Public Parking Garage
      Class:                         A

Sale Data

      Transaction Type:              Sale
      Date of Transaction:           09/96
      Marketing Time:                N/A
      Grantor:                       Teachers Insurance & Annuity & Lincoln
                                     Propty Co
      Grantee:                       Lincoln-Sun Center Ltd. & Linco
      Document No.:                  LIBER 5123, PAGE 2838 Rec. Date: 09/01/96
      Sale Price:                    $106,250,000
      Financing:                     Cash to Seller
      Cash Equivalent Price:         $106,250,000
      Required Capital Cost:         $0
      Adjusted Sale Price:           $106,250,000
      Verification:                  C&W-VAS, NY 9/97

Financial Data

      Assumptions & Forecast:        N/A
      Occupancy at Sale:             N/A
      Existing or Pro Forma Income:  N/A
                                     TOTAL        P.S.F.
                                     -----        ------
      Potential Gross Income:        $14,414,424  $22.02
      Vacancy and Credit Loss:       N/A          N/A
      Effective Gross Income:        $14,414,424  $22.02
      Expenses:                      $5,237,424   $8.00
      Net Operating Income:          $9,177,000   $14.02


SUNTRRUST TOWER

                                            OFFICE BUILDING SALE               5
================================================================================

Analysis

      Value Indicators:
      Overall Capitalization Rate (OAR):  8.64%
      Projected IRR:                      N/A %
      Effective Gross Multiplier (EGIM):  7.37
      Operating Expense Ratio (OER):      36.33%
      Price Per Square Foot:              $162.29

Comments

      About 10% of the income is related to this parking garage operation. For analysis purposes it was deducted from the analysis. If included the OAR would be about 9.3%. Also included in the purchase is excess land originally scheduled for a hotel. The land area estimate devoted to the hotel was 2.5 acres. At an estimated value of $27.50/SF of land area, the approximate deduction from the total purchase price is $3 million for a net sale price of $106.25 million or $162.29/SF from the actual sale price of $109.25 million.


                                [PHOTO OMITTED]


SUNTRRUST TOWER

                                            OFFICE BUILDING SALE               6
================================================================================

Location Data

      Property Name:                 NationsBank Tower
      Location:                      111 N. Orange Avenue
      City:                          Orlando
      County:                        Orange
      State/Zip:                     Florida
      Assessor's Parcel No(s):       22-29-26-7352-30-011
      Atlas Reference:               N/A

Physical Data

      Type:                          CBD
      Land Area:                     1.1000 Acres  Zoning: AC-3, Office
      Gross Building Area:           255,763 SF
      Net Rentable Area:             222,970 SF
      Usable Building Area:          222,970 SF
      Year Built:                    1986
      # of stories:                  20
      Parking:                       4-level garage, 528 spaces-2.4
      Condition:                     Excellent
      Exterior Walls:                Steel
      Amenities:                     N/A
      Class:                         A

Sale Data

      Transaction Type:             Sale
      Date of Transaction:          03/95
      Marketing time:               N/A
      Grantor:                      111 Orange Associates, Ltd.
      Grantee:                      Utah State Retirement Office A
      Document No.:                 LIBER 4867, PAGE 1362 Rec. Date: 03/01/95
      Sale Price:                   $27,975,000
      Financing:                    Cash to Seller
      Cash Equivalent Price:        $27,975,000
      Required Capital Cost:        $0
      Adjusted Sale Price:          $27,975,000
      Verification:                 C&W-VAS, NY 9/97

Financial Data

      Assumptions & Forecast:       N/A
      Occupancy at Sale:            92%
      Existing or Pro Forma Income: N/A
                                    TOTAL         P.S.F.
                                    -----         ------
      Potential Gross Income:       $4,775,710    $21.42
      Vacancy and Credit Loss:      N/A           N/A
      Effective Gross Income:       $4,775,710    $21.42
      Expenses:                     $1,865,868    $8.37
      Net Operating Income:         $2,909,842    $13.05


NATIONSBANK

                                            OFFICE BUILDING SALE               6
================================================================================

 Analysis

      Value Indicators:
      Overall Capitalization Rate (OAR):   10.40%
      Projected IRR:                       N/A %
      Effective Gross Multiplier (EGIM):   5.86
      Operating Expense Ratio (OER):       39.07%
      Price Per Square Foot:               $125.47

Comments

      The property was marketed quietly to selected investors. Lower floors of the building are used for garage parking. The going-in overall rate recognized that several above market leases existed at the time of purchase. Locally, the price paid was believed somewhat aggressive at that time. Since then this acquisition may be considered a bargain due to a continued positive turn in the CBD office market when reviewing the going-in return rate.


Photograph


                                [PHOTO OMITTED]


NATIONSBANK

                                             PHOTOGRAPHS OF COMPETING PROPERTIES
================================================================================

                                [PHOTO OMITTED]


                             Landmark Center I & II

                                             Photographs of Competing Properties
================================================================================

                                [PHOTO OMITTED]


                             First Union Building.

                                                                  Date : 10/6/97
File          : ONEORLAN                                          Time : 6:34 am
Property Type : Office & Retail                                   Ref# : ABW
Portfolio     :                                                   Page : 6

                             ONE ORLANDO CENTER - CH

                             PROPERTY SUMMARY REPORT

TIMING & INFLATION
  Analysis Period:                November 1, 1997 to October 31, 2006; 9 years
  Inflation Method:               Fiscal
  General Inflation Rate:         3.00%

PROPERTY SIZE & OCCUPANCY
   Property Size:                 357,576 Square Feet
   Number of rent roll tenants:   50
   Total Occupied Area:           355,168 Square Feet, 99.33%, during first
                                  month of analysis

GENERAL VACANCY
   Method:                        Percent of Potential Gross Revenue
   Amount:                        5.00%

PROPERTY PURCHASE & RESALE
   Purchase Price:
   Resale Method:                 Capitalize Net Operating Income
   Cap Rate:                      9.00%
   Cap Year:                      Year 10
   Commission/Closing Cost:       2.50%
   Net Cash Flow from Sale:       $70,956,708

PRESENT VALUE DISCOUNTING
   Discount Method:               Annually (End-point on Cash Flow & Resale)
   Unleveraged Discount Rate:     10.50% to 12.50%, 0.50% Increments
   Unleveraged Present Value:     $51,290,824 at 12.50%

TRACT II (PHASE I PROPERTY)
LEGAL DESCRIPTION

THAT PART OF:

Block "A" and Lots 4 and 5, Block "B" of DR. R. A. MILLER'S ADDITION TO THE TOWN OF ORLANDO as recorded in Plat Book "C", Page 70, Public Records of Orange County, Florida; AND Lots 1 through 13 of F. A. LEWTER'S SUBDIVISION as recorded in Plat Book "G", Page 24, Public Records of Orange County, Florida; and Lots 26 through 32 of COOPER AND ATHA'S RE-SUBDIVISION as recorded in Plat Book "G", Page 30, Public Records of Orange County, Florida.

DESCRIBED AS FOLLOWS:

From the Northwest corner of Lot 1, Block "B" of DR. R. A. MILLER'S ADDITION TO THE TOWN OF ORLANDO as recorded in Plat Book "C", Page 70, Public Records of Orange County, Florida, run N.89(Degree)50'08"E. 10.00 feet along the North boundary of said Lot 1 to the East right-of-way line of Orange Avenue, said East right-of-way line being a line parallel with and 10.00 feet East of, when measured at right angles to, the West boundary of Lots 1 through 7, Block "B" of said DR. R. A. MILLER'S ADDITION TO THE TOWN OF ORLANDO; thence run S.00(Degree)13'23"E. 320.50 feet along said East right-of-way line for the POINT OF BEGINNING, said Point of Beginning being on the South boundary of the North
50.00 feet of Lot 4, Block "B"; thence run N.89(Degree)50'08"E. 190.00 feet to the Southeast corner of said North 50.00 feet of Lot 4, Block "B"; thence continue N.89(Degree)50'08"E. 149.45 feet to the West boundary of Lot 4 of F. A. LEWTER'S SUBDIVISION as recorded in Plat Book "G", Page 24, Public Records of Orange County, Florida, said point being N.00(Degree)10'53"W. 49.50 feet from the Southwest corner of said Lot 4; thence run N.00(Degree)10'53"W.320.50 feet to the Northwest corner of said Lot 4; thence run N.89(Degree)50'08"E. 339.00 feet along the North boundary of Lots 4, 5, 6, and 7 of the aforesaid F. A. LEWTER'S SUBDIVISION to the West right-of-way line of Magnolia Avenue, said West right-of-way being a line parallel with and 5.00 feet West of, when measured at right angles to, the East boundary of Lots 7 through 13 of said F. A. LEWTER'S SUBDIVISION; thence run S.00(Degree)01'35"E. 590.50 feet along said right-of-way line to the South boundary of Lot 31 of COOPER AND ATHA'S RE-SUBDIVISION as recorded in Plat Book "G", Page 30, Public Records of Orange County, Florida, said point being S.89(Degree)50'08"W. 5.00 feet from the Southeast corner of said Lot 31, thence run S.89(Degree)50'08"W. along the South boundary line of said COOPER AND ATHA'S RE-SUBDIVISION for 422.00 feet to the East line of the West 5.00 feet of Lot 26 of said COOPER AND ATHA'S RE-SUBDIVISION; thence N.00(Degree)13'23"W. along said East line for 120.00 feet to the North line of said Lot 26 and the South line of the North 470.5 feet of Block "A" of aforementioned DR. R. A. MILLER'S ADDITION TO THE TOWN OF ORLANDO: thence continue N.00(Degree)13'23"W. for 18.00 feet; thence S.89(Degree)50'08"W. for
128.65 feet to the East line of the West 136.00 feet of Lot 5 and 4 of Block "B" of said DR. R. A. MILLER'S ADDITION TO THE TOWN OF ORLANDO: thence N.00(Degree)13'23"W. along said East line for 92.01 feet to the point of curvature of a curve concave Southwesterly; thence Northerly and Westerly along the arc of said curve having a radius of 10.00 feet, through a central angle of 89(Degree)56'29" for 15.70 feet to the point of tangency, said point being on the North line of the South 20.00 feet of Lot 4 of said Dr. R. A. MILLER'S ADDITION TO THE TOWN OF ORLANDO; thence S.89(Degree)50'08"W. along said North line for 116.01 feet to the East right-of-way line of Orange Avenue; thence N.00(Degree)13'23"W. along said East right-of-way line for 30.00 feet to the POINT OF BEGINNING.

TOGETHER with and subject to: A perpetual easement for ingress and engress over the East 20.00 feet of Lot 3 of F. A. LEWTER'S SUBDIVISION as recorded in Plat Book "G", Page 24, Public Records of Orange County, Florida.

Containing 5.59 acres, more or less.

                            [SEAL OF CITY OF ORLANDO]

                                 CITY OF ORLANDO

                             PUBLIC WORKS DEPARTMENT
ENGINEERING BUREAU           400 SOUTH ORANGE AVENUE              (407) 246-2261
CENTRAL PERMITTING         ORLANDO, FLORIDA 32801-3302        FAX (407) 246-2882


DATE:   Sept 23, 1997

RE:     Flood Insurance Rate Map Information

TO WHOM IT MAY CONCERN:

The property located at 800 N Magnolia Av, Orlando FL has been located on the city's Flood Insurance Rate Map (FIRM). The following information is provided:

Orlando's community number: 120186

The property is located on panel number: 0015, Suffix: D

The date of the FIRM index: March 26,1982

The property is located in FIRM zone: C

The main building on the property:

      XX is not located in a Special Flood Hazard Area. However, the property may still be subject to local drainage problems or other unmapped flood hazard. Flood insurance is available and may be obtained at non-floodplain rates. A flood insurance policy may be required by the lender.

NOTE: This information is based on the Flood Insurance Rate Map for the City of Orlando. This letter does not imply that the referenced property will or will not be free from flooding or damage. A property not in a Special Flood Hazard Area may be damaged by a flood greater than that predicted on the FIRM or from a local drainage problem not shown on the map. This letter does not create liability on the part of the City, or any officer or employee thereof, for damage that results from reliance on this information.

Sincerely


/s/ Erik Lervaag

Erik Lervaag, Civil Engineer II
City of Orlando

09/24/97

                                                            Commercial Rent Roll

Property : MAGNOLIA ASSOCIATES L.P.

                                             |------------Base Rent-----------|------ Total Charges : 9/01/97 -  9/30/97---------
Unit                                  Square   Annual                         Per       Charge                  Total       Per   O
Number        Name                    Footage  Amount     Begins     Ends    Sq Ft    Description               Amount     Sq Ft  A
------------------------------------------------------------------------------------------------------------------------------------
0101   WORLD WIDE TRAVEL NETWORK, IN      864   18576.00  12/01/96 11/30/99  21.50 Gross Rent                    1548.00   21.50
       Unit Number        101
       Lease Beg Date     12/01/96
       Lease End Date     11/30/99
------------------------------------------------------------------------------------------------------------------------------------
0102   LEGG MASON WOODWALKER, INC.       8819  176379.96   5/01/95  4/30/96  20.00 MONTHLY OPERATING ESCALATION   206.04    0.28
       Unit Number        102                  178769.64   5/01/96  5/31/96  20.27 Total Base Rent              15594.94   21.22
       Lease Beg Date     05/18/95             181671.48   6/01/96  4/30/97  20.60                              --------   -----
       Lease End Date     05/17/01             184140.84   5/01/97  5/31/97  20.88 Gross Rent                   15800.98   21.50
                                               187139.28   6/01/97  4/30/98  21.22
                                               189648.36   5/01/98  5/31/98  21.50
                                               192695.16   6/01/98  4/30/99  21.85
                                               195323.76   5/01/99  5/31/99  22.15
                                               198515.76   6/01/99  4/30/00  22.51
                                               201224.04   5/01/00  5/31/00  22.82
                                               204512.64   6/01/00  4/30/01  23.19
                                               112152.12   5/01/01  5/31/01  12.72
------------------------------------------------------------------------------------------------------------------------------------
0103   CENTRAL FLORIDA COPY CENTERS      1727   24298.92  10/01/91  2/29/96  14.07 MONTHLY OPERATING ESCALATION   971.40    6.75
       Unit Number        103                   27198.48   3/01/96 10/31/96  15.75 Total Base Rent               2392.78   16.63
       Lease Beg Date     10/31/91              28713.36  11/01/96 10/31/97  16.63                              --------   -----
       Lease End Date     10/31/97                                                 Gross Rent                    3364.18   23.38
------------------------------------------------------------------------------------------------------------------------------------
0105   CELLCOM, INC.                      418    6687.96   2/01/96  4/30/96  16.00 MONTHLY OPERATING ESCALATION    12.43    0.36
       Unit Number        105                    7022.40   5/01/96  4/30/97  16.80 Total Base Rent                696.67   20.00
       Lease Beg Date     01/01/96               8360.04   5/01/97  4/30/98  20.00                              --------   -----
       Lease End Date     12/31/00               8694.36   5/01/98  4/30/99  20.80 Gross Rent                     709.10   20.36
                                                 9041.40   5/01/99  4/30/00  21.63
                                                 9405.00   5/01/00 12/31/00  22.50
------------------------------------------------------------------------------------------------------------------------------------
0110   FIROZ P KANJI & MURJAHAN KANJ      377    3016.08   5/01/95  4/30/96   8.00 MONTHLY OPERATING ESCALATION     0.17    0.01  RE
       Unit Number        110                    3166.80   5/01/96  4/30/97   8.40 Total Base Rent                277.10    8.82
       Security Deposits  502.66                 3325.20   5/01/97  4/30/98   8.82                              --------   -----  RE
       Lease Beg Date     05/01/95                                                 Gross Rent                     277.27    8.83
       Lease End Date     04/30/98
------------------------------------------------------------------------------------------------------------------------------------
0200   NATURE'S TABLE,INC.                376    5264.04  10/01/95  9/30/99  14.00 MONTHLY OPERATING ESCALATION     8.78    0.28
       Unit Number        200                                                      Total Base Rent                438.67   14.00
       Security Deposits  438.67                                                                                --------   -----
       Lease Beg Date     10/16/95                                                 Gross Rent                     447.45   14.28
       Lease End Date     09/09/99
------------------------------------------------------------------------------------------------------------------------------------

09/24/97

                                                            Commercial Rent Roll

Property : MAGNOLIA ASSOCIATES L.P.

                                             |------------Base Rent-----------|------ Total Charges : 9/01/97 -  9/30/97---------
Unit                                  Square   Annual                         Per       Charge                  Total       Per   O
Number        Name                    Footage  Amount     Begins     Ends    Sq Ft    Description               Amount     Sq Ft  A
------------------------------------------------------------------------------------------------------------------------------------
0201   CREDIT DATA SERVICES, INC.        7245  115920.00   7/01/92 12/31/97  16.00 MONTHLY OPERATING ESCALATION   203.91    0.34
       Unit Number        201                  121716.00   1/01/98 12/31/98  16.80 Total Base Rent               9660.00   16.00
       Lease Beg Date     07/01/92             127801.80   1/01/99 12/31/99  17.64                              --------   -----
       Lease End Date     12/31/02             134177.40   1/01/00 12/31/00  18.52 Gross Rent                    9863.91   16.34
                                               140915.28   1/01/01 12/31/01  19.45
                                               147942.96   1/01/02 12/31/02  20.42
------------------------------------------------------------------------------------------------------------------------------------
0202   SMITH BARNEY                      9444  165270.00   8/01/94 10/31/99  17.50 MONTHLY A/C CHARGE             175.00    0.22  CA
       Unit Number        202                  203046.00  11/01/99 11/30/04  21.50 MONTHLY OPERATING ESCALATION   715.37    0.91
       Lease Beg Date     08/09/94                                                                              --------   -----  RE
       Lease End Date     11/08/04                                                 Total Other Charges            890.37    1.13
                                                                                   Total Base Rent              13772.50   17.50
                                                                                   Gross Rent                   14662.87   18.63
------------------------------------------------------------------------------------------------------------------------------------
0203   CELLCOM, INC.                     1050   16800.00   2/01/96  2/28/97  16.00 MONTHLY OPERATING ESCALATION    30.04    0.34
       Unit Number        203                   17640.00   3/01/97  2/28/98  16.80 Total Base Rent               1470.00   16.80
       Security Deposits  2009.88               18522.00   3/01/98  2/28/99  17.64                              --------   -----
       Lease Beg Date     02/26/96              19446.00   3/01/99  2/29/00  18.52 Gross Rent                    1500.04   17.14
       Lease End Date     12/31/00              20422.56   3/01/00 12/31/00  19.45
------------------------------------------------------------------------------------------------------------------------------------
0204   PRODUCTIVITY SOFTWARE             1530   27540.00   8/01/96 12/31/96  18.00 MONTHLY OPERATING ESCALATION    31.76    0.25
       Unit Number        204                   28917.00   1/01/97 12/31/97  18.90 Total Base Rent               2409.75   18.90
       Lease Beg Date     07/19/96              30370.44   1/01/98 12/31/98  19.85                              --------   -----
       Lease End Date     12/31/00              31885.20   1/01/99 12/31/99  20.84 Gross Rent                    2441.51   19.15
                                                33476.40   1/01/00 12/31/00  21.88
------------------------------------------------------------------------------------------------------------------------------------
0209   NATURE'S TABLE, INC.              1349   18939.96   4/01/95  4/30/00  14.04 MONTHLY OPERATING ESCALATION    31.51    0.28
       Unit Number        209                                                      Total Base Rent               1578.33   14.04
       Security Deposits  3156.66                                                                               --------   -----
       Lease Beg Date     04/14/95                                                 Gross Rent                    1609.84   14.32
       Lease End Date     04/13/00
------------------------------------------------------------------------------------------------------------------------------------
0210   FORUM MANAGEMENT                  1800                                      Gross Rent                       0.00
       Unit Number        210
       Lease Beg Date     09/01/97
       Lease End Date
------------------------------------------------------------------------------------------------------------------------------------

09/24/97

                                                            Commercial Rent Roll

Property : MAGNOLIA ASSOCIATES L.P.

                                             |------------Base Rent-----------|------ Total Charges : 9/01/97 -  9/30/97---------
Unit                                  Square   Annual                         Per       Charge                  Total       Per   O
Number        Name                    Footage  Amount     Begins     Ends    Sq Ft    Description               Amount     Sq Ft  A
------------------------------------------------------------------------------------------------------------------------------------
0300   R.W. BECK, INC.                  25541  181258.44   8/01/96 8/31/96    7.10 Gross Rent                   43845.38   20.60
       Unit Number        0300                 510819.96   9/01/96 8/31/97   20.00
       Lease Beg Date     08/21/96             526144.56   9/01/97 8/31/98   20.60
       Lease End Date     08/31/06             541980.00   9/01/98 8/31/99   21.22
                                               558326.28   9/01/99 8/31/00   21.86
                                               575183.28   9/01/00 8/31/01   22.52
                                               592551.24   9/01/01 8/31/02   23.20
                                               610429.92   9/01/02 8/31103   23.90
                                               628819.44   9/01/03 8/31/04   24.62
                                               647719.80   9/01/04 8/31/05   25.36
                                               667130.88   9/01/05 8/31/06   26.12
------------------------------------------------------------------------------------------------------------------------------------
0400   METROPOLITAN LIFE INSURANCE       4466   87087.00  11/01/96 1/31/97   19.50 Gross Rent                    7547.54   20.28  CA
       Unit Number        400                   90570.48   2/01/97 1/31/96   20.28
       Lease Beg Date     11/01/96              94188.00   2/01/98 1/31/99   21.09
       Lease End Date     01/31/02              97939.44   2/01/99 1/31/00   21.93
                                               101869.44   2/01/00 1/31/01   22.81
                                               105933.48   2/01/01 1/31/02   23.72
------------------------------------------------------------------------------------------------------------------------------------
0401   METROPOLITAN LIFE INSURANCE       5622   94168.56   2/01/95 1/31/96   16.75 MONTHLY OPERATING ESCALATION   131.23    0.28  CA
       Unit Number        401                   97935.24   2/01/96 1/31/97   17.42 Total Base Rent               8489.22   18.12
       Lease Beg Date     02/01/95             101870.64   2/01/97 1/31/98   18.12                              --------   ----- ---
       Lease End Date     01/31/02             105918.48   2/01/98 1/31/99   18.84 Gross Rent                    8620.45   18.40
                                               110191.20   2/01/99 1/31/00   19.60
                                               114576.36   2/01/00 1/31/01   20.38
                                               119130.24   2/01/01 1/31/02   21.19
------------------------------------------------------------------------------------------------------------------------------------
0402   REASSURANCE COMPANY OF HANOVE     2315   46299.96   8/01/97 7/31/98   20.00 MONTHLY OPERATING ESCALATION    78.60    0.41
       Unit Number        0402                  48152.04   8/01/98 5/31/99   20.80 Total Base Rent               3858.33   20.00
       Lease Beg Date     08/01/97
       Lease End Date     05/31/99                                                 Gross Rent                    3936.93   20.41
------------------------------------------------------------------------------------------------------------------------------------
0600   CAC PROP.INC. / UNITED HEALTH    39240  627840.00   8/01/95 1/31/96   16.00 MONTHLY OPERATING ESCALATION   851.63    0.26  R
       Unit Number        600                  659232.00   2/01/96 1/31/97   16.80 Total Base Rent              57682.80   17.64
       Lease Beg Date     01/04/95             692193.60   2/01/97 1/31/98   17.64                              --------   ----- ---
       Lease End Date     07/31/02             727509.60   2/01/98 1/31/99   18.54 Gross Rent                   58534.43   17.90
                                               763218.00   2/01/99 1/31/00   19.45
                                               801280.80   2/01/00 1/31/01   20.42
                                               841305.60   2/01/01 1/31/02   21.44
                                               883292.40   2/01/02 7/31/02   22.51
------------------------------------------------------------------------------------------------------------------------------------
1001   REASSURANCE CO. OF HANOVER        6633  122710.56   5/01/92 5/31/99   18.50 MONTHLY OPERATING ESCALATION   132.23    0.24
       Unit Number        1001                                                     Total Base Rent              10225.88   18.50
       Lease Beg Date     05/26/92                                                                              --------   ----- ---
       Lease End Date     05/31/99                                                 Gross Rent                   10358.11   18.74
------------------------------------------------------------------------------------------------------------------------------------

09/24/97

                                                            Commercial Rent Roll

Property : MAGNOLIA ASSOCIATES L.P.

                                             |------------Base Rent-----------|------ Total Charges : 9/01/97 -  9/30/97---------
Unit                                  Square   Annual                         Per       Charge                  Total       Per   O
Number        Name                    Footage  Amount     Begins     Ends    Sq Ft    Description               Amount     Sq Ft  A
------------------------------------------------------------------------------------------------------------------------------------
1002   REASSURANCE CO. OF HANOVER        2638   47484.00  5/01/92  5/31/99   18.00 MONTHLY OPERATING ESCALATION    87.48    0.40
       Unit Number        1002                                                     Total Base Rent               3957.00   18.00
       Lease Beg Date     05/05/94                                                                              --------   ----- ---
       Lease End Date     05/31/99                                                 Gross Rent                    4044.48   18.40
------------------------------------------------------------------------------------------------------------------------------------
1100   HANSEN LIND MEYER, INC.          30000  429000.00 10/01/87  3/31/97   14.30 Gross Rent                   56700.00   22.68
       Unit Number        1100                 680400.00  4/01/97 12/31/02   22.68
       Lease Beg Date     10/12/87             834900.00  1/01/03 12/31/03   27.83
       Lease End Date     12/31/05             868200.00  1/01/04 12/31/04   28.94
                                               903000.00  1/01/05 12/31/05   30.10
------------------------------------------------------------------------------------------------------------------------------------
1201   FLUOR DANIEL, INC.                3375   67500.00  6/01/97  5/31/98   20.00 Gross Rent                    5625.00   20.00  R
       Unit Number        1201                  71043.72  6/01/98  5/31/99   21.05
       Lease Beg Date     05/08/97              74418.72  6/01/99  5/31/00   22.05
       Lease End Date     05/31/00
------------------------------------------------------------------------------------------------------------------------------------
1202   PRUDENTIAL INS CO OF AMERICA      7418  122248.68  9/01/95  7/31/96   16.48 MONTHLY OPERATING ESCALATION   561.73    0.91  R
       Unit Number        1202                 122959.44  8/01/96  8/31/96   16.58 Total Base Rent              10805.55   17.48
       Lease Beg Date     08/26/94             125883.48  9/01/96  7/31/97   16.97                              --------   ----- ---
       Lease End Date     08/25/99             126615.72  8/01/97  8/31/97   17.07 Gross Rent                   11367.28   18.39
                                               129666.60  9/01/97  7/31/98   17.48
                                               130412.76  8/01/98  8/31/98   17.58
                                               133524.00  9/01/98  7/31/99   18.00
                                               107680.68  8/01/99  8/31/99   14.52
------------------------------------------------------------------------------------------------------------------------------------
1203   ECC OF ORLANDO, INC.              8330  166599.96  9/01/92  5/31/98   20.00 MONTHLY OPERATING ESCALATION   234.45    0.34
       Unit Number        1203                 173264.04  6/01/98  5/31/99   20.80 Total Base Rent              13883.33   20.00
       Lease Beg Date     09/01/92             180177.96  6/01/99  5/31/00   21.63                              --------   ----- ---
       Lease End Date     05/31/02             187425.00  6/01/00  5/31/01   22.50 Gross Rent                   14117.78   20.34
                                               194922.00  6/01/01  5/31/02   23.40
------------------------------------------------------------------------------------------------------------------------------------
1300   ACACIA MUTUAL LIFE INS. CO.       5295  102603.12  5/01/91  9/30/95   19.38 MONTHLY OPERATING ESCALATION   153.31    0.35
       Unit Number        1300                  95310.00 10/01/95  4/30/96   18.00 Total Base Rent               8480.83   19.22
       Lease Beg Date     08/01/95              96898.56  5/01/96  4/30/97   18.30                              --------   ----- ---
       Lease End Date     04/30/01             101769.96  5/01/97  4/30/98   19.22 Gross Rent                    8634.14   19.57
                                               106853.16  5/01/98  4/30/99   20.18
                                               112201.08  5/01/99  4/30/00   21.19
                                               117813.72  5/01/00  4/30/01   22.25
------------------------------------------------------------------------------------------------------------------------------------
1301   TURNER CONSTRUCTION               7283  131094.00  4/01/95 12/31/96   18.00 MONTHLY OPERATING ESCALATION   158.05    0.26
       Unit Number        1301                 136337.76  1/01/97 12/31/97   18.72 Total Base Rent              11361.48   18.72
       Security Deposits  8658.67              141800.04  1/01/98 12/31/98   19.47                              --------   ----- ---
       Lease Beg Date     04/01/95             147480.72  1/01/99 12/31/99   20.25 Gross Rent                   11519.53   18.98
       Lease End Date     06/30/01             153380.04  1/01/00 12/31/00   21.06
                                               159497.76  1/01/01  6/30/01   21.90
------------------------------------------------------------------------------------------------------------------------------------

09/24/97

                                                            Commercial Rent Roll

Property : MAGNOLIA ASSOCIATES L.P.

                                             |------------Base Rent-----------|------ Total Charges : 9/01/97 -  9/30/97---------
Unit                                  Square   Annual                         Per       Charge                  Total       Per   O
Number        Name                    Footage  Amount     Begins     Ends    Sq Ft    Description               Amount     Sq Ft  A
------------------------------------------------------------------------------------------------------------------------------------
1302   ALTERNATIVE RESOURCES CORP.       1842   33156.00  6/01/96  5/31/97   18.00 MONTHLY OPERATING ESCALATION    52.83    0.34
       Unit Number        1302                  34813.80  6/01/97  5/31/98   18.90 Total Base Rent               2901.15   18.90
       Security Deposits  4595.10               36563.76  6/01/98  5/31/99   19.85                              --------   ----- ---
       Lease Beg Date     05/24/96              38387.28  6/01/99  5/31/00   20.84 Gross Rent                    2953.98   19.24
       Lease End Date     03/24/03              40302.96  6/01/00  5/31/01   21.88
                                                42292.32  6/01/01  5/31/02   22.96
                                                44410.68  6/01/02  2/28/03   24.11
                                                34382.40  3/01/03  3/31/03   18.67
------------------------------------------------------------------------------------------------------------------------------------
1303   WILLIAM R. PICKERING              1715   30870.00 11/01/95  1/31/97   18.00 MONTHLY OPERATING ESCALATION    40.12    0.28
       Unit Number        1303                  32413.56  2/01/97  1/31/98   18.90 Total Base Rent               2701.13   18.90
       Security Deposits  2572.50               34042.80  2/01/98  1/31/99   19.85                              --------   ----- ---
       Lease Beg Date     11/15/95              35740.56  2/01/99  1/31/00   20.84 Gross Rent                    2741.25   19.18
       Lease End Date     11/30/00              37524.24  2/01/00 11/30/00   21.88
------------------------------------------------------------------------------------------------------------------------------------
1305   PRODUCTIVITY SOFTWARE             3112   56016.00 10/01/95 12/31/96   18.00 MONTHLY OPERATING ESCALATION    72.72    0.28
       Unit Number        1305                  58816.80  1/01/97 12/31/97   19.90 Total Base Rent               4901.40   18.90
       Lease Beg Date     10/01/95              61773.24  1/01/98 12/31/98   19.85                              --------   ----- ---
       Lease End Date     12/31/00              64854.12  1/01/99 12/31/99   20.84 Gross Rent                    4974.12   19.18
                                                68090.52  1/01/00 12/31/00   21.88
------------------------------------------------------------------------------------------------------------------------------------
1401   PRUDENTIAL SECURITIES INC.       13678  344138.52  7/01/96  1/31/07   25.16 MONTHLY OPERATING ESCALATION   386.64    0.34  TE
       Unit Number        1401                 221231.88  2/01/07  2/28/07   16.17 Total Base Rent              28678.21   25.16
       Lease Beg Date     07/01/96                                                                              --------   ----- ---
       Lease End Date     02/18/07                                                 Gross Rent                   29064.85   25.50
------------------------------------------------------------------------------------------------------------------------------------
1402   LDDS COMMUNICATIONS, INC.         5889   94224.00  9/01/94  8/31/95   16.00 MONTHLY OPERATING ESCALATION   446.02    0.91  RE
       Unit Number        1402                  98935.20  9/01/95  8/31/96   16.80 Total Base Rent               9088.69   18.52
       Lease Beg Date     09/01/94             103881.96  9/01/96  8/31/97   17.64                              --------   ----- ---
       Lease End Date     08/31/99             109064.28  9/01/97  8/31/98   18.52 Gross Rent                    9534.71   19.43
                                               114541.08  9/01/98  8/31/99   19.45
------------------------------------------------------------------------------------------------------------------------------------
1500   DEAN MEAD EGERTON BLOODWORTH     22264  534336.00  2/01/89 10/31/95   24.00 Gross Rent                   48161.49    25.96
       Unit Number        1500                 555709.44 11/01/95 10/31/96   24.96
       Security Deposits  45000.00             577937.88 11/01/96 10/31/97   25.96
       Lease Beg Date     02/01/89             601055.28 11/01/97 10/31/98   27.00
       Lease End Date     04/30/04             625097.52 11/01/98 10/31/99   28.08
                                               650101.44 11/01/99 10/31/00   29.20
                                               676105.44 11/01/00 10/31/01   30.37
                                               703149.60 11/01/01 10/31/02   31.58
                                               731275.56 11/01/02 10/31/03   32.85
                                               760526.64 11/01/03  4/30/04   34.16
------------------------------------------------------------------------------------------------------------------------------------

09/24/97

                                                            Commercial Rent Roll

Property : MAGNOLIA ASSOCIATES L.P.

                                             |------------Base Rent-----------|------ Total Charges : 9/01/97 -  9/30/97---------
Unit                                  Square   Annual                         Per       Charge                  Total       Per   O
Number        Name                    Footage  Amount     Begins     Ends    Sq Ft    Description               Amount     Sq Ft  A
------------------------------------------------------------------------------------------------------------------------------------
1600   AMERICAN PHOENIX CORP             8700  154425.00  10/01/95  9/30/96  17.75 MONTHLY OPERATING ESCALATION   203.11    0.28  TE
       Unit Number        1600                 160602.00  10/01/96  9/30/97  18.46 RENT CONCESSION-8/1/96-9/30/  -751.61   -1.04
       Lease Beg Date     10/01/95             167040.00  10/01/97  9/30/98  19.20                              --------   ----- ---
       Lease End Date     09/30/02             173739.00  10/01/98  9/30/99  19.97 Total Other Charges           -549.50   -0.76
                                               180699.00  10/01/99  9/30/00  20.77 Total Base Rent              13383.50   18.46
                                               189747.00  10/01/00  9/30/01  21.81                              --------   ----- ---
                                               199230.00  10/01/01  9/30/02  22.90 Gross Rent                   12835.00   17.70
------------------------------------------------------------------------------------------------------------------------------------
1625   AMERICAN PHOENIX CORPORATION      1764  33868.80   11/01/97  9/30/98  19.20 Gross Rent                       0.00
       Unit Number        1625                 35227.08   10/01/98  9/30/99  19.97
       Lease Beg Date     09/01/97             36638.28   10/01/99  9/30/00  20.77
       Lease End Date     09/30/02             38472.84   10/01/00  9/30/01  21.81
                                               40395.60   10/01/01  9/30/02  22.90
------------------------------------------------------------------------------------------------------------------------------------
1650   BUSINESS TELECOM, INC.            3763  65852.52   11/01/95 12/31/96  17.50 MONTHLY OPERATING ESCALATION   108.77    0.35
       Unit Number        1650                 69163.92    1/01/97 12/31/97  18.38 Total Base Rent               5763.66   18.38
       Security Deposits  5487.71              72625.92    1/01/98 12/31/98  19.30                              --------   ----- ---
       Lease Beg Date     11/01/95             76275.96    1/01/99 12/31/99  20.27 Gross Rent                    5872.43   18.73
       Lease End Date     12/31/00             80076.60    1/01/00 12/31/00  21.28
------------------------------------------------------------------------------------------------------------------------------------
1701   AMERICAN EXPRESS FINANCIAL       13387  247659.48   5/01/95  5/31/00  18.50 MONTHLY OPERATING ESCALATION  1003.87    0.90  RE
       Unit Number        1701                                                     Total Base Rent              20638.29   18.50
       Lease Beg Date     02/01/88                                                                              --------   ----- ---
       Lease End Date     05/31/00                                                 Gross Rent                   21642.16   19.40
------------------------------------------------------------------------------------------------------------------------------------
1702   WADE DEVELOPMENT  INC.            3557  64026.00    7/01/95  4/30/96  18.00 MONTHLY OPERATING ESCALATION    83.10    0.28
       Unit Number        1702                 95778.00    5/01/96  7/31/96  26.93 Total Base Rent               5771.23   19.47
       Lease Beg Date     07/11/95             99609.12    8/01/96  7/31/97  28.00                              --------   ----- ---
       Lease End Date     09/10/00             69254.76    8/01/97  7/31/98  19.47 Gross Rent                    5854.33   19.75
                                               72029.28    8/01/98  7/31/99  20.25
                                               74910.48    8/01/99  7/31/00  21.06
                                               77898.36    8/01/00  8/31/00  21.90
                                               25966.08    9/01/00  9/30/00   7.30
------------------------------------------------------------------------------------------------------------------------------------
1900   THE EDUCATIONAL INSTITUTE        24592  454952.04   7/01/97  6/30/98  18.50 Gross Rent                   37912.67   18.50
       Unit Number        1800                 467247.96   7/01/98  6/30/99  19.00
       Lease Beg Date     07/01/97             479544.00   7/D1/99  6/30/00  19.50
       Lease End Date     06/30/07             504135.96   7/01/00  6/30/07  20.50
------------------------------------------------------------------------------------------------------------------------------------
 999   MISCELLANEOUS BUILDING INCOME        0                                      Gross Rent                      0.00
       Lease Beg Date     09/01/97
       Lease End Date
------------------------------------------------------------------------------------------------------------------------------------
AIR    AIRBORNE                             0    12000.00  3/01/94  3/31/97   0.00 Gross Rent                      0.00
       Unit Number        0000
       Lease Beg Date     03/01/94
       Lease End Date     02/08/98
------------------------------------------------------------------------------------------------------------------------------------

09/24/97

                                                            Commercial Rent Roll

Property : MAGNOLIA ASSOCIATES L.P.

                                             |------------Base Rent-----------|------ Total Charges : 9/01/97 -  9/30/97---------
Unit                                  Square   Annual                         Per       Charge                  Total       Per   O
Number        Name                    Footage  Amount     Begins     Ends    Sq Ft    Description               Amount     Sq Ft  A
------------------------------------------------------------------------------------------------------------------------------------
BIFFS  DIAMOND DETAILING SERVICE            0    1200.00   7/01/91 12/31/96   0.00 Gross Rent                     250.00
       Unit Number  -     CARWAS                 3000.00   1/01/97  9/30/99   0.00
       Lease Beg Date     07/16/91
       Lease End Date     09/09/99
------------------------------------------------------------------------------------------------------------------------------------
DRIVE  FIRST UNION NATIONAL BANK            0  138522.84   1/01/88 12/31/02   0.00 C.P.I.                        2995.07
       Unit Number        DRIVE                                                    Total Base Rent              11543.57
       Lease Beg Date     01/01/89                                                                             ---------   ----- ---
       Lease End Date     12/31/02                                                 Gross Rent                   14538.64
------------------------------------------------------------------------------------------------------------------------------------
EQUIP SPRINT METROPOLITAN NETWORKS          0   36000.00   7/14/97  8/13/97   0.00 Gross Rent                       0.00
       Unit Number        EQUIP                 37800.00   7/14/98  8/13/99   0.00
       Lease Beg Date     07/14/97              39690.00   7/14/99  8/13/99   0.00
       Lease End Date     07/13/00
------------------------------------------------------------------------------------------------------------------------------------
FIRST FIRST UNION NATIONAL BANK         69363 1248534.84   1/01/88 12/31/02  18.00 C.P.I.                       39077.24    6.76  RE
       Unit Number        OFFICE                                                   MONTHLY OPERATING ESCALATION 40421.41    6.99
       Lease Beg Date     01/01/88                                                 SIGNAGE                        330.64    0.06  RE
       Lease End Date     12/31/02                                                                             ---------   ----- ---
                                                                                   Total Other Charges          79829.29   13.81  RE
                                                                                   Total Base Rent             104044.57   18.00
                                                                                                               ---------   ----- ---
                                                                                   Gross Rent                  183873.86   31.81
------------------------------------------------------------------------------------------------------------------------------------
UTIL METROPOLITAN FIBER SYSTEMS           400    3000.00  10/01/95  9/30/96   7.50 MONTHLY OPERATING ESCALATION     9.19    0.28
       Unit Number        UTIL R                 3150.00  10/01/96  9/30/97   7.88 Total Base Rent                262.50    7.88
       Lease Beg Date     10/01/95               3307.56  10/01/97  9/30/98   8.27                             ---------   ----- ---
       Lease End Date     09/30/05               3472.92  10/01/98  9/30/99   8.68 Gross Rent                     271.69    8.15
                                                 3646.56  10/01/99  9/30/00   9.12
                                                 3828.84  10/01/00  9/30/01   9.57
                                                 4020.24  10/01/01  9/30/02  10.05
                                                 4221.36  10/01/02  9/30/03  10.55
                                                 4432.32  10/01/03  9/30/04  11.08
                                                 4653.96  10/01/04  9/30/05  11.63
------------------------------------------------------------------------------------------------------------------------------------

09/24/97 -

                                                            Commercial Rent Roll
Property : MAGNOLIA ASSOCIATES L.P.

TOTALS :                          --------Occupied--------   --------Vacant--------     --------Total-------
                                      Total        Per            Total      Per          Total        Per
                                      Amount      Sq Ft           Amount     Sq Ft        Amount      Sq Ft
------------------------------    ------------    -----         -----------  -----       ---------    -----
Base Rent                            588303.14    19.76                0.00              588303.14    19.76
Other Charges:
C.P.I.                                42072.31     1.41                0.00               42072.31     1.41
MONTHLY A/C CHARGE                      175.00     0.01                0.00                 175.00     0.01
MONTHLY OPERATING ESCALATION          47427.90     1.59                0.00               47427.90     1.59
RENT CONCESSION-8/1/96-9/30/00         -751.61    -0.03                0.00                -751.61    -0.03
SIGNAGE                                 330.64     0.01                0.00                 330.64     0.01
------------------------------    ------------    -----         -----------  -----       ---------    -----

Gross Rent                           677557.38    22.76                0.00              677557.38    22.76
Annual Rent                         8130688.56                         0.00             8130689.56
Security Deposits Held                                                                    72421.85

UNIT SUMMARY :                    --------Occupied--------   --------Vacant--------     --------Total--------
                                     Number            %        Number        %          Number           %
------------------------------    -----------        -----   -----------    -----       ---------       -----
Units                                      44        100.0             0      0.0              44       100.0
Square Footage                         357181        100.0             0      0.0          357181       100.0

                                                               9:05AM on 10/6/97

                                 INVESTOR SURVEY
                 Cushman & Wakefield Valuation Advisory Services
                                   Autumn 1996

=================================================================================================================================
                               Capitalization Rates                                       Growth Rate
                        ----------------------------------       Internal       ------------------------------ Typical Projection
                            Going-In           Terminal       Rate of Return        Income         Expenses       Period (Years)
                          Low     High       Low     High      Low     High      Low     High     Low    High      Low     High
---------------------------------------------------------------------------------------------------------------------------------
OFFICE
---------------------------------------------------------------------------------------------------------------------------------
Urban/CBD                 9.8%    10.3%      9.6%    10.3%    13.0%    13.6%     3.8%     4.1%    3.5%    3.8%     7.8      9.1
---------------------------------------------------------------------------------------------------------------------------------
 Class A - Leased Asset   9.3%     9.8%      9.3%     9.8%    11.8%    12.2%     3.6%     3.9%    3.5%    3.8%     8.3      9.5
---------------------------------------------------------------------------------------------------------------------------------
                          9.5%    10.0%     10.0%    10.0%    11.5%    11.5%     3.0%     3.0%    3.0%    4.0%    10.0     10.0
                          9.5%    10.0%     10.0%    10.5%    15.0%    15.0%     4.0%     4.0%    4.0%    4.0%     5.0      7.0
                          8.0%     9.0%      8.5%     8.5%    11.0%    12.0%     4.0%     4.0%    4.0%    4.0%    10.0     10.0
                         13.0%    13.0%                       14.0%    14.0%     5.0%     5.0%    3.0%    3.0%     5.0      7.0
                          9.3%     9.3%     10.3%    10.3%    11.5%    11.5%     3.8%     4.0%    4.3%    4.3%    10.0     10.0
                          8.5%     9.5%      9.5%    11.0%    11.0%    11.0%     3.5%     4.0%    3.5%    4.0%    11.0     11.0
                          8.0%     9.0%      8.5%     9.0%    10.5%    11.5%     3.0%     3.5%    3.0%    3.5%    10.0     10.0
                         10.0%    10.0%     10.0%    10.0%    12.5%    12.5%     3.0%     3.0%    3.0%    3.0%    10.0     10.0
                          9.0%     9.0%      9.0%    10.0%    11.0%    11.0%     3.0%     4.0%    3.0%    4.0%     7.0     10.0
                          8.0%     9.0%      8.0%     9.0%    10.0%    12.0%     4.0%     4.0%    4.0%    4.0%     5.0     10.0

 Class B - Leased Asset  10.1%    10.6%      9.6%    10.4%    12.9%    13.3%     3.9%     4.2%    3.6%    3.9%     8.0      9.7
---------------------------------------------------------------------------------------------------------------------------------
                         10.0%    10.0%      9.0%     9.5%    11.0%    12.0%     4.0%     4.0%    4.0%    4.0%    10.0     10.0
                          9.5%     9.5%     10.5%    10.5%    11.5%    11.5%     3.8%     4.0%    4.3%    4.3%    10.0     10.0
                          8.5%     9.5%      9.5%    11.0%    11.0%    11.0%     3.5%     4.0%    3.5%    4.0%    11.0     11.0
                          9.5%    10.0%     10.0%    11.0%    12.0%    12.0%     3.0%     4.0%    3.0%    4.0%     7.0     10.0
                         15.0%    15.0%                       20.0%    20.0%     5.0%     5.0%    3.0%    3.0%     5.0      7.0
                          9.0%    10.0%
                          9.0%    10.0%      9.0%    10.0%    12.0%    13.0%     4.0%     4.0%    4.0%    4.0%     5.0     10.0

 Class A - Value Added    9.3%    10.0%      9.5%    10.3%    12.8%    13.6%     3.9%     4.1%    3.6%    3.8%     7.3      8.8
---------------------------------------------------------------------------------------------------------------------------------
                          8.0%     9.0%      9.5%    10.0%    15.0%    15.0%     4.0%     4.0%    4.0%    4.0%     5.0      7.0
                          8.0%    10.0%      8.5%     9.0%    11.0%    12.0%     4.0%     4.0%    4.0%    4.0%    10.0     10.0
                         10.0%    11.0%     10.0%    11.0%    16.0%    20.0%     4.0%     4.0%    3.0%    3.0%     5.0      5.0
                          9.5%     9.5%     10.5%    10.5%    11.5%    11.5%     3.8%     4.0%    4.3%    4.3%    10.0     10.0
                          8.5%     9.5%      9.5%    11.0%    11.0%    11.0%     3.5%     4.0%    3.5%    4.0%    11.0     11.0
                         12.0%    12.0%                       13.0%    13.0%     5.0%     5.0%    3.0%    3.0%     5.0      7.0
                          9.0%     9.0%      9.0%    10.0%    13.0%    13.0%     3.0%     4.0%    3.0%    4.0%     1.0     10.0
                                                              12.0%    13.0%     4.0%     4.0%    4.0%    4.0%     5.0     10.0

                                                               9:05AM on 10/6/97

=================================================================================================================================
                               Capitalization Rates                                       Growth Rate
                        ----------------------------------       Internal       ------------------------------ Typical Projection
                            Going-In           Terminal       Rate of Return        Income         Expenses       Period (Years)
                          Low     High       Low     High      Low     High      Low     High     Low    High      Low     High
---------------------------------------------------------------------------------------------------------------------------------
 Class B - Value Added   10.5%    10.9%     10.1%    10.9%    14.5%    15.3%      3.9%    4.2%    3.4%    3.7%     7.6      8.6
 --------------------------------------------------------------------------------------------------------------------------------
                         10.0%    11.0%     10.0%    11.0%    16.0%    20.0%      4.0%    4.0%    3.0%    3.0%     5.0      5.0
                          9.8%     9.8%     10.8%    10.8%    11.5%    11.5%      3.8%    4.0%    4.3%    4.3%    10.0     10.0
                         14.0%    14.0%                       20.0%    20.0%      5.0%    5.0%    3.0%    3.0%     5.0      7.0
                          8.5%     9.5%      9.5%    11.0%    11.0%    11.0%      3.5%    4.0%    3.5%    4.0%    11.0     11.0
                         10.0%    10.0%     10.0%    11.0%    14.0%    14.0%      3.0%    4.0%    3.0%    4.0%     7.0     10.0

--------------------------------------------------------------------------------------------------------------------------------
Suburban                  9.2%     9.8%      9.6%    10.1%    12.9%    13.5%      3.6%    4.1%    3.4%    3.6%     7.7      8.7
--------------------------------------------------------------------------------------------------------------------------------
 Class A - Leased Asset   8.8%     9.6%      9.4%    10.0%    11.2%    11.1%      3.8%    4.1%    3.6%    3.7%     8.8      9.6
 -------------------------------------------------------------------------------------------------------------------------------
                          9.5%     9.5%     10.5%    10.5%    10.5%    10.5%      3.0%    3.0%    3.0%    3.0%    10.0     10.0
                          8.5%     8.5%      9.3%     9.3%    11.3%    11.3%      4.0%    4.0%    4.0%    4.0%    10.0     10.0
                         11.0%    11.0%                       12.0%    12.0%      5.0%    3.0%    3.0%    3.0%     5.0      7.0
                          8.5%    10.0%      9.0%    10.5%    11.0%    12.5%      3.5%    3.5%    3.5%    3.5%    10.0     10.0
                          8.0%    10.0%      9.5%    10.0%    11.5%    12.0%      4.0%    6.0%    4.0%    4.0%    10.0     10.0
                         10.0%    11.0%     10.5%    11.0%    12.0%    12.0%      3.0%    3.0%    3.0%    3.0%    10.0     10.0
                          8.0%     9.0%      8.5%     8.5%    11.0%    12.0%      4.0%    4.0%    4.0%    4.0%    10.0     10.0
                          9.1%     9.1%     10.1%    10.1%    11.5%    11.5%      3.8%    4.0%    4.3%    4.3%    10.0     10.0
                          8.5%     9.5%      9.5%    11.0%    11.0%    11.0%      3.5%    4.0%    3.5%    4.0%    11.0     11.0
                          8.5%    10.0%      9.0%    10.5%    11.0%    11.5%      3.0%    3.5%    3.0%    3.5%    10.0     10.0
                          9.0%     9.0%     10.0%    10.0%    11.5%    11.5%      4.0%    4.0%    4.0%    4.0%    10.0     10.0
                          9.0%     9.0%      9.0%     9.0%    12.0%    13.0%      4.0%    7.0%    4.0%    4.0%     5.0      7.0
                          9.0%     9.0%      9.0%    10.0%    11.0%    11.0%      3.0%    4.0%    3.0%    4.0%     7.0     10.0
                          8.0%    10.0%
                          8.0%     9.0%      8.0%     9.0%    10.0%    12.0%      5.0%    5.0%    4.0%    4.0%     5.0     10.0

 Class B - Leased Asset   9.6%    10.1%      9.7%    10.2%    12.1%    12.6%      3.7%    4.1%    3.5%    3.6%     8.5      9.5
 -------------------------------------------------------------------------------------------------------------------------------
                          9.5%     9.5%     10.5%    10.5%    10.5%    10.5%      3.0%    3.0%    3.0%    3.0%    10.0     10.0
                          8.8%     8.8%      9.5%     9.5%    11.8%    11.8%      3.5%    3.5%    3.5%    3.5%    10.0     10.0
                         12.0%    12.0%                       18.0%    18.0%      5.0%    3.0%    3.0%    3.0%     5.0      7.0
                         10.5%    10.5%     10.0%    10.0%    11.0%    13.0%      2.0%    2.0%    2.0%    2.0%    10.0     10.0
                          8.0%    10.0%      9.5%    10.0%    11.0%    12.0%      4.0%    6.0%    4.0%    4.0%    10.0     10.0
                          9.0%    10.0%      9.0%     9.5%    11.0%    12.0%      4.0%    4.0%    4.0%    4.0%    10.0     10.0
                          9.4%     9.4%     10.4%    10.4%    11.5%    11.5%      3.8%    4.0%    4.3%    4.3%    10.0     10.0
                          8.5%     9.5%      9.5%    11.0%    11.0%    11.0%      3.5%    4.0%    3.5%    4.0%    11.0     11.0
                         10.0%    10.0%     10.0%    10.0%    14.0%    15.0%      4.0%    7.0%    4.0%    4.0%     5.0      7.0
                          9.0%     9.0%      9.0%    10.0%    11.0%    11.0%      3.0%    4.0%    3.0%    4.0%     7.0     10.0
                         10.0%    11.0%
                         10.0%    11.0%     10.0%    11.0%    12.0%    13.0%      5.0%    5.0%    4.0%    4.0%     5.0     10.0

                                                               9:05AM on 10/6/97

=================================================================================================================================
                               Capitalization Rates                                       Growth Rate
                        ----------------------------------       Internal       ------------------------------ Typical Projection
                            Going-In           Terminal       Rate of Return        Income         Expenses       Period (Years)
                          Low     High       Low     High      Low     High      Low     High     Low    High      Low     High
---------------------------------------------------------------------------------------------------------------------------------
  Class A - Value Added   9.0%     9.7%      9.5%    10.1%    13.6%    14.6%     3.5%     4.1%    3.5%    3.7%     6.9      7.8
  -------------------------------------------------------------------------------------------------------------------------------
                         10.0%    10.0%                       13.0%    13.0%     3.0%     3.0%    3.0%    3.0%     5.0      7.0
                          8.0%    10.0%      8.5%     9.0%    11.0%    12.0%     4.0%     4.0%    4.0%    4.0%    10.0     10.0
                         10.0%    11.0%     10.0%    11.0%    16.0%    20.0%     4.0%     4.0%    3.0%    3.0%     5.0      5.0
                          9.4%     9.4%     10.4%    10.4%    11.5%    11.5%     3.8%     4.0%    4.3%    4.3%    10.0     10.0
                          8.5%     9.5%      9.5%    11.0%    11.0%    11.0%     3.5%     4.0%    3.5%    4.0%    11.0     11.0
                          6.0%     6.0%      9.0%     9.0%    17.0%    20.0%     4.0%     7.0%    4.0%    4.0%     5.0      7.0
                          9.0%     9.0%      9.0%    10.0%    13.0%    13.0%     3.0%     4.0%    3.0%    4.0%     1.0     10.0
                          8.0%    10.0%
                         12.0%    12.0%     10.0%    10.0%    16.0%    16.0%     3.0%     3.0%    3.0%    3.0%     2.0      2.0

  Class B - Value Added   9.5%     9.8%      9.9%    10.4%    14.6%    15.3%     3.3%     3.9%    3.2%    3.4%     6.9      7.8
  ------------------------------------------------------------------------------------------------------------------------------
                         11.0%    11.0%                       18.0%    18.0%     3.0%     3.0%    3.0%    3.0%     5.0      7.0
                         10.5%    10.5%     10.0%    10.0%    11.0%    13.0%     2.0%     2.0%    2.0%    2.0%    10.0     10.0
                         10.0%    11.0%     10.0%    11.0%    16.0%    20.0%     4.0%     4.0%    3.0%    3.0%     5.0      5.0
                          9.6%     9.6%     10.6%    10.6%    11.5%    11.5%     3.8%     4.0%    4.3%    4.3%    10.0     10.0
                          8.5%     9.5%      9.5%    11.0%    11.0%    11.0%     3.5%     4.0%    3.5%    4.0%    11.0     11.0
                          6.0%     6.0%     10.0%    10.0%    20.0%    20.0%     4.0%     7.0%    4.0%    4.0%     5.0      7.0
                          9.0%     9.0%      9.0%    10.0%    13.0%    13.0%     3.0%     4.0%    3.0%    4.0%     7.0     10.0
                          9.0%    10.0%
                         12.0%    12.0%     10.0%    10.0%    16.0%    16.0%     3.0%     3.0%    3.0%    3.0%     2.0      2.0

INDUSTRIAL
 -------------------------------------------------------------------------------------------------------------------------------
 Warehouse/Distribution   9.2%     9.5%      9.9%    10.3%    11.3%    11.4%     3.2%     3.7%    3.3%    3.7%     9.5     10.2
 -------------------------------------------------------------------------------------------------------------------------------
  Class A - Leased Asset  8.9%     9.3%      9.5%     9.9%    10.9%    11.1%     3.3%     3.6%    3.3%    3.6%     9.8     10.1
  ------------------------------------------------------------------------------------------------------------------------------
                          9.2%     9.2%      9.5%     9.5%    10.0%    10.0%     3.0%     3.0%    3.0%    3.0%    10.0     10.0
                          8.5%     8.5%      9.3%     9.3%    11.0%    11.0%     4.0%     4.0%    4.0%    4.0%    10.0     10.0
                          8.5%    10.0%      9.5%    10.0%    11.0%    12.0%     3.5%     3.5%    3.5%    3.5%    10.0     10.0
                          9.0%     9.0%      9.5%     9.5%    11.0%    11.0%     3.0%     4.0%    3.0%    4.0%    10.0     10.0
                          9.5%     9.5%     10.0%    10.0%    11.5%    11.5%     3.3%     3.3%    3.5%    3.5%    10.0     10.0
                          8.5%     9.5%      9.5%    11.0%    11.0%    11.0%     3.5%     4.0%    3.5%    4.0%    11.0     11.0
                          8.5%    10.0%      9.0%    10.5%    11.0%    11.5%     3.0%     3.5%    3.0%    3.5%    10.0     10.0
                          9.0%     9.0%     10.0%    10.0%    11.0%    11.0%     3.0%     3.0%    3.0%    3.0%    10.0     10.0
                          9.0%     9.0%      9.5%     9.5%    10.5%    10.5%     3.0%     4.0%    3.0%    4.0%     7.0     10.0

                                                               9:05AM on 10/6/97

=================================================================================================================================
                               Capitalization Rates                                       Growth Rate
                        ----------------------------------       Internal       ------------------------------ Typical Projection
                            Going-In           Terminal       Rate of Return        Income         Expenses       Period (Years)
                          Low     High       Low     High      Low     High      Low     High     Low    High      Low     High
---------------------------------------------------------------------------------------------------------------------------------
  Class B - Leased Asset  9.2%     9.4%      9.8%    10.0%    11.0%    11.0%      3.2%    3.6%    3.3%    3.7%     9.7     10.2
  -------------------------------------------------------------------------------------------------------------------------------
                          9.2%     9.2%      9.5%     9.5%    10.0%    10.0%      3.0%    3.0%    3.0%    3.0%    10.0     10.0
                          8.8%     8.8%      9.5%     9.5%    11.3%    11.3%      3.5%    3.5%    3.5%    3.5%    10.0     10.0
                          9.5%     9.5%     10.0%    10.0%    11.5%    11.5%      3.0%    4.0%    3.0%    4.0%    10.0     10.0
                          9.8%     9.8%     10.3%    10.3%    11.5%    11.5%      3.3%    3.3%    3.5%    3.5%    10.0     10.0
                          8.5%     9.5%      9.5%    11.0%    11.0%    11.0%      3.5%    4.0%    3.5%    4.0%    11.0     11.0
                          9.5%     9.5%     10.0%    10.0%    11.0%    11.0%      3.0%    4.0%    3.0%    4.0%     7.0     10.0

  Class A - Value Added   9.3%     9.6%      9.9%    10.4%    11.5%    11.5%      3.3%    3.8%    3.3%    3.8%     9.3     10.3
  -------------------------------------------------------------------------------------------------------------------------------
                          9.8%     9.8%     10.3%    10.3%    11.5%    11.5%      3.3%    3.3%    3.5%    3.5%    10.0     10.0
                          8.5%     9.5%      9.5%    11.0%    11.0%    11.0%      3.5%    4.0%    3.5%    4.0%    11.0     11.0
                          9.5%     9.5%     10.0%    10.0%    12.0%    12.0%      3.0%    4.0%    3.0%    4.0%     7.0     10.0

  Class B - Value Added   9.5%     9.8%     10.2%    10.7%    11.8%    11.8%      3.3%    3.8%    3.3%    3.8%     9.3     10.3
  -------------------------------------------------------------------------------------------------------------------------------
                         10.0%    10.0%     10.5%    10.5%    11.5%    11.5%      3.3%    3.3%    3.5%    3.5%    10.0     10.0
                          8.5%     9.5%      9.5%    11.0%    11.0%    11.0%      3.5%    4.0%    3.5%    4.0%    11.0     11.0
                         10.0%    10.0%     10.5%    10.5%    13.0%    13.0%      3.0%    4.0%    3.0%    4.0%     7.0     10.0

---------------------------------------------------------------------------------------------------------------------------------
Business Parks            9.4%     9.9%     10.0%    10.8%    12.3%    12.9%      3.4%    4.0%    3.2%    3.8%     8.3      9.6
---------------------------------------------------------------------------------------------------------------------------------
  Class A - Leased Asset  9.0%     9.5%      9.8%    10.5%    11.5%    11.5%      3.3%    4.0%    3.3%    4.0%     9.0     10.5
  -------------------------------------------------------------------------------------------------------------------------------
                          8.5%     9.5%      9.5%    11.0%    11.0%    11.0%      3.5%    4.0%    3.5%    4.0%    11.0     11.0
                          9.5%     9.5%     10.0%    10.0%    12.0%    12.0%      3.0%    4.0%    3.0%    4.0%     7.0     10.0

  Class B - Leased Asset  9.3%     9.8%     10.0%    10.8%    11.5%    11.5%      3.3%    4.0%    3.3%    4.0%     9.0     10.5
  -------------------------------------------------------------------------------------------------------------------------------
                          8.5%     9.5%      9.5%    11.0%    11.0%    11.0%      3.5%    4.0%    3.5%    4.0%    1l.0     11.0
                         10.0%    10.0%     10.5%    10.5%    12.0%    12.0%      3.0%    4.0%    3.0%    4.0%     7.0     10.0

  Class A - Value Added   9.5%    10.2%     10.0%    10.8%    13.0%    14.3%      3.5%    4.0%    3.2%    3.7%     7.7      8.7
  -------------------------------------------------------------------------------------------------------------------------------
                         10.0%    11.0%     10.0%    11.0%    16.0%    20.0%      4.0%    4.0%    3.0%    3.0%     5.0      5.0
                          8.5%     9.5%      9.5%    11.0%    11.0     11.0%      3.5%    4.0%    3.5%    4.0%    11.0     11.0
                         10.0%    10.0%     10.5%    10.5%    12.0%    12.0%      3.0%    4.0%    3.0%    4.0%     7.0     10.0

  Class B - Value Added   9.7%    10.3%     10.2%    11.0%    13.0%    14.3%      3.5%    4.0%    3.2%    3.7%     7.7      8.7
  -------------------------------------------------------------------------------------------------------------------------------
                         10.0%    11.0%     10.0%    11.0%    16.0%    20.0%      4.0%    4.0%    3.0%    3.0%     5.0      5.0
                          8.5%     9.5%      9.5%    11.0%    11.0%    11.0%      3.5%    4.0%    3.5%    4.0%    11.0     11.0
                         10.5%    10.5%     11.0%    11.0%    12.0%    12.0%      3.0%    4.0%    3.0%    4.0%     7.0     10.0

                                                               9:05AM on 10/6/97

=================================================================================================================================
                               Capitalization Rates                                       Growth Rate
                        ----------------------------------       Internal       ------------------------------ Typical Projection
                            Going-In           Terminal       Rate of Return        Income         Expenses       Period (Years)
                          Low     High       Low     High      Low     High      Low     High     Low    High      Low     High
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
Other Industrial/
---------------------------------------------------------------------------------------------------------------------------------
 Manufacturing            9.2%     9.7%      9.5%    11.0%    11.5%    11.5%     3.3%     4.0%    3.3%     4.0%    8.8     10.3
---------------------------------------------------------------------------------------------------------------------------------
  Class A - Leased Asset  8.8%     9.3%      9.5%    11.0%    11.5%    11.5%     3.3%     4.0%    3.3%     4.0%    8.5     10.0
  -------------------------------------------------------------------------------------------------------------------------------
                          8.5%     9.5%      9.5%    11.0%    11.0%    11.0%     3.5%     4.0%    3.5%     4.0%   10.0     10.0
                          9.0%     9.0%                       12.0%    12.0%     3.0%     4.0%    3.0%     4.0%    7.0     10.0

  Class B - Leased Asset  9.3%     9.8%      9.5%    11.0%    11.5%    11.5%     3.3%     4.0%    3.3%     4.0%    8.5     10.0
  -------------------------------------------------------------------------------------------------------------------------------
                          8.5%     9.5%      9.5%    11.0%    11.0%    11.0%     3.5%     4.0%    3.5%     4.0%   10.0     10.0
                         10.0%    10.0%                       12.0%    12.0%     3.0%     4.0%    3.0%     4.0%    7.0     10.0

  Class A - Value Added   9.3%     9.8%      9.5%    11.0%    11.5%    11.5%     3.3%     4.0%    3.3%     4.0%    9.0     10.5
  -------------------------------------------------------------------------------------------------------------------------------
                          8.5%     9.5%      9.5%    11.0%    11.0%    11.0%     3.5%     4.0%    3.5%     4.0%   11.0     11.0
                         10.0%    10.0%                       12.0%    12.0%     3.0%     4.0%    3.0%     4.0%    7.0     10.0

  Class B -Value Added    9.5%    10.0%      9.5%    11.0%    11.5%    11.5%     3.3%     4.0%    3.3%     4.0%    9.0     10.5
  -------------------------------------------------------------------------------------------------------------------------------
                          8.5%     9.5%      9.5%    11.0%    11.0%    11.0%     3.5%     4.0%    3.5%     4.0%   11.0     11.0
                         10.5%    10.5%                       12.0%    12.0%     3.0%     4.0%    3.0%     4.0%    7.0     10.0

RETAIL
---------------------------------------------------------------------------------------------------------------------------------
Neighborhood & Community
 Centers                  9.5%    10.1%     10.0%    10.7%    13.2%    13.7%     3.2%     3.5%    3.5%     3.8%    8.5      9.1
---------------------------------------------------------------------------------------------------------------------------------
  Class A - Leased Asset  9.4%     9.9%     10.0%    10.4%    12.1%    12.4%     3.2%     3.4%    3.6%     3.8%    8.8      9.4
  -------------------------------------------------------------------------------------------------------------------------------
                          9.0%    10.5%      9.5%    10.5%    11.0%    12.5%     3.5%     3.5%    3.5%     3.5%   10.0     10.0
                          9.5%    10.0%     10.0%    10.0%    12.5%    12.5%     3.0%     3.0%    3.0%     3.0%   10.0     10.0
                         10.0%    10.0%     10.5%    10.5%    15.0%    15.0%     4.0%     4.0%    4.0%     4.0%    5.0      7.0
                         10.3%    10.3%     10.8%    10.8%    13.0%    13.0%     2.0%     2.0%    4.0%     4.0%    7.0      7.0
                          9.8%     9.8%     10.3%    10.3%    11.5%    11.5%     3.8%     3.8%    4.0%     4.0%   10.0     10.0
                          9.0%    10.0%                                          3.0%     3.0%    4.0%     4.0%   10.0     10.0
                          9.0%     9.0%      9.5%    10.0%    11.0%    11.0%     3.0%     4.0%    3.0%     4.0%    7.0     10.0
                          8.5%     9.5%      9.5%    11.0%    11.0%    11.0%     3.5%     4.0%    3.5%     4.0%   11.0     11.0

  Class B - Leased Asset  9.5%    10.1%     10.3%    11.0%    12.3%    12.3%     2.9%     3.3%    3.6%     4.0%    8.8      9.5
  -------------------------------------------------------------------------------------------------------------------------------
                         10.8%    10.8%     11.3%    11.3%    14.0%    14.0%     2.0%     2.0%    4.0%     4.0%    7.0      7.0
                          9.0%    10.0%                                          3.0%     3.0%    4.0%     4.0%   10.0     10.0
                          8.5%     9.5%      9.5%    11.0%    11.0%    11.0%     3.5%     4.0%    3.5%     4.0%   11.0     11.0
                          9.5%     9.5%     10.0%    11.0%    12.0%    12.0%     3.0%     4.0%    3.0%     4.0%    7.0     10.0
                          9.5%    10.5%


                                                               9:05AM on 10/6/97

=================================================================================================================================
                               Capitalization Rates                                       Growth Rate
                        ----------------------------------       Internal       ------------------------------ Typical Projection
                            Going-In           Terminal       Rate of Return        Income         Expenses       Period (Years)
                          Low     High       Low     High      Low     High      Low     High     Low    High      Low     High
---------------------------------------------------------------------------------------------------------------------------------
  Class A - Value Added   9.5%    10.2%     9.6%    10.4%    14.0%    15.0%     3.3%     3.6%    3.3%    3.6%     8.2      8.8
  -------------------------------------------------------------------------------------------------------------------------------
                         10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%    3.0%    3.0%    10.0     10.0
                          9.0%    10.0%                                         3.0%     3.0%    4.0%    4.0%    10.0     10.0
                          8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%    3.5%    4.0%    11.0     11.0
                          9.5%     9.5%     9.5%    10.0%    13.0%    13.0%     3.0%     4.0%    3.0%    4.0%     7.0     10.0
                          9.0%    10.0%
                         11.0%    11.0%     9.5%     9.5%    16.0%    16.0%     3.0%     3.0%    3.0%    3.0%     3.0      3.0

  Class B - Value Added   9.7%    10.3%    10.0%    10.9%    14.3%    15.3%     3.3%     3.6%    3.3%    3.6%     8.2      8.6
  -------------------------------------------------------------------------------------------------------------------------------
                         10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%    3.0%    3.0%    10.0     10.0
                          9.0%    10.0%                                         3.0%     3.0%    4.0%    4.0%    10.0     10.0
                          8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%    3.5%    4.0%    11.0     11.0
                         10.0%    10.0%    10.0%    11.0%    14.0%    14.0%     3.0%     4.0%    3.0%    4.0%     7.0     10.0
                         11.0%    11.0%    10.5%    10.5%    16.0%    16.0%     3.0%     3.0%    3.0%    3.0%     3.0      3.0

---------------------------------------------------------------------------------------------------------------------------------
Power Center & "Big Box"  9.6%     9.9%    10.0%    10.5%    11.8%    11.9%     2.9%     3.5%    3.2%    3.7%     9.3     10.3
---------------------------------------------------------------------------------------------------------------------------------
  Class A - Leased Asset  9.4%     9.5%     9.7%    10.1%    11.5%    11.7%     3.3%     3.5%    3.4%    3.7%     9.1     10.1
  -------------------------------------------------------------------------------------------------------------------------------
                          9.0%     9.0%     9.5%     9.5%    11.0%    11.0%     3.0%     3.0%    3.0%    3.0%    10.0     10.0
                         10.0%    10.0%     9.5%     9.5%    15.0%    15.0%     4.0%     4.0%    4.0%    4.0%     5.0     10.0
                         10.5%    10.5%    10.5%    10.5%    11.0%    12.0%     2.0%     2.0%    3.0%    3.0%    10.0     10.0
                          9.5%     9.5%    10.0%    10.0%    11.4%    11.4%     3.8%     3.8%    4.0%    4.0%    10.0     10.0
                          8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%    3.5%    4.0%    11.0     11.0
                          9.5%     9.5%     9.5%    10.0%    11.0%    11.5%     3.0%     3.5%    3.0%    3.5%    10.0     10.0
                          9.3%     9.3%     9.5%    10.0%    10.5%    10.5%     3.0%     4.0%    3.0%    4.0%     7.0     10.0
                          9.0%     9.0%
                          9.0%     9.5%     9.5%    10.0%    11.0%    11.0%     4.0%     4.0%    4.0%    4.0%    10.0     10.0

  Class B - Leased Asset  9.8%    10.1%    10.1%    10.6%    11.0%    11.3%     2.8%     3.7%    3.2%    3.7%     9.3     10.3
  -------------------------------------------------------------------------------------------------------------------------------
                         10.8%    10.8%    10.8%    10.8%    11.0%    12.0%     2.0%     3.0%    3.0%    3.0%    10.0     10.0
                          8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%    3.5%    4.0%    11.0     11.0
                         10.0%    10.0%    10.0%    10.0%    11.0%    11.0%     3.0%     4.0%    3.0%    4.0%     7.0     10.0

  Class A - Value Added   9.6%     9.9%    10.1%    10.6%    12.0%    12.0%     2.8%     3.3%    3.2%    3.7%     9.3     10.3
  ---------------------------------------------------------------------------------------------------------------------------------
                         10.8%    10.8%    10.8%    10.8%    12.0%    12.0%     2.0%     2.0%    3.0%    3.0%    10.0     10.0
                          8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%    3.5%    4.0%    11.0     11.0
                          9.5%     9.5%    10.0%    10.0%    13.0%    13.0%     3.0%     4.0%    3.0%    4.0%     7.0     10.0

                                                               9:05AM on 10/6/97

=================================================================================================================================
                               Capitalization Rates                                       Growth Rate
                        ----------------------------------       Internal       ------------------------------ Typical Projection
                            Going-In           Terminal       Rate of Return        Income         Expenses       Period (Years)
                          Low     High       Low     High      Low     High      Low     High     Low    High      Low     High
---------------------------------------------------------------------------------------------------------------------------------
  Class B - Value Added   9.8%    10.3%     10.1%    10.9%    12.7%    12.7%     2.8%     3.3%    3.2%    3.7%     9.3     10.3
  -------------------------------------------------------------------------------------------------------------------------------
                         11.0%    11.0%     10.8%    10.8%    12.0%    12.0%     2.0%     2.0%    3.0%    3.0%    10.0     10.0
                          8.5%     9.5%      9.5%    11.0%    11.0%    11.0%     3.5%     4.0%    3.5%    4.0%    11.0     11.0
                                                              15.0%    15.0%     3.0%     4.0%    3.0%    4.0%     7.0     10.0

---------------------------------------------------------------------------------------------------------------------------------
Regional Malls            9.1%     9.4%      9.3%     9.9%    13.4%    13.6%     3.2%     3.4%    3.6%    3.8%     8.5      8.7
--------------------------------------------------------------------------------------------------------------------------------
  Class A - Leased Asset  8.0%     8.2%      8.3%     8.7%    11.5%    11.8%     3.3%     3.5%    3.6%    3.7%     9.0      9.6
  -------------------------------------------------------------------------------------------------------------------------------
                          7.5%     7.5%      8.0%     8.0%    11.3%    11.3%     4.0%     4.0%    4.0%    4.0%    10.0     10.0
                          9.0%     9.0%      9.0%     9.0%    15.0%    15.0%     4.0%     4.0%    4.0%    4.0%     5.0      5.0
                          7.5%     7.5%      7.8%     7.8%    12.0%    12.0%     1.5%     2.0%    3.0%    3.0%    10.0     10.0
                          9.0%                                                   3.0%     3.0%    4.0%    4.0%    10.0     10.0
                          8.5%     9.5%      9.5%    11.0%    11.0%    11.0%     3.5%     4.0%    3.5%    4.0%    11.0     11.0
                          8.0%     8.0%      8.0%     9.0%    10.5%    11.0%     3.0%     3.5%    3.0%    3.5%    10.0     10.0
                          8.0%     8.0%      8.5%     8.5%    11.0%    11.0%     4.0%     4.0%    4.0%    4.0%    10.0     10.0
                          7.8%     8.0%      8.3%     8.5%    11.0%    12.0%     2.5%     3.0%    2.5%    3.0%    10.0     10.0
                          7.0%     8.0%      7.0%     8.0%    10.0%    11.0%     4.0%     4.0%    4.0%    4.0%     5.0     10.0

  Class B - Leased Asset  9.4%     9.5%      9.5%    10.0%    13.8%    13.8%     3.1%     3.3%    3.9%    4.0%     8.3      8.3
  -------------------------------------------------------------------------------------------------------------------------------
                         10.0%    10.0%     10.0%    10.0%    17.0%    17.0%     4.0%     4.0%    4.0%    4.0%     5.0      5.0
                          9.0%     9.0%      9.0%     9.0%    13.5%    13.5%     2.0%     2.0%    4.0%    4.0%     7.0      7.0
                         10.0%                                                   3.0%     3.0%    4.0%    4.0%    10.0     10.0
                          8.5%     9.5%      9.5%    11.0%    11.0%    11.0%     3.5%     4.0%    3.5%    4.0%    11.0     11.0

  Class A - Value Added   8.9%     9.3%      9.3%    10.0%    13.5%    13.8%     3.3%     3.5%    3.5%    3.8%     9.0      9.0
  -------------------------------------------------------------------------------------------------------------------------------
                         10.0%    10.0%     10.0%    10.0%    18.0%    18.0%     4.0%     4.0%    4.0%    4.0%     5.0      5.0
                          9.0%                                                   3.0%     3.0%    4.0%    4.0%    10.0     10.0
                          8.5%     9.5%      9.5%    11.0%    11.0%    11.0%     3.5%     4.0%    3.5%    4.0%    11.0     11.0
                          8.0%     8.5%      8.5%     9.0%    11.5%    12.5%     2.5%     3.0%    2.5%    3.0%    10.0     10.0

  Class B - Value Added  10.2%    10.6%     10.2%    10.7%    14.8%    15.0%     3.2%     3.4%    3.4%    3.6%     7.8      7.8
  -------------------------------------------------------------------------------------------------------------------------------
                         11.0%    11.0%     11.0%    11.0%    20.0%    20.0%     4.0%     4.0%    4.0%    4.0%     5.0      5.0
                         10.0%                                                   3.0%     3.0%    4.0%    4.0%    10.0     10.0
                          8.5%     9.5%      9.5%    11.0%    11.0%    11.0%     3.5%     4.0%    3.5%    4.0%    11.0     11.0
                          8.5%     9.0%      9.3%     9.8%    12.0%    13.0%     2.5%     3.0%    2.5%    3.0%    10.0     10.0
                         13.0%    13.0%     11.0%    11.0%    16.0%    16.0%     3.0%     3.0%    3.0%    3.0%     3.0      3.0

                                                               9:05AM on 10/6/97

=================================================================================================================================
                               Capitalization Rates                                       Growth Rate
                        ----------------------------------       Internal       ------------------------------ Typical Projection
                            Going-In           Terminal       Rate of Return        Income         Expenses       Period (Years)
                          Low     High       Low     High      Low     High      Low     High     Low    High      Low     High
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
Specialty Retail         8.3%      9.3%      9.2%    10.6%    10.9%    11.0%     3.6%     4.0%     3.6%    4.0%   10.3     10.9
---------------------------------------------------------------------------------------------------------------------------------
  Class A - Leased Asset 7.8%      8.8%      8.3%     9.5%    10.5%    11.0%     3.8%     4.0%     3.8%    4.0%    8.0     10.5
  -------------------------------------------------------------------------------------------------------------------------------
                         8.5%      9.5%      9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%    4.0%   11.0     11.0
                         7.0%      8.0%      7.0%     8.0%    10.0%    11.0%     4.0%     4.0%     4.0%    4.0%    5.0     10.0

  Class B - Leased Asset 8.5%      9.5%      9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%    4.0%   11.0     11.0
  -------------------------------------------------------------------------------------------------------------------------------
                         8.5%      9.5%      9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%    4.0%   11.0     11.0

  Class A - Value Added  8.5%      9.5%      9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%    4.0%   11.0     11.0
  -------------------------------------------------------------------------------------------------------------------------------
                         8.5%      9.5%      9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%    4.0%   11.0     11.0

  Class B - Value Added  8.5%      9.5%      9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%    4.0%   11.0     11.0
  -------------------------------------------------------------------------------------------------------------------------------
                         8.5%      9.5%      9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%    4.0%   11.0     11.0

RESIDENTIAL
 --------------------------------------------------------------------------------------------------------------------------------
 Apartments              8.7%      9.2%      9.5%    10.2%    11.3%    11.8%     3.4%     4.3%     3.2%    3.7%    7.9      9.1
 --------------------------------------------------------------------------------------------------------------------------------
  Class A - Leased Asset 8.7%      9.2%      9.1%     9.7%    11.4%    11.8%     3.3%     3.8%     3.3%    3.7%    8.2      8.8
  -------------------------------------------------------------------------------------------------------------------------------
                         8.5%     10.0%      9.0%    10.5%                                         3.5%    3.5%    1.0      1.0
                         8.5%      9.0%      9.0%     9.0%    11.0%    11.0%     3.0%     3.0%     3.0%    3.0%   10.0     10.0
                         9.8%      9.8%     10.0%    10.0%    15.0%    15.0%     4.0%     4.0%     4.0%    4.0%    5.0      7.0
                         8.3%      9.0%      9.0%     9.5%    10.5%    11.5%     3.0%     4.0%     3.0%    4.0%   10.0     10.0
                         8.8%      8.8%      9.0%     9.0%    11.3%    11.3%     3.8%     4.0%     4.0%    4.0%   10.0     10.0
                         8.5%      9.5%      9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%    4.0%   11.0     11.0
                         8.5%      9.0%      9.0%     9.5%    10.0%    11.5%     3.0%     4.0%     3.0%    3.0%   10.0     10.0
                         8.5%      9.0%      8.5%     9.0%                       3.0%     3.5%     3.0%    3.5%   10.0     10.0
                         8.8%      9.0%      9.0%     9.5%    11.0%    11.0%     3.0%     4.0%     3.0%    4.0%    7.0     10.0

  Class B - Leased Asset 8.9%      9.6%      9.6%    10.4%    11.0%    11.6%     3.1%     4.0%     3.1%    3.8%    9.5     10.3
  -------------------------------------------------------------------------------------------------------------------------------
                         9.0%      9.5%      9.5%    10.0%    11.0%    12.0%     3.0%     4.0%     3.0%    4.0%   10.0     10.0
                         8.5%      9.5%      9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%    4.0%   11.0     11.0
                         9.0%     10.0%     10.0%    10.5%    10.5%    12.0%     3.0%     4.0%     3.0%    3.0%   10.0     10.0
                         9.0%      9.5%      9.5%    10.0%    11.5%    11.5%     3.0%     4.0%     3.0%    4.0%    7.0     10.0

  Class A - Value Added  8.5%      8.8%      9.3%    10.0%    11.3%    11.7%     3.5%     4.7%     3.2%    3.7%    7.0      8.7
  -------------------------------------------------------------------------------------------------------------------------------
                         8.5%      9.5%      9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%    4.0%   11.0     11.0
                         8.0%      8.0%      9.0%     9.0%    11.0%    12.0%     4.0%     6.0%     3.0%    3.0%    3.0      5.0
                         9.0%      9.0%      9.5%    10.0%    12.0%    12.0%     3.0%     4.0%     3.0%    4.0%    7.0     10.0

                                                               9:05AM on 10/6/97

=================================================================================================================================
                               Capitalization Rates                                       Growth Rate
                        ----------------------------------       Internal       ------------------------------ Typical Projection
                            Going-In           Terminal       Rate of Return        Income         Expenses       Period (Years)
                          Low     High       Low     High      Low     High      Low     High     Low    High      Low     High
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
  Class B - Value Added  8.7%      9.2%      9.8%    10.7%    11.7%    12.3%     3.5%     4.7%     3.2%    3.7%    7.0      8.7
  -------------------------------------------------------------------------------------------------------------------------------
                         8.5%      9.5%      9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%    4.0%   11.0     11.0
                         8.0%      8.0%     10.0%    10.0%    11.0%    13.0%     4.0%     6.0%     3.0%    3.0%    3.0      5.0
                         9.5%     10.0%     10.0%    11.0%    13.0%    13.0%     3.0%     4.0%     3.0%    4.0%    7.0     10.0

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management involvement due to leasing issues and/or additional capital investment for physical issues



                           -----------------------------------------------------
                                 Cushman & Wakefield Valuation Advisory Services National Investor Survey - Autumn 1996

                                            QUALIFICATIONS OF ERIC B. LEWIS, MAI
================================================================================

Professional Affiliations:

      Member, The Appraisal Institute - MAI, (Certificate No. 9798)
      Certified General Appraiser - State of Connecticut (License No. 0000373) Licensed Real Estate Salesperson - State of New Jersey
      New Jersey Certified Real Estate Appraiser-General (License No. RG. 00922) Certified General Real Estate Appraiser-State of New York (License No. 46000022963)
      Certified General Real Estate Appraiser-State of Ohio (No. 423183) Certified General Real Estate Appraiser-State of Florida (License No. RZ-0002224)

Real Estate Experience:

      Cushman & Wakefield of CT, Inc.,     Stamford, CT
                                           April, 1992 - Present

      Director involved in appraisal of income producing properties throughout the northeastern United States. Work scope also includes, feasibility studies, market surveys and investment analysis.

      Mason-Helmstetter, Associates         Hasbrouck, Heights, NJ
                                            November, 1987 - March, 1992

      Work scope included the preparation of appraisals of residential, commercial and industrial properties primarily in northern New Jersey.

      Arthur Young & Company          New York, NY
                                      September, 1985- October, 1987

      Senior Auditor responsible for the work of four junior staff members during audits of Cheseborough Ponds, Inc., and Pan Am Corporation.

Education:

      New York University, New York, New York

      Master of Science-Real Estate Valuation and Analysis: December 1991

      Lehigh University, Bethlehem, Pennsylvania

      Bachelor of Science-Accounting: June, 1985

      The Appraisal Institute

      Course 1A-1        Real Estate Appraisal Principles
      Course 1A-2        Basic Valuation Procedures
      Course 1B-A        Capitalization Theory & Techniques Part A
      Course 1B-B        Capitalization Theory & Techniques Part B
      Course 2-1         Case Studies in Real Estate Valuation
      Course 2-2         Report Writing and Valuation Analysis
      Course SPP         Standards of Professional Practice